                              U.S. $200,000,000

                    DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                           Dated as of June 1, 1999

                                    Among

                       LOEWEN GROUP INTERNATIONAL, INC.

                                     and

             THE SUBSIDIARIES OF LOEWEN GROUP INTERNATIONAL, INC.
                                NAMED HEREIN,

   each as debtor and debtor-in-possession, as joint and several Borrowers,

                           THE LOEWEN GROUP, INC.,

                          THE LENDERS NAMED HEREIN,

                               as the Lenders,

                                     and

                          FIRST UNION NATIONAL BANK,

                    as L/C Issuer and Administrative Agent

                                 TABLE OF CONTENTS

                                                                          PAGE

                                     ARTICLE I

                                    DEFINITIONS
1.1   Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . 2
1.2   Other Definitional Provisions and Rules of Construction; Adjustment
      to Financial Covenants . . . . . . . . . . . . . . . . . . . . . . .23

                                     ARTICLE II

                                    THE CREDITS

2.1   The Revolving Loans. . . . . . . . . . . . . . . . . . . . . . . . .23
2.2   Repayment of the Revolving Loans . . . . . . . . . . . . . . . . . .24
2.3   Ratable Revolving Loans; Types of Advances . . . . . . . . . . . . .24
2.4   Minimum Amount of Each Advance . . . . . . . . . . . . . . . . . . .25
2.5   Optional Prepayments of Revolving Loans. . . . . . . . . . . . . . .25
2.6   Method of Selecting Types and Interest Periods for New Advances. . .25
2.7   Conversion and Continuation of Outstanding Advances. . . . . . . . .26
2.8   Payment of Interest on Revolving Loans and Advances. . . . . . . . .26
2.9   Changes in Interest Rate, Etc. . . . . . . . . . . . . . . . . . . .27
2.10  Fees, Mandatory Repayments and Voluntary and Mandatory Reductions
        in Aggregate Commitment. . . . . . . . . . . . . . . . . . . . . .27
2.11  Rates Applicable After Default . . . . . . . . . . . . . . . . . . .29
2.12  Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . . .30
2.13  Evidence of Debt; Telephonic Notices.. . . . . . . . . . . . . . . .30
2.14  Notification of Advances, Interest Rates, Prepayments and
        Commitment Reductions. . . . . . . . . . . . . . . . . . . . . . .31
2.15  Lending Installations. . . . . . . . . . . . . . . . . . . . . . . .31
2.16  Non-Receipt of Funds by the Agent. . . . . . . . . . . . . . . . . .31
2.17  Withholding Tax Exemption; Gross Up. . . . . . . . . . . . . . . . .31
2.18  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
2.19  Letter of Credit Facility. . . . . . . . . . . . . . . . . . . . . .33
2.20  Superpriority and Secured Nature of Obligations. . . . . . . . . . .38
2.21  Joint and Several Liability; Payment Indemnifications. . . . . . . .38
2.22  Security Interest in Cash Collateral Account.. . . . . . . . . . . .39
2.23  No Discharge; Survival of Claims . . . . . . . . . . . . . . . . . .39


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                                 TABLE OF CONTENTS

                                    (CONTINUED)

                                                                          PAGE

                                    ARTICLE III

                              CHANGE IN CIRCUMSTANCES

3.1   Yield Protection . . . . . . . . . . . . . . . . . . . . . . . . . .39
3.2   Changes in Capital Adequacy Regulations. . . . . . . . . . . . . . .40
3.3   Availability of Types of Advances. . . . . . . . . . . . . . . . . .41
3.4   Funding Indemnification. . . . . . . . . . . . . . . . . . . . . . .41
3.5   Mitigation; Lender Statements; Survival of Indemnity . . . . . . . .41

                                     ARTICLE IV

                                CONDITIONS PRECEDENT

4.1   Closing Date Advances and Letters of Credit. . . . . . . . . . . . .42
4.2   Each Advance and Letter of Credit. . . . . . . . . . . . . . . . . .44

                                     ARTICLE V

                              [INTENTIONALLY OMITTED]

                                     ARTICLE VI

                           REPRESENTATIONS AND WARRANTIES

6.1   Existence and Standing . . . . . . . . . . . . . . . . . . . . . . .46
6.2   Authorization and Validity . . . . . . . . . . . . . . . . . . . . .46
6.3   No Conflict, Government Consent. . . . . . . . . . . . . . . . . . .46
6.4   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .47
6.5   Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . .47
6.6   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
6.7   Litigation and Contingent Liabilities. . . . . . . . . . . . . . . .47
6.8   Subsidiaries; Pledge of Stock. . . . . . . . . . . . . . . . . . . .48
6.9   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
6.10  Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . .48
6.11  Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . . . .48


                                      -ii-
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                                 TABLE OF CONTENTS

                                    (CONTINUED)

                                                                          PAGE

6.12  Material Agreements. . . . . . . . . . . . . . . . . . . . . . . . .49
6.13  Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . .49
6.14  Ownership of Properties. . . . . . . . . . . . . . . . . . . . . . .49
6.15  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . .49
6.16  Public Utility Holding Company Act . . . . . . . . . . . . . . . . .49
6.17  Post-Retirement Benefits . . . . . . . . . . . . . . . . . . . . . .50
6.18  Negative Pledge. . . . . . . . . . . . . . . . . . . . . . . . . . .50
6.19  Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . .50
6.20  Chapter 11 Cases and Canadian Cases. . . . . . . . . . . . . . . . .50
6.21  Cash Management System . . . . . . . . . . . . . . . . . . . . . . .50
6.22  Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50

                                    ARTICLE VII

                                     COVENANTS

7.1   Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . .51
7.2   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .54
7.3   Notices of Default, Litigation, Etc. . . . . . . . . . . . . . . . .55
7.4   Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . .55
7.5   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
7.6   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
7.7   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . .56
7.8   Maintenance of Properties. . . . . . . . . . . . . . . . . . . . . .56
7.9   Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
7.10  Cash Management System . . . . . . . . . . . . . . . . . . . . . . .57
7.11  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . .57
7.12  Distributions and Payments to TLGI and Canadian Subsidiaries . . . .59
7.13  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
7.14  Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
7.15  Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .60
7.16  Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
7.17  Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
7.18  Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
7.19  Negative Pledge. . . . . . . . . . . . . . . . . . . . . . . . . . .62
7.20  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62


                                     -iii-
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                                 TABLE OF CONTENTS

                                    (CONTINUED)

                                                                          PAGE

7.21  Minimum Cemetery Operating Cash Flow . . . . . . . . . . . . . . . .63
7.22  Minimum Non-Cemetery Operating Cash Flow . . . . . . . . . . . . . .64
7.23  Minimum Consolidated Operating Cash Flow . . . . . . . . . . . . . .64
7.24  Minimum Funeral Home Gross Margin. . . . . . . . . . . . . . . . . .65
7.25  Minimum Funeral Home Revenue Performance . . . . . . . . . . . . . .66
7.26  Ownership of Company . . . . . . . . . . . . . . . . . . . . . . . .66
7.27  Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
7.28  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
7.29  Synthetic Leases . . . . . . . . . . . . . . . . . . . . . . . . . .67
7.30  Deliveries Regarding Additional Borrowers. . . . . . . . . . . . . .67
7.31  Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . .68
7.32  Chapter 11 Claims. . . . . . . . . . . . . . . . . . . . . . . . . .68
7.33  Limitation on Repayments . . . . . . . . . . . . . . . . . . . . . .68
7.34  Protocol . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
7.35  Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
7.36  Post Closing Deliveries. . . . . . . . . . . . . . . . . . . . . . .69

                                    ARTICLE VIII

                                      DEFAULTS

                                     ARTICLE IX

                    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

9.1   Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . .74
9.2   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
9.3   Preservation of Rights . . . . . . . . . . . . . . . . . . . . . . .76

                                     ARTICLE X

                                 GENERAL PROVISIONS

10.1  Survival of Representations. . . . . . . . . . . . . . . . . . . . .76
10.2  Governmental Regulation. . . . . . . . . . . . . . . . . . . . . . .76
10.3  Stamp Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . .76


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                                 TABLE OF CONTENTS

                                    (CONTINUED)

                                                                          PAGE

10.4  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
10.5  Entire Agreement, Independence of Covenants. . . . . . . . . . . . .77
10.6  Several Obligations; Benefits of this Agreement. . . . . . . . . . .77
10.7  Expenses, Indemnification. . . . . . . . . . . . . . . . . . . . . .77
10.8  Numbers of Documents . . . . . . . . . . . . . . . . . . . . . . . .79
10.9  Accounting; Currency Conversions . . . . . . . . . . . . . . . . . .80
10.10 Severability of Provisions . . . . . . . . . . . . . . . . . . . . .80
10.11 Nonliability of Lenders. . . . . . . . . . . . . . . . . . . . . . .80
10.12 CHOICE OF LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . .80
10.13 CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . . . . . . . .80
10.14 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . .81
10.15 Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .81
10.16 Judgment Currency. . . . . . . . . . . . . . . . . . . . . . . . . .81
10.17 Canadian Interest Antidotes. . . . . . . . . . . . . . . . . . . . .82
10.18 Parties Including Trustees; U.S. Court Proceedings . . . . . . . . .82
10.19 Counterparts; Effectiveness. . . . . . . . . . . . . . . . . . . . .83

                                     ARTICLE XI

                                     THE AGENT

11.1  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
11.2  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
11.3  General Immunity . . . . . . . . . . . . . . . . . . . . . . . . . .83
11.4  No Responsibility for Revolving Loans, Recitals, Etc . . . . . . . .83
11.5  Action on Instructions of Lenders. . . . . . . . . . . . . . . . . .83
11.6  Employment of Agents and Counsel . . . . . . . . . . . . . . . . . .84
11.7  Reliance on Documents; Counsel . . . . . . . . . . . . . . . . . . .84
11.8  Agent's Reimbursement and Indemnification. . . . . . . . . . . . . .84
11.9  Rights as a Lender . . . . . . . . . . . . . . . . . . . . . . . . .84
11.10 Lenders' Credit Decisions. . . . . . . . . . . . . . . . . . . . . .85
11.11 Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . . . .85
11.12 Agent's Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .85


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                                 TABLE OF CONTENTS

                                    (CONTINUED)

                                                                          PAGE

                                    ARTICLE XII

                              SETOFF; RATABLE PAYMENTS

12.1  Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
12.2  Ratable Payments . . . . . . . . . . . . . . . . . . . . . . . . . .86

                                    ARTICLE XIII

                 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .86
13.2  Participations . . . . . . . . . . . . . . . . . . . . . . . . . . .87
13.3  Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .88
13.4  Dissemination of Information . . . . . . . . . . . . . . . . . . . .89
13.5  Tax Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . .89

                                    ARTICLE XIV

                                      NOTICES

14.1  Giving Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . .89
14.2  Change of Address. . . . . . . . . . . . . . . . . . . . . . . . . .90


                                      -vi-
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                                 TABLE OF CONTENTS

                                    (CONTINUED)

                                                                          PAGE
SCHEDULE 1.1(a)    -    Insurance Companies
SCHEDULE 1.1(b)    -    Closing Date Payments
SCHEDULE 2.1       -    Lenders' Commitments
SCHEDULE 6.7       -    Litigation
SCHEDULE 6.8       -    Subsidiaries
SCHEDULE 6.14      -    Real Property Assets
SCHEDULE 6.19      -    Terms of Transfer Restrictions
SCHEDULE 6.21      -    Cash Management Arrangements
SCHEDULE 7.30      -    Post-Closing Borrower Subsidiaries
SCHEDULE 7.36      -    Post-Closing Deliveries

EXHIBIT A          -    Form of Revolving Note
EXHIBIT B          -    Required Opinions
EXHIBIT C          -    Form of Compliance Certificate
EXHIBIT D          -    Form of Assignment Agreement
EXHIBIT E          -    Form of Notice of Assignment
EXHIBIT F          -    Form of Revolving Loan Borrowing Notice
EXHIBIT G          -    Form of Prepayment Notice
EXHIBIT H          -    Form of Joinder Agreement
EXHIBIT I          -    Form of Conversion/Continuation Notice
EXHIBIT J          -    Form of Interim Borrowing Order
EXHIBIT K          -    Form of Approved Sale Certificate
EXHIBIT L          -    Form of Security Agreement
EXHIBIT M          -    Form of Mortgage

                       DEBTOR-IN-POSSESSION CREDIT AGREEMENT

              THIS DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of June 1, 1999, is entered into by and among LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation, as debtor and debtor-in-possession ("COMPANY"), EACH OF COMPANY'S SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HEREOF, each as debtor and debtor-in-possession (Company and each such Subsidiary are each individually referred to herein as a "BORROWER" and, collectively, on a joint and several basis, as the "BORROWERS"), THE LOEWEN GROUP INC., a corporation organized under the laws of the Province of British Columbia, Canada, THE LENDERS NAMED HEREIN, as the initial Lenders, and FIRST UNION NATIONAL BANK, as the L/C Issuer and as the Administrative Agent for the Lenders.


                                W I T N E S S E T H:

              WHEREAS, on June 1, 1999 (the "PETITION DATE"), each Borrower filed a voluntary petition for relief under the Bankruptcy Code (such term and other capitalized terms used in these Recitals without definition have the meanings set forth in SECTION 1.1 of this Agreement) with the United States Bankruptcy Court for the District of Delaware (together with any other court having jurisdiction of the Chapter 11 Cases from time to time, the "U.S. COURT") (such proceedings being jointly administered under Case Nos. 99-1244 (PJW) through 99-2114 (PJW) are hereinafter referred to as the "CHAPTER 11 CASES");

              WHEREAS each Borrower continues to operate its businesses and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

              WHEREAS, on the Petition Date the Initial CCAA Order was made by the Superior Court of Justice (Ontario) (together with any other court having jurisdiction of the Canadian Cases from time to time, the "CANADIAN COURT") in respect of TLGI and the Canadian Subsidiaries under the CCAA (such proceedings under Court File No. 99-CL-3384 being hereinafter referred to as the "CANADIAN CASES");

              WHEREAS, the Borrowers have requested Lenders to provide a revolving credit facility in the maximum amount of $200,000,000 on a post-petition basis on the terms and conditions set forth herein; and

              WHEREAS, Lenders are willing to provide such financing only if all of the Obligations hereunder and under the other Loan Documents (a) constitute allowed superpriority administrative expense claims in the Chapter 11 Cases as set forth herein, and (b) are secured by a first priority Lien on all of the Borrowers' unencumbered real, personal and mixed property, and a junior Lien on all of Borrowers' property which is subject to valid, perfected and nonvoidable liens on the Petition Date;

              NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                     ARTICLE I
                                    DEFINITIONS

              1.1 CERTAIN DEFINED TERMS. As used in this Agreement the following terms shall have the following meanings, such meanings being equally applicable to both the singular and plural forms of the terms defined:

              "ADVANCE" means a borrowing consisting of simultaneous Revolving Loans of the same Type made to the Borrowers by each of the Lenders pursuant to SECTION 2.1 for, in the case of Eurodollar Advances, the same Interest Period.

              "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

              "AGENT" means First Union in its capacity as Administrative Agent for the Lenders pursuant to ARTICLE XI, and not in its capacity as the L/C Issuer or a Lender, and any successor Agent appointed pursuant to ARTICLE XI.

              "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

              "AGREEMENT" means this Debtor-In-Possession Credit Agreement, as it from time to time may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

              "AGREEMENT ACCOUNTING PRINCIPLES" means GAAP as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 6.4.

              "ALTERNATE BASE RATE" means, for any day, a floating rate of interest per annum equal to the higher of (a) the Base Rate for such day and
(b) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum. Changes in the rate of interest on that portion of any Revolving Loans maintained as Floating Rate Advances (and in the rate of interest on any other Obligations from time to time bearing interest at a rate determined by reference to the Alternate Base Rate) will take effect simultaneously with each change in the Alternate Base Rate.

              "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all applicable orders, rules and decrees of courts and arbitrators.

              "APPROVED SALE" means any sale of Property pledged to the Agent under the terms of the Collateral Documents (i) which is expressly permitted by the terms of SECTION 7.15 and with respect to which the Borrowers shall have delivered to the Agent prior to consummation of such sale a certificate from an Authorized Officer in the form of EXHIBIT K hereto certifying that both immediately before and after giving effect to such sale, no Default or Unmatured Default shall have occurred and be continuing, or (ii) which is otherwise approved by the Required Lenders.

              "ARTICLE" means a numbered article of this Agreement, unless another document is specifically referenced.

              "ASSET SALE" means the sale by any Borrower or any of their respective Subsidiaries to any Person other than any of the Borrowers or any of their wholly-owned Subsidiaries of (i) any of the stock of any Subsidiary of such Borrower, (ii) substantially all of the assets of any division or line of business of Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of such Borrower or any of its Subsidiaries outside of the ordinary course of business; PROVIDED, HOWEVER, that "Asset Sales" shall not include sales of any such assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $2,000,000 or less; PROVIDED FURTHER, HOWEVER, that the aggregate value of assets sold but excluded from the definition of Asset Sales pursuant to the immediately preceding proviso shall not exceed $10,000,000 in any twelve-month period.

              "AUTHORIZED OFFICER" means (a) with respect to TLGI, any of the President, Executive Vice President, Senior Vice President and CFO or Vice President and Treasurer of TLGI, or any Person designated by any two of the foregoing, acting singly and (b) with respect to the Borrowers, any of the President, Executive Vice President, Senior Vice President and CFO or Vice President, Finance of the Company, or any Person designated by any two of the foregoing, acting singly.

              "BCCA PLAN" means any plan or plans of arrangement or reorganization of TLGI under the Companies Act (British Columbia).

              "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

              "BASE RATE" means, at any time, the floating rate per annum then most recently announced by First Union in Charlotte, North Carolina as the reference rate of interest it will use to determine rates of interest for loans in Dollars in the United States and referred to by it as its "prime lending rate". The Base Rate is not necessarily intended to be the lowest rate of interest determined by First Union in connection with extensions of credit.

              "BORROWER CONCENTRATION ACCOUNT" has the meaning assigned to that term in SECTION 7.10(a).

               "BORROWERS" has the meaning assigned to that term in the introduction to this Agreement; PROVIDED, that Borrowers shall also mean and include any Subsidiary of the Company that shall from time to time become party hereto as a borrower by executing instruments reasonably satisfactory to the Agent assuming the obligations of a Borrower under this Agreement in accordance with SECTION 7.30. Notwithstanding any provision to the contrary herein, the Borrowers shall not include any Insurance Company.

              "BUSINESS DAY" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday or other day on which banks are authorized or required to be closed) on which banks generally are open in Charlotte, New York and London for the conduct of substantially all of their commercial lending activities and (b) for all other purposes, a day (other than a Saturday or Sunday or other day on which banks are authorized or required to be closed) on which banks generally are open in Charlotte and New York for the conduct of substantially all of their commercial lending activities.

              "CANADIAN COURT" has the meaning set forth in the recitals to this Agreement.

              "CANADIAN GAAP" means, at any time, generally accepted accounting principles in Canada at such time.

              "CANADIAN PLAN" means a pension plan provided by TLGI or any Canadian Subsidiary.

              "CANADIAN SUBSIDIARIES" means any or all of the Subsidiaries of TLGI incorporated or otherwise organized under the laws of Canada or any province of Canada.

              "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

              "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

              "CASH BALANCES" means, as at any time of determination with respect to a Person, the sum of the Dollar amount of all money, currency and credit balances carried in Deposit Accounts of such Person PLUS the Dollar value of all Investments of the type described in SECTIONS 7.18(d) through 7.18(i) which would be carried as assets on the balance sheet of such Person and its Subsidiaries.

              "CCAA" means the Companies' Creditors Arrangement Act (Canada), as now and hereafter in effect, or any successor statute or statutes.

              "CCAA ORDERS" means the Initial CCAA Order and any other orders made by the Canadian Court in the Canadian Cases.

              "CCAA PLAN" means a plan of compromise or arrangement, as from time to time amended and or supplemented, filed by TLGI and the Canadian Subsidiaries under the CCAA.

              "CDN$" means the lawful money of Canada.

              "CEMETERY GROSS MARGIN" means, for any period, an amount equal to (i) Cemetery Revenue for such period MINUS (ii) the amount indicated on the consolidated income statement of TLGI and its Subsidiaries for such period as cemetery costs and expenses PLUS (iii) the sum of the amounts for such period of (a) any amount included in clause (ii) of this definition that is classified in the consolidated statement of cash flows of TLGI and its Subsidiaries for such period as depreciation or amortization in accordance with GAAP, including, for greater certainty, amounts classified as amortization that result from sales of individual cemetery plots by TLGI and its Subsidiaries in the course of their normal business operations, and (b) any other non-cash charges of TLGI and its Subsidiaries for such period that are included in clause (ii) of this definition.

              "CEMETERY OPERATING CASH FLOW" means, for any period, an amount equal to (i) the sum of the amounts for such period of (a) Cemetery Gross Margin PLUS (b) the Cemetery Working Capital Adjustment, MINUS (ii) Consolidated Capital Expenditures in respect of cemetery operations (net of any proceeds of any related financings with respect to such expenditures) for such period.

              "CEMETERY PROPERTIES" means all Property used or intended for use in connection with the business of TLGI or any of its Subsidiaries of being an owner or provider of cemeteries and cemetery services, and shall include, without limitation, those Facilities owned by any of the Borrowers and described on the schedule delivered to the Lenders pursuant to SECTION 7.36(a).

              "CEMETERY REVENUE" means, for any period, the consolidated gross revenues of TLGI and its Subsidiaries for such period to the extent attributable to the operations of Cemetery Properties, determined on a consolidated basis in accordance with GAAP.

              "CEMETERY WORKING CAPITAL ADJUSTMENT" means, for any period, an amount equal to (i) the sum of the amounts for such period of (a) the decrease in the consolidated short-term and long-term installment contract accounts receivable (net of the related cancellation and unearned interest reserves) of TLGI and its Subsidiaries during such period PLUS (b) the decrease in the consolidated accounts receivable from cemetery merchandise trusts of TLGI and its Subsidiaries during the period, MINUS (ii) the decrease in the consolidated cemetery long-term liabilities of TLGI and its Subsidiaries during such period. For greater certainty, (x) the balance sheet items described in clauses (i)(a), (i)(b) and (ii) shall be calculated in accordance with GAAP and on a basis consistent with the notes to the annual consolidated financial statements of TLGI and its Subsidiaries in prior periods, and (y) if any of the balance sheet items described in clause
(i)(a), (i)(b) or (ii) increased during such period, the "decrease" in such item as described in the applicable clause shall be a negative number.

              "CHANGE OF CONTROL" means an event which shall be deemed to have occurred if (a) the Company shall at any time cease to be a Wholly-Owned Subsidiary of TLGI, or (b) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (x) acquire beneficial ownership of more than 50% of any outstanding class of common stock of TLGI having ordinary voting power in the election of directors of TLGI or (y) obtain the power (whether or not exercised) to elect a majority of TLGI's directors, or (c) during any period of 12 consecutive calendar months, individuals (i) who were directors of TLGI on the first day of such period, or (ii) whose election or nomination for election to the board of directors of TLGI was recommended or approved by at least a majority of the directors then still in office who were directors of TLGI on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of TLGI.

              "CHAPTER 11 CASES" means the Chapter 11 Cases as defined in the recital clauses of this Agreement.

              "CHIEF FINANCIAL OFFICER" means, at any time, the Person who reports to the board of directors of TLGI on the financial affairs of TLGI and its Subsidiaries.

              "CLOSING DATE" means the date on which the conditions set forth in SECTION 4.1 are satisfied or waived in accordance with the terms of this Agreement.

              "CLOSING DATE PAYMENTS" means all payments to be made by the Borrowers on or about the Closing Date for the purposes, of the character and in the amounts as are set forth on SCHEDULE 1.1(b) annexed hereto, the aggregate amount of which shall not exceed the amount set forth in such SCHEDULE.

              "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

              "COLLATERAL" means, collectively, all property of the estate of each Borrower under Section 541(a) of the Bankruptcy Code, including all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

              "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages and any other security agreements, pledge agreements, assignments, financing statements or other agreements, documents, instruments or certificates delivered by any Credit Party pursuant to this Agreement, any other Loan Document or an applicable order of the U.S. Court or the Canadian Court in order to grant to the Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of such Credit Party as security for the Obligations.

              "COLLATERAL TRUST AGREEMENT" means that certain Collateral Trust Agreement, dated as of May 15, 1996 and executed by TLGI, the Company and its Subsidiaries named therein, and Bankers Trust Company, as collateral agent, as such Collateral Trust Agreement may be amended or modified and is in effect from time to time.

              "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by TLGI, any Borrower or any Subsidiary in the ordinary course of business of TLGI, such Borrower or such Subsidiary.

              "COMMITMENT" means, relative to any Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit not exceeding the amount set forth opposite such Lender's name on
SCHEDULE 2.1 hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

              "COMMITMENT TERMINATION DATE" means the earliest of (i) Stated Maturity Date, and (ii) the first effective date of any plan of reorganization in the Chapter 11 Cases and the implementation of a CCAA Plan in the Canadian Cases, as specified in such plan or plans,

(iii) the date of termination in whole of the Commitments pursuant to SECTION 9.1, (iv) the date that is fifteen (15) days after the Petition Date, if neither the Interim Borrowing Order nor the Final Borrowing Order has been entered by the U.S. Court by such date; (v) the date that is thirty-five (35) days after the Petition Date if the Final Borrowing Order has not been entered by the U.S. Court by such date; and (vi) the date of any sale, transfer or other disposition of all or substantially all of the assets or stock of the Borrowers and their Subsidiaries, taken as a whole.

              "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

              "COMPLIANCE CERTIFICATE" means a certificate executed by the Chief Financial Officer in the form of EXHIBIT C annexed hereto.

              "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capitalized Lease Obligations which is capitalized on the consolidated balance sheet of TLGI and its Subsidiaries) of TLGI and its Subsidiaries during that period that, in conformity with GAAP, are included in "construction of new facilities" or "purchase of property and equipment" or comparable items reflected in the consolidated statement of cash flows of TLGI and its Subsidiaries PLUS (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by TLGI and its Subsidiaries during that period (a) to purchase or develop computer software or systems (but only to the extent such expenditures are capitalized on the consolidated balance sheet of TLGI and its Subsidiaries in conformity with
GAAP), (b) to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of TLGI or any of its Subsidiaries, or (c) to purchase, develop or construct land or other real property or improvements for use in connection with the cemetery operations of TLGI and its Subsidiaries.

              "CONSOLIDATED INDEBTEDNESS" means, at any time of determination, without duplication, all Indebtedness of TLGI, Company and the Subsidiaries of TLGI at such time determined on a consolidated basis in accordance with GAAP (to the extent GAAP is applicable thereto).

              "CONSOLIDATED INTEREST CHARGES" means, for any period, on a consolidated basis, all interest (including the interest component of Capitalized Lease Obligations and Synthetic Lease Obligations), and all amortization of debt discount and expense on all Indebtedness of TLGI and its Subsidiaries for such period.

              "CONSOLIDATED OPERATING CASH FLOW" means, for any period, (i) the sum of (a) Cemetery Operating Cash Flow for such period plus (b) Non-Cemetery Operating Cash Flow for such period, minus (ii) the sum of (a) all income or similar taxes paid in cash by TLGI or any of its Subsidiaries during such period plus (b) Consolidated Interest Charges to the extent paid in cash during such period.

               "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or reimbursement obligation arising pursuant to a letter of credit (including any Letter of Credit).

              "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code.

              "CONVERSION/CONTINUATION NOTICE" has the meaning specified in
SECTION 2.7.

              "CREDIT PARTY" means each of TLGI and the Borrowers and any other Person (other than the Agent or any Lender) from time to time executing a Loan Document, and "CREDIT PARTIES" means all such Persons, collectively.

              "DEFAULT" means an event described in ARTICLE VIII.

              "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

              "DISTRIBUTION" in respect of any corporation shall mean (a) dividends or other distributions on capital stock of the corporation (except dividends or other distributions payable solely in shares of capital stock), and (b) the redemption, retirement or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).

              "DOLLARS" and "$" mean the lawful money of the United States.

              "ENVIRONMENTAL CLAIM" means any investigation or any written notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law,
(ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

              "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, guidelines, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the business of TLGI or any of its Subsidiaries or any Facility in a particular state, province or territory, including the Comprehensive Environmental

Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), the Oil Pollution Act (33 U.S.C.
Section 2701 ET SEQ.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 ET SEQ.), and the Canadian Environmental Protection Act, the Environmental Protection Act (Ontario), the Ontario Water Resources Act (Ontario), the Occupational Health and Safety Act (Ontario) and comparable federal and provincial legislation in Canada, Ontario and other provinces and territories of Canada, each as amended or supplemented, any analogous present or future U.S. or Canadian federal, provincial, state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

              "EURODOLLAR ADVANCE" means an Advance that bears interest at a Eurodollar Rate.

              "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, (a) the per annum rate for deposits in Dollars for a period corresponding to the duration of the relevant Interest Period, which appears on Dow Jones Page 3750 at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period and (b) if such rate does not appear on Dow Jones Page 3750 on such day, the per annum rate at which deposits in Dollars are offered by First Union to first-class banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Union's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period. The reference to Dow Jones Page 3750 in this definition shall be construed to be a reference to the relevant page or any other page that may replace such page on the Dow Jones service or any other service that may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars.

              "EURODOLLAR LOAN" means a Revolving Loan which bears interest at a Eurodollar Rate.

              "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) 2.75% per annum. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

              "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the applicable L/C Issuer in the New York foreign exchange market for the purchase by such L/C Issuer (by cable transfer) of such currency in exchange for Dollars at 12:00 noon

(New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

              "EXISTING CREDIT AGREEMENTS" means, collectively, (i) the Second Amended and Restated Credit Agreement dated as of March 27, 1998 among Company, TLGI, the lenders party thereto, Bank of Montreal, as administrative agent and syndication agent, (ii) the $121,300,000 1994 MEIP Credit Agreement, dated as of June 14, 1994 among TLGI, the Company, LMIC, as agent for TLGI and the Company, the lenders party thereto, and Wachovia Bank of Georgia, N.A., as agent for the lenders, (iii) the Note Agreement dated for reference September 1, 1993 among Company, TLGI and the noteholders party thereto relating to the $60,000,000 9.62% Senior Guaranteed Notes, Series D due September 11, 2003, and such notes, (iv) the Note Agreement dated for reference February 1, 1994 among Company, TLGI and the noteholders party thereto relating to the $50,000,000 6.49% Senior Guaranteed Notes, Series E due February 25, 2004, and such notes, (v) the Indenture dated as of September 30, 1997 among Company, TLGI and State Street Bank and Trust Company relating to $300,000,000 of Senior Guaranteed Notes, and such notes,
(vi) the Indenture dated as of March 20, 1996 among Company, TLGI and Fleet National Bank of Connecticut relating to the $500,000,000 Senior Guaranteed Notes, Series 1 and Series 2, and such notes, (vii) the Indenture dated as of October 1, 1996 among Company, TLGI and Fleet National Bank relating to the $500,000,000 Senior Guaranteed Notes, Series 3 and Series 4, and such notes,
(viii) the Indenture dated as of September 26, 1997 among TLGI, the Company and The Trust Company of Bank of Montreal, as trustee, relating to the CDN$500,000,000 Senior Guaranteed Notes, Series 5, and such notes, (ix) the Indenture dated as of May 28, 1998 among Company, TLGI and State Street Bank and Trust Company relating to the $450,000,000 Senior Guaranteed Notes, Series 6 and Series 7, and such notes, (x) the Indenture dated as of September 30, 1997 among Company, TLGI and State Street Bank and Trust Company relating to the $300,000,000 Senior Guaranteed Notes, and such notes,
(xi) the Note Agreement dated for reference November 15, 1997 among Company and TLGI relating to the $41,800,000 promissory note due February 2, 2016, and such note, (xii) all agreements, documents and instruments pursuant to which any interest in collateral is granted or purported to be granted, created, evidenced or perfected pursuant to any of the foregoing, including without limitation, all deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases, financing statements, fixture filings, registrations or similar documents and
(xii) all ancillary agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary and all other agreements, instruments, documents and certificates including promissory notes, consents, assignments, contracts, and notices delivered in connection with any of the foregoing or the transactions contemplated thereby, in each case as any of the foregoing may be in effect as of the Closing Date and as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted hereunder.

              "EXISTING REVOLVER AGREEMENT" means the Existing Credit Agreement described in clause (i) of the definition thereof.

              "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by TLGI or any of its Subsidiaries or any of their respective predecessors.

              "FAIR VALUE" means the value of the relevant asset determined in an arm's-length transaction conducted in good faith between an informed and willing buyer, under no compulsion to buy, and an informed and willing seller, under no compulsion to sell.

              "FAIRWAY RECEIVABLES FACILITY" means the receivables financing facility entered into among Neweol (Delaware), L.L.C. Fairway Finance Corporation and certain Subsidiaries of TLGI on September 29, 1998, as amended to the date hereof and as it may be further amended, supplemented or otherwise modified to the extent permitted hereunder.

              "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 A.M. (New York City time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

              "FEE LETTER" has the meaning assigned to that term in SECTION 2.10(a).

              "FINAL BORROWING ORDER" means an order of the U.S. Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) substantially in the form of the Interim Borrowing Order with any modifications thereto to reflect the final approval of the U.S. Court of the entire amount of the Aggregate Commitment, the Agreement and all other Loan Documents, approved by the Agent in its sole discretion, as the same may be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of Required Lenders.

              "FINAL ORDER" means an order, judgment or other decree of the U.S. Court or any other court or judicial body with proper jurisdiction, as the case may be, which is in full force and effect and which has not been reversed, stayed, modified or amended and as to which (i) any right to appeal or seek certiorari, review or rehearing has been waived or (ii) the time to appeal or seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending.

              "FINANCIAL UNDERTAKING" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person and its Subsidiaries, (c) obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries, or (d) net liabilities under any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

              "FIRST DAY ORDERS" means those orders entered by the U.S. Court as a result of motions and applications filed by the Borrowers with the U.S. Court on the Petition Date.

              "FIRST UNION" means First Union National Bank in its individual capacity, and its successors.

              "FLOATING RATE" means, for any day, a rate per annum equal to the sum of (a) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, PLUS (b) 1.25%.

              "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

              "FLOATING RATE LOAN" means a Revolving Loan which bears interest at the Floating Rate.

              "FUNERAL HOME GROSS MARGIN" means, for any period, an amount equal to (i) Funeral Home Revenue for such period MINUS (ii) the amount indicated on the consolidated income statement of TLGI and its Subsidiaries for such period as funeral home costs and expenses PLUS (iii) the sum of the amounts for such period of (a) any amount included in clause (ii) of this definition that constitutes Synthetic Lease Rentals during such period attributable to assets utilized in the funeral home operations of TLGI and its Subsidiaries, (b) any amount included in clause (ii) of this definition that is classified in the consolidated statement of cash flows of TLGI and its Subsidiaries for such period as depreciation or amortization in accordance with GAAP, and (c) any other non-cash charges of TLGI and its Subsidiaries for such period that are included in clause (ii) of this definition. Notwithstanding anything to the contrary contained herein, no amounts included in Cemetery Gross Margin shall be included in the calculation of Funeral Home Gross Margin.

              "FUNERAL HOME PROPERTIES" means all Property used or intended for use in connection with the business of TLGI or any of its Subsidiaries of being a provider of (i) funeral home services or (ii) combined funeral home and cemetery services, and shall include, without limitation, those Facilities owned by any of the Borrowers and described on the schedule delivered to the Lenders pursuant to SECTION 7.36(b).

              "FUNERAL HOME REVENUE" means, for any period, the consolidated gross revenues of TLGI and its Subsidiaries for such period to the extent attributable to the operations of Funeral Home Properties, determined on a consolidated basis in accordance with GAAP. Notwithstanding anything to the contrary contained herein, no amounts included in Cemetery Revenue shall be included in the calculation of Funeral Home Revenue.

              "GAAP" means Canadian GAAP until such time as TLGI and its Subsidiaries shall prepare their books of record and account in accordance with U.S. GAAP, at which time and at all times thereafter, "GAAP" shall mean U.S. GAAP.

              "GOVERNMENTAL ACTS" has the meaning specified in SECTION
2.19.6(a).

              "GOVERNMENTAL AUTHORITY" means any country or nation, any political subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

              "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws) or otherwise regulated under Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

              "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

              "INDEBTEDNESS" of a Person means, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), including amounts payable by such Person in respect of covenants not to compete, but only to the extent required by GAAP to be reflected on the balance sheet of TLGI as liabilities, (c) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person,
(d) obligations which are evidenced by notes, acceptances, or other instruments (but exclusive of notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit), (e) Capitalized Lease Obligations, (f) Synthetic Lease Obligations,
(g) Securitization Obligations (but only to the extent of the maximum recourse liability of such Person (or one or more of its Affiliates) under the documentation for the related securitization transaction giving rise to such Securitization Obligations for losses or defaults which are attributable to the obligors of the receivables included in such securitization transaction), (h) Financial Undertakings, (i) Contingent Obligations and (j) obligations under or in connection with letters of credit (including, with respect to TLGI or the Borrowers, any Letter of Credit); but excluding, in any event, with reference to TLGI, the Borrowers and the other Subsidiaries, all obligations of TLGI, the Borrowers and the other Subsidiaries of the character referred to in this definition to the extent owing to TLGI, the Borrowers or any other Subsidiary.

              "INITIAL CCAA ORDER" means the order made by the Canadian Court under the CCAA in the Canadian Cases declaring that TLGI and the Canadian Subsidiaries are companies to which the CCAA applies, authorizing TLGI and the Canadian Subsidiaries to file a plan or plans of compromise or arrangement under the CCAA, staying all proceedings taken or that might be taken in respect of TLGI and the Canadian Subsidiaries except as expressly provided therein, and granting certain other ancillary relief.

              "INSURANCE COMPANY" means any Subsidiary of Loewen Life Insurance Group, Inc. which is primarily engaged in the business of providing insurance and related products, which Insurance Companies as of the date hereof consist of those Subsidiaries set forth on SCHEDULE 1.1(a) hereto.

              "INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, two or three months commencing on a Business Day selected by the Borrowers pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two or three months thereafter, unless there is no such numerically corresponding day in such next, second or third succeeding month, in which case such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If a Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, unless said next succeeding Business Day falls in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

              "INTERIM BORROWING ORDER" means an order of the U.S. Court entered in the Chapter 11 Cases after a hearing under Bankruptcy Rule 4001(c)(2) in the form attached hereto as EXHIBIT J with any modifications thereto approved by the Agent in its sole discretion, as the same may be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of Required Lenders.

              "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

              "L/C COMMITMENT AMOUNT" means $50,000,000.

              "L/C DRAFT" means a draft drawn on the L/C Issuer pursuant to any of the Letters of Credit.

              "L/C INTEREST" has the meaning specified in SECTION 2.19.2.

              "L/C ISSUER" means First Union; PROVIDED, HOWEVER, that the Borrowers and First Union may mutually agree with another Lender that with respect to a particular Letter of Credit, such other Lender shall issue such Letter of Credit, and in such event such Lender shall be the L/C Issuer hereunder with respect to such Letter of Credit, and First Union shall be the L/C Issuer with respect to all Letters of Credit other than Letters of Credit issued by another Lender pursuant to this proviso.

              "L/C OBLIGATIONS" means an amount equal to the sum (without duplication) of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amounts of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the L/C Issuer but not yet paid, (iii) the aggregate outstanding amount of Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrowers but not yet issued (unless such request has been denied).

              "LENDERS" means the lending institutions listed on the signature pages of this Agreement and any other lending institutions which may become party hereto pursuant to the terms hereof, and their respective successors and assigns permitted in accordance with the terms hereof.

              "LENDING INSTALLATION" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

              "LETTER OF CREDIT" means any Standby Letter of Credit or Commercial Letter of Credit issued pursuant to SECTION 2.19 hereof.

              "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, security interest, charge, assignment, deposit arrangement, encumbrance or other security agreement or arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

              "LMIC" means Loewen Management Investment Corporation, a Delaware corporation and a Wholly-Owned Subsidiary of Company.

              "LOAN DOCUMENTS" means this Agreement, the Letters of Credit, the Collateral Documents, and the promissory notes (if any) issued pursuant to SECTION 13.1.

              "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, Property, financial condition, results of operations, or prospects of TLGI, the Borrowers and the other Subsidiaries taken as a whole,
(b) the ability of the Credit Parties, taken as a whole, to perform their obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the L/C Issuer or the Lenders thereunder.

              "MATERIAL CONTRACT" means any contract or arrangement to which TLGI or any Borrower or any Subsidiary is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

              "MATERIAL JUDGMENT EVENT" means the entry of a judgment, award or other order as to post-Petition Date liability or debt (whether or not such judgment, award or other order is bonded, stayed, contested or appealable) against any of TLGI, any Borrower or any of their respective Subsidiaries at any time when the amount of such judgment, award or order, when added to the aggregate amount of all other judgments, awards and orders as to post-Petition Date liabilities or debts which at such time shall have been entered against any of TLGI, any Borrower or any of their respective Subsidiaries without having been finally satisfied in full or vacated, is in excess of $5,000,000.

              "MINORITY INTERESTS" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law or shares of stock having no right to vote or receive dividends) that are not owned by TLGI and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

              "MIPS" means the 9.45% Cumulative Monthly Income Preferred Securities, Series A, issued by Loewen Group Capital, L.P., and the related Series A Junior Subordinated Debentures issued by the Company and purchased by Loewen Group Capital, L.P. with the proceeds of the sale of the 9.45% Cumulative Monthly Income Preferred Securities, Series A.

              "MONITOR" means the monitor appointed under the Initial CCAA
Order.

              "MOODY'S" means Moody's Investors Service, Inc.

              "MORTGAGE" means a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Credit Party in substantially the form of EXHIBIT M annexed hereto such form as may be approved by the Agent in its sole discretion, in each case with such changes thereto to conform with local laws or customary local practices, including without limitation such changes to convert EXHIBIT M into a deed of trust or a deed to secure debt as may be required by local law or local customary practice, as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time, and "MORTGAGES" means all such instruments, collectively.

              "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which any Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

              "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such

Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

              "NET INSURANCE/CONDEMNATION PROCEEDS"' means any cash payments or proceeds received by any Borrower or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of any Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by any Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of any Borrower or such Subsidiary in respect thereof.

              "NON-CEMETERY OPERATING CASH FLOW" means, for any period, an amount equal to (i) the sum of (a) the Funeral Home Gross Margin for such period, PLUS (b) all cash dividends received during such period from Insurance Companies, MINUS (ii) the sum, without duplication, of the amounts for such period of (a) the amount separately classified in the consolidated income statement of TLGI and its Subsidiaries for such period as "general and administrative" expenses (excluding therefrom restructuring costs associated with the Chapter 11 Cases and the Canadian Cases) on a basis consistent with prior periods and in accordance with GAAP, and (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures) of TLGI and its Subsidiaries, excluding Consolidated Capital Expenditures in respect of cemetery operations (net of any proceeds of any related financings with respect to such expenditures).
Notwithstanding anything to the contrary contained herein, no amounts included in Cemetery Operating Cash Flow shall be included in the calculation of Non-Cemetery Operating Cash Flow.

              "NOTICE OF ASSIGNMENT" has the meaning specified in SECTION
13.3.2.

              "OBLIGATIONS" means all obligations of every nature of the Borrowers arising or existing under the Loan Documents, including, without limitation, the L/C Obligations and any liability of the Borrowers on any claim, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrowers under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrowers under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that the Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrowers.

              "OVERHEAD ALLOCATION AGREEMENT" means the Management Services Agreement dated June 1, 1999 setting forth the methodology for allocating general and administrative expenses and restructuring costs associated with the Chapter 11 Cases and the Canadian Cases between the Borrowers and their Subsidiaries, on one hand, and TLGI and the Canadian Subsidiaries, on the other hand, as approved by the Canadian Court, as such agreement may be amended, supplemented or otherwise modified from time to time with the consent of the Agent.

              "PARTICIPANT" has the meaning specified in SECTION 13.2.1.

              "PAYMENT OFFICE" means the principal office of the Agent in Charlotte, North Carolina, located on the date hereof at 301 South College Street, Charlotte, North Carolina 28288, or such other office of the Agent as the Agent may from time to time designate by written notice to the Borrowers and the Lenders. All payments to be made to the Agent at the Payment Office shall be made by wire transfer to First Union National Bank, ABA # 053-000-219 for credit to Account No.2070482789126, Attention: Thomas M. Cambern, in the name of First Union, with references to Special Situations/The Loewen Group, Inc. and the type of payment being made, or to such other account as the Agent may from time to time designate by written notice to the Borrowers and the Lenders.

              "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

              "PERMITTED CANADIAN CCAA LIEN" means a Lien on all of TLGI's and/or any Canadian Subsidiary's property to secure reimbursement claims in respect of any statutory liabilities which may be imposed on any director or officer of any one of TLGI or any Canadian Subsidiary by reason of TLGI's or such Canadian Subsidiary's failure to pay (i) any statutory deemed trust amounts in favor of the Crown in right of Canada or of any province thereof which are required to be deducted from employees' wages, including, without limitation, amounts in respect of employment insurance, Canada Pension Plan, Quebec Pension Plan and income taxes, (ii) amounts accruing and payable by TLGI and the Canadian Subsidiaries in respect of employment insurance, Canada Pension Plan, Quebec Pension Plan, workers compensation, employer health taxes and similar obligations of any jurisdiction with respect to employees,
(iii) all goods and services or other applicable sales taxes payable by TLGI and the Canadian Subsidiaries or their customers in connection with the sale of goods and services by TLGI and the Canadian Subsidiaries to such customers, (iv) any amount payable to the Crown in right of Canada or of any province thereof or any political subdivision thereof or any other taxation authority in respect of municipal realty, municipal business or other taxes, assessments or levies of any nature or kind which are entitled at law to be paid in priority to claims of secured creditors and which are attributable to or in respect of the carrying on of the business by TLGI and the Canadian Subsidiaries, and (v) any payment required to be deposited into, or otherwise held in, trust pursuant to applicable laws, rules or regulations or pursuant to established policies of TLGI and the Canadian Subsidiaries in connection with or resulting from the sale by TLGI and the Canadian Subsidiaries of cemetery or funeral services; provided that such Lien shall secure an amount no greater than $10,000,000.

              "PERSON" means any natural person, corporation, limited liability company, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

              "PETITION DATE" means the Petition Date as defined in the recitals to this Agreement.

              "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 4412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

              "PREPAYMENT NOTICE" has the meaning specified in SECTION 2.5.

              "PREPETITION INDEBTEDNESS" means Indebtedness of any Borrower outstanding on the Petition Date, including Indebtedness under the Existing Credit Agreements.

              "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

              "PURCHASERS" has the meaning specified in SECTION 13.3.1.

              "REGISTER" has the meaning specified in SECTION 13.3.2.

              "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

              "REGULATION T", "REGULATION U" and "REGULATION X" mean, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the subject matter thereof.

              "REIMBURSEMENT OBLIGATION" has the meaning specified in SECTION 2.19.3.

              "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

              "RELEVANT TAX" has the meaning specified in SECTION 2.17(b).

              "RENTAL" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more, regardless of whether such lease is characterized as an operating lease or a Synthetic Lease.

              "REPORTABLE EVENT" means a reportable event as defined in
Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of

ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

              "REQUIRED LENDERS" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances and the L/C Obligations.

              "REQUISITE COLLATERAL INFORMATION" has the meaning specified in
SECTION 7.36.

              "RESERVE REQUIREMENT" means, with respect to a Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurodollar liabilities.

              "REVOLVING LOAN" means a loan by a Lender to the Borrowers as part of an Advance.

              "REVOLVING LOAN BORROWING DATE" means a date on which an Advance is made hereunder.

              "REVOLVING LOAN BORROWING NOTICE" has the meaning specified in
SECTION 2.6.

              "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

              "SECURITIZATION OBLIGATIONS" of a Person means the outstanding purchaser's investment or outstanding capital or other principal equivalent that purchasers or other investors are entitled to receive in respect of any securitization or other sale or asset-backed financing of receivables of such Person or its Affiliates effected by such Person.

              "SECURITY AGREEMENT" means the Security Agreement executed and delivered by the Borrowers and the Agent on the Closing Date and executed and delivered by any additional Borrower from time to time thereafter in accordance with SECTION 7.30, substantially in the form of EXHIBIT L annexed hereto, as such Security Agreement may be amended, supplemented or otherwise modified from time to time.

              "SINGLE EMPLOYER PLAN" means a Plan maintained by any Borrower or any member of the Controlled Group for employees of any Borrower or any member of the Controlled Group.

              "SPECIFIED REMITTANCE TIME" means (a) if the relevant Payment Office is located in Charlotte, 1:00 P.M. (Charlotte time) and (b) if the relevant Payment Office is located elsewhere, such time as the Agent shall specify after consultation with the Borrowers and the Lenders.

              "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

              "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) workers' compensation liabilities of TLGI, the Borrowers or any of their Subsidiaries,
(ii) the obligations of third party insurers of TLGI, the Borrowers or any of their Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iii) obligations to cash management service providers, (iv) performance, payment, deposit or surety obligations of TLGI, the Borrowers or any of their Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, or (v) any other obligations of TLGI, the Borrowers or any of their Subsidiaries ordinarily or customarily supported by standby letters of credit; PROVIDED that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy
Code) or (c) any Indebtedness (whether of principal, interest or otherwise) on account of amounts owing by TLGI or any of its Subsidiaries to any of their creditors as of the Petition Date.

              "STATED AMOUNT" means, when used with reference to a Letter of Credit, (x) at the time of issuance, the face amount thereof, and (y) at any time thereafter, the aggregate amount available to be drawn under such Letter of Credit at such time.

              "STATED MATURITY DATE" means June 1, 2001.

              "SUBSIDIARY" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which, or more than 50% of the economic benefits associated with all outstanding securities of which, shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which, or more than 50% of the economic benefits associated with all outstanding ownership interests of which, shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of TLGI.

              "SUPERMAJORITY LENDERS" means Lenders in the aggregate having at least 80% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 80% of the aggregate unpaid principal amount of the outstanding Advances and the L/C Obligations.

               "SYNTHETIC LEASE" of a Person means any lease of Property by such Person as lessee which under GAAP would or may be treated as a true operating lease but which under tax law or commercial law is treated as secured Indebtedness of such Person and not as a true lease.

              "SYNTHETIC LEASE OBLIGATIONS" of a Person means the aggregate funded amount under all Synthetic Leases to which such Person is party as lessee.

              "SYNTHETIC LEASE RENTALS" of a Person means the aggregate fixed amounts payable by such Person under a Synthetic Lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more.

              "TAXING JURISDICTION" has the meaning specified in SECTION
2.17(b).

              "TLGI" means The Loewen Group Inc., a corporation incorporated under the laws of the Province of British Columbia, Canada.

              "TLGI LINES OF BUSINESS" means the lines of business conducted as of the date of this Agreement by TLGI or any Borrower or any of their Subsidiaries and shall include the making by TLGI, any Borrower or any of their Subsidiaries, from time to time, of equity and debt investments in, or to, Persons which are engaged primarily in any one or more of the funeral, funeral home, cemetery and funeral-related insurance businesses.

              "TOTAL UTILIZATION OF COMMITMENTS"' means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the L/C Issuer for any amount drawn under any Letter of Credit but not yet so applied) PLUS (ii) the aggregate amount of all issued and outstanding Letters of Credit.

              "TRANSFEREE" has the meaning specified in SECTION 13.4.

              "TYPE" means, (a) with respect to any Revolving Loan, its nature as a Floating Rate Loan or Eurodollar Loan, and (b) with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

              "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the Fair Value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

              "UNITED STATES" and "U.S." mean the United States of America.

              "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

              "U.S. COURT" has the meaning set forth in the recitals to this Agreement.

              "U.S. GAAP" means, at any time, generally accepted accounting principles in the United States at such time.

              "U.S. SUBSIDIARIES" means any or all of the Subsidiaries of TLGI incorporated or otherwise organized under the laws of the U.S. or any state of the U.S.

              "WEST TEXAS GROUP" means, collectively, Directors Succession Planning, Inc.; Directors Cemetery (Texas), Inc.; Del Rio Memorial Park, Inc.; Panola County Restland Memorial Park, Inc.; DSP General Partner, Inc.; Allen-Korzenewski Funeral Home, Inc.; Branon Funeral Home, Inc.; Del Rio Funeral Home, Inc.; George C. Price Funeral Directors, Inc.; Harper-Talasek Funeral Homes, Inc.; Huff Funeral Home, Inc.; Jimerson Funeral Home, Inc.; Memorial Park Cemetery of Tyler, Texas; Paradise Chapel of Roses Mortuary, Inc.; Roger Pool Funeral Home, Inc.; Tembico-Harkey, Inc.; Tyler Memorial Funeral Home and Chapel, Inc.; Campbell Funeral Home, Inc.; Central Texas Funeral Services, Inc.; Darrell W. Rains, Inc.;

Rains-Seale Funeral Home, Inc.; Hale County Funeral Services, L.C.; Jerry T. Edwards, Inc.; Lemons Funeral Home, Inc.; Swisher County Funeral Services, L.C.; Directors Succession Planing II, Inc.; and Directors (Texas), L.P.

              "WHOLLY-OWNED SUBSIDIARY" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

              1.2 OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION; ADJUSTMENT TO FINANCIAL COVENANTS.

              (a) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

              (b) The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

              (c) In the event that the Borrowers sell assets after the Closing Date with a value in excess of $50,000,000 in the aggregate, the Borrowers, the Agent and the Lenders agree to negotiate in good faith, at the request of the Borrowers, to amend any or all of the covenants set forth in SECTIONS 7.21, 7.22, 7.23, 7.24 and 7.31, together with this SECTION 1.2(c), so that the performance standards effectively imposed by such covenants, as so amended, after giving pro forma effect to such asset sales, are substantially identical to the performance standards imposed by such covenants as in effect on the date hereof; PROVIDED that no such amendment shall be effective without the consent of the Borrowers and the Required Lenders.

                                     ARTICLE II
                                    THE CREDITS

              2.1 THE REVOLVING LOANS. From and including the Closing Date and prior to the Commitment Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of SECTION 2.10 and SECTION 9.1 relating to the reduction, suspension or termination of the Aggregate Commitment), to make Revolving Loans in Dollars to the Borrowers (who shall borrow on a joint and several basis) from time to time in an aggregate amount, together with such Lender's L/C Interest, not to exceed at any one time outstanding the amount of such Lender's Commitment; PROVIDED, HOWEVER, that the Aggregate Commitment shall be deemed used for purposes of determining the availability of Revolving Loans (but not for purposes of determining each Lender's commitment fee pursuant to SECTION 2.10, which commitment fee shall be determined for each Lender as described in SECTION 2.10) from time to time to the extent of the aggregate L/C Obligations then outstanding, and such deemed use of the Aggregate Commitment shall be applied to the Lenders ratably according to their respective Commitments. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of SECTION 2.10 and SECTION 9.1 relating to the reduction, suspension or termination of the Aggregate Commitment), the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Commitment Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Commitments of the Lenders to lend hereunder shall expire on the Commitment Termination Date. Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Commitments shall be subject to the following limitations in the amounts and during the periods indicated: (a) in no event shall the Total Utilization of Commitments at any time outstanding exceed the least of (i) pending the entry of a Final Borrowing Order, $60,000,000, (ii) until (x) the first delivery to the Agent after the Closing Date of the financial statements and Compliance Certificate required to be delivered pursuant to SECTIONS 7.1(b) and 7.1(e) demonstrating compliance with the relevant covenants in ARTICLE VII and (y) the delivery to the Agent of the Requisite Collateral Information, the sum of
(a) $80,000,000 PLUS (b) any Advances made hereunder which are applied, on or after the entry of the Final Borrowing Order, to finance the repayment by Neweol (Delaware), L.L.C. of the Fairway Receivables Facility in accordance with SECTION 7.16, and thereafter, the Aggregate Commitment, and (iii) the amount permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or Final Borrowing Order, as applicable; and (b) excluding all Advances hereunder to make Closing Date Payments and the effect of any mandatory prepayments under SECTION 2.10(b)(i) or (ii), the aggregate principal amount of Revolving Loans outstanding on any date of determination shall not exceed by more than $15,000,000 the highest aggregate principal amount of Revolving Loans outstanding as of any date after the Closing Date which is less than 30 days prior to such date of determination. The Borrowers agree, jointly and severally, to immediately prepay the Loans in the amounts and at the times as may be necessary to comply with the immediately preceding sentence.

              2.2 REPAYMENT OF THE REVOLVING LOANS. Any outstanding Revolving Loans shall be paid in full by the Borrowers on the Commitment Termination Date; PROVIDED, HOWEVER, that nothing in this SECTION 2.2 shall be construed as limiting or modifying the joint and several obligations of the Borrowers to repay any or all of the outstanding Revolving Loans at any earlier time in accordance with the terms of this Agreement.

              2.3 RATABLE REVOLVING LOANS; TYPES OF ADVANCES. Each Advance hereunder shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. Any Advance may be a Floating Rate Advance or a Eurodollar Advance, as the Borrowers shall select in accordance with SECTIONS 2.6 and 2.7.

              2.4 MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof PROVIDED, HOWEVER, that any Advance may be in the amount of the unused Aggregate Commitment.

              2.5    OPTIONAL PREPAYMENTS OF REVOLVING LOANS.  Subject to
SECTION 3.4 and the requirements of SECTION 2.4, the Borrowers may (following notice given to the Agent by the Borrowers, in the form attached hereto as EXHIBIT G (a "PREPAYMENT NOTICE") by not later than 11:00 A.M. (Charlotte time) on the date of the proposed prepayment), such notice specifying the aggregate principal amount of and the proposed date of the prepayment (and if such notice is given the Borrowers shall, prepay the outstanding principal amounts of the Floating Rate Loans comprising part of the same Advance in whole or ratably in part, together with accrued interest to but excluding the date of such prepayment on the principal amount prepaid and (b) if the Advance to be prepaid is a Eurodollar Advance and following a Prepayment Notice given to the Agent by the Borrowers by not later than 11:00 A.M. (Charlotte time), on the third Business Day preceding the date of the proposed prepayment, such notice specifying the Advance to be prepaid and the proposed date of the prepayment, and if such notice is given, the Borrowers shall prepay the outstanding principal amounts of the Eurodollar Loans comprising a Eurodollar Advance in whole (and not in part), together with accrued interest to but excluding the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that a Eurodollar Advance may only be prepaid on the expiration of the Interest Period applicable thereto. In the case of a Floating Rate Advance, each partial prepayment shall be in an aggregate principal amount not less than $5,000,000.

              2.6 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrowers shall select the Type of each Advance and, in the case of a Eurodollar Advance, the Interest Period applicable to such Advance from time to time. The Borrowers shall give the Agent irrevocable notice, in the form attached hereto as EXHIBIT F (a "REVOLVING LOAN BORROWING NOTICE"), not later than 11:00 A.M. (Charlotte time) (i) on the Revolving Loan Borrowing Date for each Floating Rate Advance and (ii) at least three Business Days before the Revolving Loan Borrowing Date for each Eurodollar Advance specifying:

              (a) the Revolving Loan Borrowing Date, which shall be a Business Day, of such Advance;

              (b)  the aggregate amount of such Advance;

              (c)  the Type of such Advance; and

              (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than the Specified Remittance Time on each Revolving Loan Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans to the Agent in immediately available funds at the relevant Payment Office. To the extent that the Agent has received funds from the Lenders as specified in the preceding sentence, the Agent will make such funds available to the Borrowers at the relevant Payment Office as promptly as reasonably practicable (but in any event within two hours) following the Specified Remittance Time, it being understood that if the relevant Payment Office is located in Charlotte, the Agent will make the applicable funds available to the Borrowers by depositing such funds to such account as the Borrowers shall from time to time designate in a notice delivered to the Agent executed by an Authorized Officer.

              2.7 CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances or prepaid pursuant to SECTION 2.5 or SECTION 2.10. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrowers shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance of such Type for the same or another Interest Period or be converted into an Advance of another Type. Subject to the terms of
SECTION 2.6, the Borrowers may elect from time to time to convert all or any part of an Advance of any Type into the other Type of Advance; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrowers shall give the Agent irrevocable notice in the form of EXHIBIT I hereto (a "CONVERSION/CONTINUATION NOTICE") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 11:00 A.M. (Charlotte time) (i) in the case of a conversion into a Floating Rate Advance on the date of such conversion and (ii) in the case of a conversion into or continuation of a Eurodollar Advance, at least three Business Days before the date of such conversion or continuation specifying:

              (a) the requested date, which shall be a Business Day, of such conversion or continuation;

              (b) the aggregate amount and Type of the Advance which is to be converted or continued; and

              (c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

Anything contained herein to the contrary notwithstanding, no more than five Eurodollar Advances shall be outstanding at any time.

              2.8 PAYMENT OF INTEREST ON REVOLVING LOANS AND ADVANCES. Interest accrued on each Floating Rate Advance shall be payable on the last Business Day of each calendar month for the month then ending, the Commitment Termination Date, the date of the reduction to zero of the Aggregate Commitment pursuant to SECTION 2.10, the date of any repayment of such Floating Rate Advance, and the date of the acceleration of the Obligations pursuant to SECTION 9.1. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 P.M. (Charlotte time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

              2.9 CHANGES IN INTEREST RATE, ETC. Subject to SECTION 2.11, each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to SECTION 2.7 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to SECTION 2.7, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on each Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Commitment Termination Date.

              2.10 FEES, MANDATORY REPAYMENTS AND VOLUNTARY AND MANDATORY REDUCTIONS IN AGGREGATE COMMITMENT.

              (a) FEES. The Borrowers agree, jointly and severally, to pay to the Agent for the account of each Lender a commitment fee of 0.50% per annum on the daily unused portion of such Lender's Commitment from the Closing Date to but excluding the earlier of the Commitment Termination Date and the date of the reduction to zero of the Aggregate Commitment pursuant to this SECTION 2.10. Such commitment fees shall be payable on the last Business Day of each calendar month for the calendar month then ending, and on the earlier of the Commitment Termination Date and the date of the reduction to zero of the Aggregate Commitment pursuant to this SECTION 2.10. Commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. All fees shall be paid on the dates due in immediately available funds to the Agent for the respective accounts of the Agent and the Lenders as provided herein and in the letter agreement dated May 31, 1999 among the Agent and the Company (the "FEE LETTER").

              (b) MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF AGGREGATE COMMITMENT. The Revolving Loans shall be prepaid and/or the Aggregate Commitment shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below.

                   (i) PREPAYMENTS AND REDUCTIONS FROM NET ASSET SALE PROCEEDS. No later than the fifth Business Day following the date of receipt by any Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale of Cemetery Properties, the Borrowers shall prepay the Revolving Loans in the amount of such Net Asset Sale Proceeds, and the Aggregate Commitment shall be reduced by 50% of the amount of such prepayment; PROVIDED, HOWEVER, that no further reduction in the Aggregate Commitment shall occur pursuant to this sentence if the aggregate amount of all such reductions to the Aggregate Commitment occurring after the Closing Date would exceed $100,000,000. No later than the fifth Business Day following the date of receipt by any Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale of Funeral Home Properties, the Borrowers shall prepay the Revolving Loans in the amount of such Net Asset Sale Proceeds and, in the event that such sold Funeral Home Properties, either individually or in the aggregate together with all Funeral Home Properties sold in Asset Sales after the Closing Date, accounted for (x) annualized revenues in excess of 5% of Funeral Home Revenue for the year ending December 31, 1998, determined on the basis of the audited consolidated financial statements of TLGI and its Subsidiaries for such year or (y) annualized gross margin in excess of 5% of the consolidated gross margin of TLGI and its Subsidiaries from funeral home operations for the year ending December 31, 1998, determined on the basis of the audited consolidated financial statements of TLGI and its Subsidiaries for such year, the Aggregate Commitment shall be reduced by 50% of the aggregate Net Asset Sale Proceeds from such Asset Sale.

                   (ii) PREPAYMENTS FROM NET INSURANCE/CONDEMNATION PROCEEDS. No later than the fifth Business Day following the date of receipt by the Agent or by any Borrower or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds, the Borrowers shall prepay the Revolving Loans in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds. Upon and after such prepayment, the Borrowers may add the amount of such Net Insurance/Condemnation Proceeds to the aggregate amount of Consolidated Capital Expenditures permitted
              (x) in the quarter during which such Net Insurance/Condemnation Proceeds are received or (y) in the two immediately succeeding quarters, at the Borrowers' election, by delivering a written notice from an Authorized Officer to the Agent setting forth the amount of such Net Insurance/Condemnation Proceeds and specifying the portion thereof to be applied to the applicable quarters or quarters.

                   (iii) PREPAYMENTS FROM CASH BALANCES. The Borrowers shall from time to time, and in any event not later than the second Business Day of each week, prepay outstanding Revolving Loans in an amount equal to the excess of (x) the amount of the Cash Balances of the Borrowers outstanding in the Borrower Concentration Account over (y) $15,000,000.

                   (iv) CALCULATIONS OF NET PROCEEDS AMOUNTS; ADDITIONAL PREPAYMENTS AND REDUCTIONS BASED ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans and/or reduction of the Aggregate Commitments pursuant to SECTIONS 2.10(b)(i)-(iii), the Borrowers shall deliver to the Agent a certificate of an Authorized Officer demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds or Net
              Insurance/Condemnation Proceeds, the applicable Net Tax or Pension Proceeds, or the applicable Cash Balance, as the case may be, that gave rise to such prepayment and/or reduction. In the event that the Borrowers shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such certificate, the Borrowers shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Aggregate Commitment shall be permanently reduced) in an amount equal to the amount of such excess, and the Borrowers shall concurrently therewith deliver to the Agent a certificate of an Authorized Officer demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                     (c) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF AGGREGATE COMMITMENT. The Borrowers shall from time to time prepay the Revolving Loans to the extent necessary (1) so that the Total Utilization of Commitments shall not at any time exceed the Aggregate Commitment then in effect and (2) to give effect to the other limitations set forth in the penultimate sentence of SECTION 2.1.

                     (d) ALLOCATION OF PREPAYMENTS AND REDUCTIONS. Any amounts required to be applied as repayments of Revolving Loans under
       SECTION 2.10(b)(i) shall be applied to repay outstanding Revolving Loans to the full extent thereof, and any amounts required to be applied to reduce the Aggregate Commitment under SECTION 2.10(b)(i) shall be applied to reduce the Aggregate Commitment to the full extent thereof. Any amounts required to be prepaid under SECTION 2.10(b)(ii) or 2.10(b)(iii) shall be applied to repay outstanding Revolving Loans to the full extent thereof without permanently reducing the Aggregate Commitment. Any reduction in the Aggregate Commitment and any prepayment of the Revolving Loans shall be allocated ratably among the Lenders according to their respective Commitments; it being understood that each Borrower shall be liable pursuant to SECTION 3.4 to indemnify each Lender against any loss or liability which that Lender incurs as a consequence of any prepayment under this SECTION 2.10. If, following any such prepayment of Advances, the amount of any such mandatory prepayment which also results in a reduction of the Aggregate Commitment still exceeds the unused Aggregate Commitment on the date of such mandatory reduction, the Borrowers shall cash collateralize the outstanding L/C Obligations as contemplated in
       SECTION 2.19.4 in an amount sufficient to eliminate such excess.

                     (e) VOLUNTARY REDUCTIONS OF AGGREGATE COMMITMENT. The Borrowers may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, the amount of the Aggregate Commitment may not be reduced below the sum of the aggregate principal amount of the outstanding Advances and the aggregate outstanding L/C Obligations.

              2.11 RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.6 or 2.7, during the continuance of a Default or Unmatured Default no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default pursuant to SECTION 8.2, (a) each Eurodollar Advance shall bear interest until paid in full or converted to a Floating Rate Advance at the Eurodollar Rate then applicable to such Advance plus 2.0% per annum, and (b) each Floating Rate Advance shall bear interest until paid in full at a rate per annum equal to the Floating Rate plus 2.0% per annum.

              2.12 METHOD OF PAYMENT. Without limiting the operation of the first sentence of SECTION 2.19.3(b), and without limiting the scope of SECTION 2.17(b), all payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in Dollars in immediately available funds to the Agent at the Payment Office, by the Specified Remittance Time on the date when due and shall be remitted by the Agent to the Lenders according to their respective interests therein. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at such Lender's address specified pursuant to ARTICLE XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized, but is not obligated, to charge the accounts of the Borrowers maintained with First Union into which proceeds of Advances are remitted pursuant to SECTION 2.6 for each payment of interest and fees as it becomes due hereunder, for each payment of principal, in accordance with the applicable Prepayment Notice or when otherwise due and payable in accordance with the terms hereof, and for each payment of Obligations (including Reimbursement Obligations) when due and payable in accordance with the terms hereof.

              2.13 EVIDENCE OF DEBT; TELEPHONIC NOTICES. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrowers to the appropriate Lending Installation of such Lender resulting from each Revolving Loan made by such Lending Installation of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Installation of such Lender from time to time under this Agreement.

              (b) The Agent shall maintain a Register at the request of the Borrowers pursuant to SECTION 13.3.2, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Loan made hereunder, whether such Revolving Loan is, as applicable, a Eurodollar Loan or a Floating Rate Loan, and the Interest Period applicable to any Eurodollar Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's share thereof.

              (c) The entries made in the Register, accounts and subaccounts maintained pursuant to PARAGRAPHS (a) and (b) of this SECTION 2.13 shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the Obligations of the Borrowers therein recorded; PROVIDED, that the failure of any Lender or the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay the Revolving Loans (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.

              (d) The Borrowers hereby authorize the Lenders and the Agent to extend, convert or continue Advances and effect selections of Types of Advances based on telephonic notices made by any person or persons the Agent in good faith believes to be acting on behalf of the Borrowers, PROVIDED that the proceeds of such Advances shall only be credited to such account as the Borrowers shall from time to time designate in a notice delivered to the Agent executed by an Authorized Officer. The Borrowers agree to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent of the relevant telephonic notice shall govern absent manifest error.

              2.14 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Revolving Loan Borrowing Notice, Conversion/Continuation Notice and prepayment notice received by it hereunder. The Agent will notify the Borrowers and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrowers and each Lender prompt notice of each change in the Alternate Base Rate.

              2.15 LENDING INSTALLATIONS. Each Lender may book its Revolving Loans and its L/C Interest at any one or more Lending Installations selected by such Lender and may change any such Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Revolving Loans and the L/C Interests shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrowers, designate a Lending Installation through which Revolving Loans will be made by it and through which L/C Interests will be held by it and for whose account Revolving Loan payments and L/C Obligation payments are to be made.

              2.16 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrowers or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Revolving Loan or (b) in the case of the Borrowers, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrowers, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to
(a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of payment by the Borrowers, the interest rate applicable to the relevant Revolving Loan.

              2.17 WITHHOLDING TAX EXEMPTION; GROSS UP. (a) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrowers and the Agent two additional copies of such form (or any successor form or related form as may from time to time be required under applicable law) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

              (b) All payments made by the Borrowers under or in connection with this Agreement shall be made in full, without set-off or counterclaim, and free of and without deduction or withholding for or on account of any present or future tax, duty, assessment, impost, levy or other similar charge, or any penalties, fines or interest thereon (a "RELEVANT TAX") imposed upon TLGI, any Borrower, the Agent, any Lender or the L/C Issuer by the government of Canada (or any Governmental Authority thereof), the government of the United States of America (or any Governmental Authority thereto, or by the government of any other country or jurisdiction (or any Governmental Authority thereof) from or through which payments hereunder are actually made (each a "TAXING JURISDICTION"). The Borrowers, for the benefit of the Agent, the Lenders and the L/C Issuer, agree that in the event any payments made by the Borrowers hereunder or in connection herewith are subject to any deduction or withholding for or on account of any Relevant Tax, the Borrowers, jointly and severally, will pay to the Agent, such Lender or the L/C Issuer such additional amounts as may be necessary in order that the net amounts paid to the Agent, such Lender or the L/C Issuer pursuant to the terms of this Agreement after imposition of any such Relevant Tax (including deductions or withholdings applicable to additional amounts paid under this SECTION 2.17(b)) shall be not less than the amounts specified in this Agreement to be then due and payable, except that no such additional amounts shall be payable hereunder to the Agent, any Lender or the L/C Issuer that is liable for such Relevant Tax in respect of the relevant payment solely by reason of such recipient (a) having a permanent establishment in the Taxing Jurisdiction, (b) being organized under the laws of the Taxing Jurisdiction or any political subdivision thereof, (c) being resident in the Taxing Jurisdiction by virtue of its domicile or place of management being in the Taxing Jurisdiction, or (d) having failed to comply with the terms and conditions of SECTION 2.17(a) applicable to it. If the Agent, any Lender or the L/C Issuer pays any amount in respect of a Relevant Tax, the Borrowers shall, jointly and severally, indemnify the Agent, the Lender or the L/C Issuer, as the case may be, for such payment within 15 days of demand therefor by the Agent, such Lender or the L/C Issuer (in the case of such Lender or the L/C Issuer, made through the Agent).

              2.18 TERMINATION. All unpaid Obligations shall be paid in full by the Borrowers on the Commitment Termination Date; PROVIDED, HOWEVER, that nothing in this SECTION 2.18 shall be construed as limiting or modifying the joint and several obligations of the Borrowers to repay any or all of the outstanding Obligations at any earlier time in accordance with the terms of this Agreement.

              2.19   LETTER OF CREDIT FACILITY.

              2.19.1 LETTERS OF CREDIT. Upon receipt of duly executed applications therefor, and such other documents, instruments and agreements as the L/C Issuer may reasonably require, and subject to the provisions of
ARTICLE IV, the L/C Issuer shall issue Standby Letters of Credit and Commercial Letters of Credit for account of the Borrowers, on terms as are satisfactory to the

L/C Issuer; PROVIDED, HOWEVER, that no Letter of Credit will be issued for the account of the Borrowers by the L/C Issuer if on the date of issuance, before or after taking such Letter of Credit into account (i) the amount of the Advances and the L/C Obligations at such time would exceed the Aggregate Commitment or (ii) the aggregate outstanding amount of the L/C Obligations would exceed the L/C Commitment Amount; PROVIDED, FURTHER, that no Letter of Credit shall be issued unless it has an expiration date that is (1) in the case of a Standby Letter of Credit, no more than one year after the date of issuance of such Letter of Credit (provided that a Standby Letter of Credit, subject to the immediately following, may provide for an annual renewal if such renewal is consented to by the L/C Issuer at the time of issuance and the conditions precedent to the issuance of such Standby Letter of Credit are met at the time of such renewal), (2) in the case of a Standby Letter of Credit, no later than the date which is five Business Days immediately preceding the Stated Maturity Date, (3) in the case of a Commercial Letter of Credit, no more than 180 days from the date of issuance of such Commercial Letter of Credit, and (4) in the case of a Commercial Letter of Credit, no later than the date which is 10 days immediately preceding the Stated Maturity Date; and PROVIDED, FURTHER, that no Letter of Credit shall be issued in CDN$ or for use in support of an obligation of TLGI or a Canadian Subsidiary unless (x) TLGI or such Canadian Subsidiary, as the case may be, shall have entered into an agreement to reimburse the applicable L/C Issuer and the Lenders for obligations arising with respect to drawings under such Letter of Credit, (y) the reimbursement obligation of TLGI or such Canadian Subsidiary, as applicable, under such agreement shall be approved by the Canadian Court, and (z) the reimbursement obligation of TLGI or such Canadian Subsidiary, as applicable, under such agreement shall be a priority claim in the Canadian Cases.

              2.19.2 LETTER OF CREDIT PARTICIPATION. Immediately upon issuance of each Letter of Credit by the L/C Issuer hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the L/C Issuer an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrowers in respect thereof, and the liability of the L/C Issuer thereunder (collectively, an "L/C INTEREST") in an amount equal to the amount available for drawing under such Letter of Credit (which amount, in the case of a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) multiplied by a fraction having as its numerator, such Lender's Commitment, and as its denominator, the Aggregate Commitment. The L/C Issuer will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under any Letter of Credit. On the Business Day on which the L/C Issuer makes payment of any L/C Draft or, in the case of any other draw on the Letter of Credit, on demand of the L/C Issuer (provided that the Borrowers have not prior thereto made payment therefor and no Floating Rate Advance has been made pursuant to SECTION 2.19.3 with respect thereto), each Lender shall make payment to the Agent, for credit to the L/C Issuer, in immediately available funds in an amount equal to such Lender's ratable share (determined in accordance with the fraction described above) of the amount of such payment or draw (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate). Provided that each Letter of Credit is issued by the L/C Issuer in accordance with the terms of this Agreement, the obligation of each Lender to reimburse the L/C Issuer under this SECTION 2.19.2 shall be unconditional, continuing, irrevocable and absolute and shall not be affected or impaired by, among other things, the occurrence of the Commitment Termination Date or the reduction, suspension or termination (except pursuant to SECTION 2.18) of the Aggregate Commitment or such Lender's Commitment in accordance with the terms of this Agreement. In the event that any Lender fails to make payment to the Agent of any amount due to the L/C Issuer under this SECTION 2.19.2, the Agent shall be entitled to receive for the benefit of the L/C Issuer, and the L/C Issuer shall be entitled to receive, retain and apply against such obligation the principal and interest and other amounts otherwise payable to such Lender hereunder (whether in respect of Revolving Loans, Letters of Credit or otherwise) until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; PROVIDED, HOWEVER, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the L/C Issuer for such amount in accordance with this SECTION 2.19.2.

              2.19.3 REIMBURSEMENT OBLIGATION. (a) The Borrowers agree unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the L/C Issuer and the Lenders, the amount of each L/C Draft or other demand which may be drawn under or pursuant to a Letter of Credit (such obligation of the Borrowers to pay the Agent (for the account of the L/C Issuer and the Lenders) being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to a Letter of Credit or L/C Draft) (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate). The obligations of the Borrowers under this Agreement and otherwise in respect of Letters of Credit and L/C Drafts shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including the following circumstances:

                   (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any Loan Document;

                   (ii) any amendment or waiver of or any consent to departure from this Agreement or any other Loan Document;

                   (iii) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against the L/C Issuer, the Agent, any Lender, any beneficiary of any Letter of Credit (or any Person for whom any such beneficiary may be acting), or any other Person, whether in connection with this Agreement, any other Loan Document or any unrelated transactions;

                   (iv) any statement in any certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any such statement being untrue or inaccurate in any respect whatsoever;

                   (v) payment by the L/C Issuer under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit (provided that the L/C Issuer was not grossly negligent in connection therewith); or

                   (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

              (b) If the Borrowers at any time fail to repay a Reimbursement Obligation pursuant to this SECTION 2.19.3, the Borrowers shall be deemed to have elected to borrow a

Floating Rate Advance from the Lenders, as of the date of the L/C Draft or other demand giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation, the proceeds of which Advance shall be used to repay such Reimbursement Obligation; PROVIDED, HOWEVER, that such Floating Rate Advance shall be deemed to have been borrowed only to the extent that (x) both immediately before and after giving effect thereto, no Default or Unmatured Default under SECTION 8.6 shall have occurred and be continuing, and (y) the Commitment Termination Date (or the date of any earlier termination of the Aggregate Commitment pursuant to this Agreement) shall not have occurred prior thereto. For each Reimbursement Obligation for which a Floating Rate Advance is not deemed to have been borrowed by the Borrowers, each Lender shall be deemed to have automatically purchased and received from the L/C Issuer an undivided interest and participation in and to such Reimbursement Obligation in an amount equal to such Reimbursement Obligation multiplied by a fraction having as its numerator, such Lender's Commitment, and as its denominator, the Aggregate Commitment. If, for any reason, the Borrowers fail to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises, either directly or through a Floating Rate Advance, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to Floating Rate Advances (including, during the continuance of a Default or Unmatured Default, at the rates determined pursuant to
SECTION 2.11).

              2.19.4 CASH COLLATERAL. Notwithstanding anything to the contrary herein or in any application for any Letter of Credit, (a) after the occurrence and during the continuance of a Default or (b) to the extent necessary in connection with any mandatory reduction of the Aggregate Commitment pursuant to SECTION 2.10(b), the Borrowers shall, upon the demand of the Required Lenders or the Agent at the request of the Required Lenders, or if earlier, at the time of the applicable mandatory reduction of the Aggregate Commitment pursuant to SECTION 2.10, deliver to the Agent for the benefit of the L/C Issuer and the Lenders, cash collateral in an amount equal to the aggregate outstanding L/C Obligations, or in connection with a deposit made pursuant to the foregoing such lesser amount of the outstanding L/C Obligations as shall satisfy the requirements of SECTION 2.10. Any such collateral shall be held by the Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the L/C Issuer and the Lenders as collateral security for the Borrowers' obligations in respect of this Agreement and the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the L/C Issuer for drawings or payments under or pursuant to the Letters of Credit or L/C Drafts, or if no such reimbursement is required, such amounts shall be applied ratably to the payment of any other unpaid costs, fees, expenses and other Obligations related to the Letters of Credit, any L/C Drafts and such cash collateral account as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to CLAUSE (a) of this SECTION 2.19.4 which are not to be applied to reimburse the L/C Issuer or the Lenders for amounts actually paid or to be paid by the L/C Issuer or the Lenders in respect of the Letters of Credit or L/C Drafts, shall be returned to the Borrowers (after deduction of the Agent's expenses incurred in connection with such cash collateral account) except to the extent such amounts (or portions thereof) are necessary to satisfy the cash collateral requirements of CLAUSE (b) of this SECTION 2.19.4. In addition, if the conditions giving rise to a deposit of cash collateral pursuant to CLAUSE (b) of this SECTION 2.19.4 cease to exist, any amounts remaining in any cash collateral account established pursuant to such CLAUSE (b) which are not to be applied to reimburse the L/C

Issuer or the Lenders for amounts actually paid or to be paid by the L/C Issuer or the Lenders in respect of the Letters of Credit or L/C Drafts, shall be returned to the Borrowers (after deduction of the Agent's expenses incurred in connection with such cash collateral account) except to the extent such amounts (or portions thereof) are necessary to satisfy the cash collateral requirements of CLAUSE (a) of this SECTION 2.19.4. Investment earnings (net of investment losses and any unpaid costs, fees, expenses and other Obligations related to the Letters of Credit, any L/C Drafts and such cash collateral account) on amounts on deposit in the cash collateral account (which investments shall be limited to interest bearing deposit accounts with the Agent) shall be for the account of the Borrowers, and, except at such time as a Default shall have occurred and be continuing, the Agent shall remit any such accrued earnings to the Borrowers no less frequently than quarterly.

              2.19.5 LETTER OF CREDIT FEES. The Borrowers agree to pay (a) to the Agent for the ratable benefit of the Lenders, a letter of credit fee equal to 2.75% per annum on the daily sum of (x) the aggregate outstanding amount of L/C Obligations less (y) the aggregate outstanding amount of Reimbursement Obligations, such fee to be paid in arrears on the last Business Day of each calendar month for the month then ending, and on the Commitment Termination Date, and such fee to be calculated for actual days elapsed on the basis of a 360-day year, and (b) to the Agent for the benefit of the L/C Issuer, as issuing bank, with respect to any Letter of Credit, a fronting fee, payable on the date of issuance of such Letter of Credit, equal to 0.25% of the maximum amount available to be drawn under such Letter of Credit, together with all customary fees and other issuance, amendment, negotiation, presentment and payment expenses and related charges in connection with the issuance, amendment, negotiation, presentation and payment of L/C Drafts, and the like customarily charged by the L/C Issuer with respect to standby letters of credit, payable at the time of invoice of such amounts by the L/C Issuer. Any amount described in this SECTION 2.19.5 which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

              2.19.6 INDEMNIFICATION, EXONERATION. (a) In addition to amounts payable as elsewhere provided in this Agreement, the Borrowers hereby agree, jointly and severally, to protect, indemnify, pay and save harmless the L/C Issuer, each Lender and the Agent from and against any and all liabilities and costs which the L/C Issuer, any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the L/C Issuer, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the L/C Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

              (b) As among the Borrowers, the L/C Issuer, the Lenders and the Agent, the Borrowers, jointly and severally, assume all risks of the acts and omissions of, or misuse of a Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the letter of credit application and any letter of credit reimbursement agreement submitted or executed by the Borrowers in connection with any Letter of Credit (except to the extent otherwise provided in PARAGRAPH (e) of this SECTION 2.19.6), the L/C Issuer, the Lenders and the Agent shall not be responsible (in the absence of gross negligence or willful misconduct in connection therewith): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon any Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy; telex or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under any Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the L/C Issuer, the Lenders and the Agent including, without limitation, any Governmental Acts. None of the above shall affect, impair or prevent the vesting of any rights or powers of the L/C Issuer under this SECTION 2.19.6.

              (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the L/C Issuer under or in connection with a Letter of Credit issued on behalf of the Borrowers or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the L/C Issuer, any Lender or the Agent under any resulting liability to the Borrowers or relieve the Borrowers, or any of them, of any of their obligations hereunder to any such Person.

              (d) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Borrowers contained in this SECTION 2.19.6 shall survive the payment in full of principal, interest and all other amounts hereunder, the termination of the Letters of Credit and the termination of this Agreement.

              (e) Notwithstanding anything therein to the contrary, in the event any of the provisions of any letter of credit application or letter of credit reimbursement agreement submitted or executed by the Borrowers in connection with any Letter of Credit conflict with the provisions of this Agreement, the terms of this Agreement shall govern.

              2.19.7 LETTER OF CREDIT CANCELLATION. For all purposes hereunder, including (without limitation) SECTION 2.19.5, a Letter of Credit shall be deemed outstanding until the earlier to occur of (i) the occurrence of the date expressly designated therein as the expiration date for such Letter of Credit and (ii) the physical receipt by the L/C Issuer of such Letter of Credit marked "canceled" accompanied by evidence from the beneficiary thereof satisfactory to the L/C Issuer to such effect.

              2.20   SUPERPRIORITY AND SECURED NATURE OF OBLIGATIONS.

              Upon entry of the Interim Borrowing Order:

              (a) pursuant to Section 364(c)(1) of the Bankruptcy Code, all Obligations under the Loan Documents shall at all times constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 503(b), 506(c), 507(a), 516(c), 517(a), 507(b) and 726 of the
Bankruptcy Code, which claims (and the Liens granted to secure such claims) shall be subordinate only to a carve-out (the "CARVE-OUT") for (x) the payment of professional fees and disbursements allowed by order of the Bankruptcy Court and incurred by the Borrowers (excluding fees and disbursements of "ordinary course" professionals as approved by the U.S. Court), any official committee of unsecured creditors appointed in the Chapter 11 Cases, any disbursements of any member of such committee and any Chapter 7 trustee appointed for the Credit Parties in an aggregate amount not to exceed $10,000,000 and (y) fees payable to the U.S. Trustee pursuant to 28 U.S.C. Section 1930(a)(6) and any fees payable to the clerk of the U.S. Court; and PROVIDED further, that no part of the Carve-Out may be used to pay professional fees and expenses incurred (i) to object to or contest, in any manner, or raise any defenses to, or investigate, the validity, perfection, priority or enforceability of the obligations under the Existing Revolver Agreement (the "PREPETITION OBLIGATIONS") or the Liens on the collateral securing the Prepetition Obligations or (ii) to investigate or assert any claims or causes of action against the Agent, the Lenders or the administrative agent or the lenders under such Existing Revolver Agreement. The Lenders agree that the Borrowers shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. Sections 330 and 331, as the same may be due and payable, PROVIDED that the aggregate of any such payments made on or after the occurrence and during the continuance of a Default shall not exceed the Carve-Out, and PROVIDED FURTHER that appropriate applications for U.S. Court approval are made therefor, subject to objection by the Agent or the Lenders, if any, and U.S. Court approval;

              (b) pursuant to Section 364(c)(2) of the Bankruptcy Code, all Obligations under the Loan Documents shall at all times be secured by duly perfected valid, enforceable and nonvoidable first priority Liens on all unencumbered Collateral; and

              (c) pursuant to Section 364(c)(3) of the Bankruptcy Code, all Obligations under the Loan Documents shall be secured by duly perfected valid, enforceable and nonvoidable junior Liens on all Collateral that is subject only to valid, perfected and nonvoidable Liens in existence as of the Petition Date.

              Following the Commitment Termination Date, amounts in the cash collateral account described in SECTION 2.19.4 shall not be subject to the Carve-Out.

              2.21   JOINT AND SEVERAL LIABILITY; PAYMENT INDEMNIFICATIONS.

              (a) All Obligations of the Borrowers under the Loan Documents shall be the joint and several Obligations of each Borrower. The Obligations of and the Liens granted by any such Borrower under the Loan Documents shall not be impaired or released by any action or inaction on the part of Agent or any Lender with respect to any other Credit Party, including any action or inaction which would otherwise release a surety.

              (b) In order to provide for just and equitable contribution between the Borrowers if any payment is made by any Borrower (a "FUNDING BORROWER") in discharging any of the Obligations, that Funding Borrower shall be entitled to a contribution from the other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among the Borrowers on the basis of the relative benefits received by the Borrowers. If and to the extent that a Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against the other Borrowers by reason thereof shall be subject and subordinate to the prior cash payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations, limit, release or otherwise impair any rights of Agent or any Lender under the Loan Documents, or alter, limit or impair the obligation of each Borrower, which is absolute and unconditional, to repay the Obligations. The obligation of any Borrower to make any contribution to another Borrower under this SECTION
2.21 shall be deemed a superpriority administration expense obligation of such Borrower arising under Section 503(b) of the Bankruptcy Code and shall be junior in priority only to the Obligations of such Borrower under the Loan Documents.

              2.22 SECURITY INTEREST IN CASH COLLATERAL ACCOUNT. Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Borrowers hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrowers' right, title and interest in and to the cash collateral account described in SECTION 2.19.4 and any direct investment of the funds contained therein.

              2.23 NO DISCHARGE; SURVIVAL OF CLAIMS. Each Borrower agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization (and each Borrower, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the superpriority claim granted to the Agent and the Lenders pursuant to the Final Borrowing Order and described in SECTION 2.20 and the Liens granted to the Agent pursuant to the Final Borrowing Order and described in SECTIONS 2.20 and 2.22 shall not be affected in any manner by the entry of an order confirming a plan of reorganization.

                                    ARTICLE III
                              CHANGE IN CIRCUMSTANCES

              3.1 YIELD PROTECTION. If any change in law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender or the L/C Issuer therewith,

              (a) subjects any Lender or the L/C Issuer or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower or TLGI or any other Person obligated hereunder to any Lender or the L/C Issuer (excluding taxation of the overall net income of any Lender or the L/C Issuer or any applicable Lending Installation or other taxes in lieu of such taxes imposed by the United States or any jurisdiction in which such Lender or the L/C Issuer has its principal office or applicable Lending Installation or is engaged in business), or changes the basis of taxation of payments to any Lender or the L/C Issuer in respect of its Revolving Loan, L/C Interests, L/C Obligations or other amounts due it hereunder; or

              (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender or the L/C Issuer or any applicable Lending Installation, (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances); or

              (c) imposes any other condition the result of which is to increase the cost to any Lender or the L/C Issuer or any applicable Lending Installation of making, funding or maintaining loans or issuing or participating in letters of credit or reduces any amount receivable by any Lender or the L/C Issuer or any applicable Lending Installation in connection with loans or letters of credit, or requires any Lender or the L/C Issuer or any applicable Lending Installation to make any payment calculated by reference to the amount of loans or letters of credit held, or interest received by it, by an amount deemed material by such Lender or the L/C Issuer, as the case may be;

       then, within 15 days of demand by such Lender or the L/C Issuer, the Borrowers shall pay such Lender or the L/C Issuer that portion of such increased expense incurred or reduction in an amount received which such Lender or the L/C Issuer determines is attributable to making, funding and maintaining its Revolving Loans, L/C Interests, the Letters of Credit, the L/C Obligations and its Commitment (and in the case of the L/C Issuer, its commitment to issue Letters of Credit).

              3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender or the L/C Issuer determines that the amount of capital required or expected to be maintained by such Lender or the L/C Issuer, any Lending Installation of such Lender or any corporation controlling such Lender or the L/C Issuer is increased as a result of a Change (as defined below in this SECTION 3.2), then, within 15 days of demand by such Lender or the L/C Issuer, the Borrowers shall pay such Lender or the L/C Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the L/C Issuer determines is attributable to this Agreement, its Revolving Loans, L/C Interests, the Letters of Credit, the L/C Obligations or its obligation to make Revolving Loans (or in the case of the L/C Issuer, its commitment to issue Letters of Credit) or participate in Letters of Credit hereunder or to issue Letters of Credit (after taking into account such Lender's or the L/C Issuer's or such controlling corporation's policies as to capital adequacy). "CHANGE" means
(a) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below in this SECTION 3.2) or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the L/C Issuer or any Lending Installation or any corporation controlling any Lender or the L/C Issuer. "RISK-BASED CAPITAL GUIDELINES" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

              3.3 AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to a Eurodollar Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Eurodollar Advance and require any Eurodollar Advances to be prepaid or converted into a Floating Rate Advance.

              3.4 FUNDING INDEMNIFICATION. If (i) any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise (including, without limitation, as a result of a mandatory prepayment of a Eurodollar Advance pursuant to SECTION 2.10(b) or (ii) as a result of an assignment of a Lender's Commitment and its outstanding Revolving Loans and L/C Interest by operation of SECTION 3.5, a Eurodollar Advance made by the assigning Lender is assigned on a date which is not the last day of the applicable Interest Period, or (iii) a Eurodollar Advance is not made, continued or converted on the date specified by the Borrowers for any reason other than default by the Lenders, or (iv) an optional prepayment, notice of which has been given in accordance with SECTION 2.5, is not made on the date specified therefor in such notice, the Borrowers will, jointly and severally, indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance, or in liquidating or terminating prior to scheduled maturity any foreign exchange contracts, currency swaps or other similar hedging arrangements entered into in connection with the Eurodollar Advance.

              3.5    MITIGATION; LENDER STATEMENTS; SURVIVAL OF INDEMNITY.
(a) To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under SECTIONS 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under SECTION 3.3, so long as such designation is rate disadvantageous to such Lender. If the obligation of the Lenders to make Eurodollar Advances has been suspended pursuant to SECTION 3.3, as a consequence of a determination by any Lender that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law or any Lender has demanded compensation under SECTION 3.1 or 3.2, the Borrowers may elect (i) subject to SECTION 3.4, to prepay any outstanding Advances to the extent necessary to mitigate its liability under SECTION 3.1 or 3.2, (ii) to terminate the applicable Lender's Commitment hereunder or (iii) to require the applicable Lender to assign its outstanding Revolving Loans, L/C Interests and Commitment hereunder to another financial institution designated by the Borrowers and reasonably acceptable to the Agent; PROVIDED, HOWEVER, that the Borrowers may make the elections described in the foregoing CLAUSES (i) and (ii) only at such times as no Default or Unmatured Default shall have occurred and be continuing. The obligation of a Lender to assign its rights and obligations hereunder or terminate its Commitment hereunder as contemplated by this SECTION 3.5(a) is subject to the requirements that (x) all amounts owing to that Lender under the Loan Documents (including, without limitation, pursuant to SECTION 3.4 are paid in full upon the completion of such assignment or prior to such termination and (y) any assignment is effected in accordance with the terms of SECTION 13.3 and on terms otherwise satisfactory to that Lender.

              (b) Each Lender or the L/C Issuer, as the case may be, shall deliver a written statement of such Person as to the amount due, if any, under SECTION 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Person determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded such Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Eurodollar Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrowers of the written statement. The obligations of the Borrowers under SECTIONS 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                     ARTICLE IV
                                CONDITIONS PRECEDENT

              The effectiveness of this Agreement is subject to the satisfaction of the conditions precedent set forth below in SECTION 4.1.

              4.1 CLOSING DATE ADVANCES AND LETTERS OF CREDIT. The Lenders shall be obligated (subject to SECTION 4.2) to make Advances and purchase participations in the Letters of Credit hereunder on the Closing Date, and the L/C Issuer shall be obligated (subject to SECTION 4.2) to issue Letters of Credit hereunder on the Closing Date, only after (x) the Agent, the Agent's counsel, O'Melveny & Myers LLP (counsel to the lenders party to the Existing Revolver Agreement) Ernst & Young, financial advisor to the administrative agent under the Existing Revolver Agreement, and Mayer, Brown & Platt, counsel to the administrative agent under the Existing Revolver Agreement, shall have been paid in full for all fees, costs and expenses payable by the Borrowers under SECTION 10.7 of this Agreement and the other Loan Documents to the extent then invoiced, and (y) the Agent shall have received from the Borrowers, with sufficient copies for the Agent and each of the Lenders, each of the following items in form and substance satisfactory to the Agent:

              (a) copies of the articles of incorporation or comparable constitutive documents of each of TLGI and each Borrower, together with all amendments, certified by the appropriate governmental officer in the relevant jurisdiction of organization as of a recent date prior to the Closing Date, and certified by the Secretary, Assistant Secretary or other appropriate officer or director of it as of the Closing Date, and, to the extent applicable, a certificate of good standing for TLGI and each Borrower, in each case certified by the appropriate governmental officer in the relevant jurisdiction of organization as of a recent date prior to the Closing Date;

              (b) copies of the by-laws (or any comparable constitutive laws, rules or regulations) of each of TLGI and each Borrower as in effect on the Closing Date certified by the Secretary, Assistant Secretary or other appropriate officer or director of it;

              (c) copies, certified as of the Closing Date by the Secretary, Assistant Secretary or other appropriate officer or director of each of TLGI and each Borrower, of its board of directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution and performance of the relevant Loan Documents;

              (d) incumbency certificates, dated as of the Closing Date, executed by the Secretary or Assistant Secretary or other appropriate officer or director of each of TLGI and each Borrower, which shall identify by name and title and bear the signature of the officers of TLGI and each Borrower authorized to sign the relevant Loan Documents and to make borrowings and apply for Letters of Credit hereunder, as applicable, upon which certificates the Agent, the Lenders and the L/C Issuer shall be entitled to rely until informed of any change in writing by TLGI or the Borrowers, as applicable;

              (e) copies of the Interim Borrowing Order, which shall have been entered by the U.S. Court;

              (f) copies of the Initial CCAA Order, which shall have been entered by the Canadian Court;

              (g) a certificate, signed by the Chief Financial Officer, stating that on the date hereof and the Closing Date no Default or Unmatured Default has occurred and is continuing;

              (h) an opinion of Jones, Day, Reavis & Pogue, United States counsel to the Borrowers, and an opinion of British Columbia counsel to TLGI satisfactory to the Agent, regarding the matters set forth on EXHIBIT B and such other matters as the Agent shall reasonably request;

              (i) this Agreement, the Notes and the Collateral Documents, duly executed by the applicable Credit Parties; and

              (j) such other documents as the Agent, its counsel or O'Melveny & Myers LLP may reasonably request.

              The following shall be additional conditions to the obligations of Lenders to make Advances, issue Letters of Credit and purchase participations therein on the Closing Date:

                   (1) FIRST DAY ORDERS. All First Day Orders and all initial orders entered by the Canadian Court shall be in form and substance satisfactory to Lenders. Without limiting the foregoing, the U.S. Court and Canadian Court shall have entered orders and arrangements satisfactory to the Lenders to protect access to and/or to provide possession of, and to provide recognition of the Lenders' interest in, books and records of TLGI and the Canadian Subsidiaries during pendency of the Chapter 11 Cases.

                   (2) CCAA ORDERS. The CCAA Orders made by the Canadian Court shall, to the extent that they prescribe the duties and powers of the Monitor or create any Liens, shall be in form and substance satisfactory to the Lenders and shall be in accordance with the terms of this Agreement and the Collateral Documents.

                   (3) CASH MANAGEMENT. The Borrowers shall have entered into the cash management arrangements described in SECTION 6.21 and
       SECTION 7.10.

                   (4) OVERHEAD. The Borrowers shall have entered into an Overhead Allocation Agreement and shall have delivered to the Agent and the Lenders a schedule satisfactory to the Agent and the Lenders estimating, through the Stated Maturity Date, general and administrative expenses and restructuring costs and expenses relating to the Chapter 11 cases and the Canadian Cases.

                   (5) NO MATERIAL ADVERSE EFFECT. Since December 31, 1998, no Material Adverse Effect (in the sole and reasonable opinion of the Agent) shall have occurred, other than the commencement of the Chapter 11 Cases and the Canadian Cases.

Notwithstanding anything herein to the contrary, it is understood and agreed that the documents and items set forth on SCHEDULE 7.36 annexed hereto shall be delivered after the Closing Date in accordance with SECTION 7.36. Each Lender, by delivering its signature page to this Agreement and funding its initial Loans, if any, on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved (as long as substantially in the form delivered to the Lenders, including any changed pages thereto delivered to the Lenders), each Loan Document and each other document required to be approved or consented to by the Required Lenders or the Lenders, as applicable, under this SECTION 4.1.

              4.2 EACH ADVANCE AND LETTER OF CREDIT. The Lenders shall not be required to make any Advance or purchase participations in any Letter of Credit, and L/C Issuer shall not be required to issue any Letter of Credit hereunder, unless on the applicable Revolving Loan Borrowing Date or date for issuance of such Letter of Credit (as applicable):

              (a)  there exists no Default or Unmatured Default;

              (b) the representations and warranties contained in ARTICLE VI, the Collateral Documents are true and correct as of such Revolving Loan Borrowing Date or date for issuance of such Letter of Credit (as applicable) except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date;

              (c) after giving effect to such Advance or the issuance of such Letter of Credit, (i) the Total Utilization of Commitments shall not exceed the least of (A) pending the entry of a Final Borrowing Order, $60,000,000, (B) until (x) the first delivery to the Agent after the Closing Date of the financial statements and Compliance Certificate required to be delivered pursuant to SECTIONS 7.1(b) and 7.1(e) demonstrating compliance with the relevant covenants in ARTICLE VII, and (y) the delivery to the Agent of the Requisite Collateral Information, the sum of (a) $80,000,000 PLUS (b) any Advances made hereunder which are applied, on or after the entry of the Final Borrowing Order, to finance the repayment by Neweol (Delaware), L.L.C. of the

Fairway Receivables Facility in accordance with SECTION 7.16, and thereafter, the Aggregate Commitment, and (C) the amount permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or Final Borrowing Order, as applicable; and (b) excluding all Advances hereunder to make Closing Date Payments and the effect of any mandatory prepayments under SECTION 2.10(b)(i) or (ii), the aggregate principal amount of Revolving Loans outstanding after giving effect to such Advance or issuance shall not exceed by more than $15,000,000 the aggregate principal amount of Revolving Loans outstanding as of any date after the Closing Date which is less than 30 days prior to the date of such Advance or issuance;

              (d) no order, judgment or decree of any court (including, without limitation, the U.S. Court or the Canadian Court), arbitrator or governmental authority shall purport to enjoin or restrain such Lender from making the Advance to be made by it on that date;

              (e) the making of the Advance requested on such date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

              (f) there shall not be pending or, to the Borrowers' knowledge, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrowers or any property of the Borrowers that has not been disclosed by the Borrowers in writing pursuant to SECTION 6.7 or SECTION 7.1(h) prior to the making of the last preceding Advances (or, in the case of the initial Advances, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of the Agent or of the Required Lenders, would reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Advances hereunder.

              Each Revolving Loan Borrowing Notice with respect to an Advance and application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 4.2(a), (b), (c), (d) and (e) have been satisfied.

                                     ARTICLE V
                              [INTENTIONALLY OMITTED]


                                     ARTICLE VI
                           REPRESENTATIONS AND WARRANTIES

              Each of TLGI and, with respect to itself and its Subsidiaries, each Borrower represents and warrants to the Lenders and the L/C Issuer that:

              6.1 EXISTENCE AND STANDING. Each of TLGI, each Borrower and the other Subsidiaries is a corporation, limited partnership or limited liability company duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and, subject to compliance with any applicable provisions of the Bankruptcy Code, has all requisite authority to conduct its business in each jurisdiction wherein such qualification is required, except to the extent that, in the case of any Subsidiary other than any Borrower, the failure to be in good standing or authorized to conduct business in any jurisdiction could not, when taken together with all similar failures by such Subsidiary and each other Subsidiary, reasonably be expected to have a Material Adverse Effect. Each of TLGI and each Borrower is in compliance with its constitutive documents and all applicable orders of the U.S. Court and the Canadian Court.

              6.2 AUTHORIZATION AND VALIDITY. Each Credit Party has the corporate, limited partnership or limited liability company power and authority and legal right to execute and deliver the Loan Documents to which it is party and to perform its obligations thereunder. The execution and delivery by each Credit Party of the Loan Documents to which it is party and the performance of its obligations thereunder have been duly authorized by proper corporate, limited partnership or limited liability company proceedings and have been or by the Closing Date will be duly authorized by the U.S. Court and the Canadian Court, and each Loan Document to which each Credit Party constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.

              6.3 NO CONFLICT, GOVERNMENT CONSENT. Neither the execution and delivery by each Credit Party of the Loan Documents to which it is party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on TLGI, any Borrower or any Subsidiary or TLGI's, any Borrower's or any Subsidiary's articles of incorporation or by-laws or comparable constitutive documents, any applicable order of the U.S. Court or the Canadian Court or the provisions of any indenture, instrument or agreement to which TLGI, any Borrower or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of TLGI, any Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, except for consents, approvals, authorizations and filings or applicable orders of the U.S. Court and the Canadian Court which have already been duly obtained and made and which remain valid and in full force and effect.

              6.4 FINANCIAL STATEMENTS. Each of (a) the December 31, 1998, consolidated financial statements of TLGI and its Subsidiaries and (b) the December 31, 1998, consolidated financial statements of the Borrowers and their Subsidiaries, heretofore delivered to the Lenders, were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of TLGI and its Subsidiaries and of the Borrowers and its Subsidiaries, respectively, at the date thereof and the consolidated results of their respective operations for the period then ended.

              6.5 MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no change in the business, Property, prospects, financial condition or results of operations of TLGI and its Subsidiaries (taken as a whole) or of the Borrowers and their Subsidiaries (taken as a whole) which could reasonably be expected to have a Material Adverse Effect, other than the commencement of the Chapter 11 Cases and the Canadian Cases.

              6.6 TAXES. All income tax returns required to be filed by TLGI, any Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, all such tax returns have been prepared in accordance with applicable laws and all taxes, assessments, fees and other governmental charges upon TLGI, any Borrower or any Subsidiary or upon any of their respective properties, income or franchises which are shown on such returns have been paid. For all taxable years ending on or before December 31, 1988, the United States Federal income tax liability of TLGI, each Borrower and the other Subsidiaries has been satisfied and either the period of limitations on assessment of additional United States Federal income tax has expired or TLGI, such Borrower or the applicable other Subsidiary has entered into an agreement with the United States Internal Revenue Service closing conclusively the total tax liability for the taxable year. None of TLGI, the Borrowers and the other Subsidiaries knows of any proposed additional tax assessment against it or any of them for which adequate provision has not been made on its or their accounts, and no material controversy in respect of additional income or other taxes due or claimed to be due to any Governmental Authority is pending or to the knowledge of TLGI, any Borrower or the other Subsidiaries threatened, other than audits by governmental taxing authorities occurring in the ordinary course of business. The charges, accruals and reserves on the books of TLGI, each Borrower and the other Subsidiaries in respect of any taxes or other governmental charges are adequate.

              6.7 LITIGATION AND CONTINGENT LIABILITIES. Except as set forth on SCHEDULE 6.7 hereto (but only to the extent described thereon), there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting TLGI, any Borrower or any other Subsidiary which could have a Material Adverse Effect, or for which there is a reasonable likelihood that TLGI, any Borrower or any other Subsidiary would make a payment, whether in settlement or otherwise, in excess of $1,000,000. Other than any liability incident to such litigation, arbitration or proceedings, none of TLGI, the Borrowers or any other Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in SECTION 6.4.

              6.8 SUBSIDIARIES; PLEDGE OF STOCK. SCHEDULE 6.8 hereto, together with the most recent update, if any, delivered pursuant to SECTION 7.1(k), contains an accurate list of all of the Subsidiaries (except for inactive Subsidiaries with immaterial assets and liabilities) of each of TLGI and each Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by TLGI, the Borrowers or other Subsidiaries. All of the issued and outstanding shares of capital stock of the Subsidiaries of TLGI and each Borrower listed on SCHEDULE 6.8 hereto, together with the most recent update, if any, delivered pursuant to SECTION 7.1(k) have been duly authorized and issued and are fully paid and non-assessable and have been duly and validly pledged under the Collateral Documents and delivered to Bankers Trust Company, as collateral agent under, and pursuant to the terms of, the Collateral Trust Agreement. All Subsidiaries of each Borrower (other than the Insurance Companies and (to the extent permitted not to so execute such documents) those Subsidiaries specifically identified as not being Borrowers on SCHEDULE 6.8) have executed and delivered this Agreement and each other Loan Document to which any Borrower is a party as a "Borrower" hereunder and thereunder, and each U.S. Subsidiary of TLGI which is party to the Collateral Trust Agreement is a Borrower hereunder.

              6.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither TLGI, the Borrowers nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $1,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, none of TLGI, the Borrowers nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan. No contribution failure has occurred with respect to any Single Employer Plan sufficient to give rise to a lien under section 302(f) of ERISA. Each Canadian Plan is registered under, and is in compliance with, the Income Tax Act (Canada), applicable provincial pensions legislation and all other applicable requirements of law and regulations and all reports, returns and filings required to be made thereunder have been made. The Canadian Plans have been at all times administered in accordance with their terms and the provisions of all applicable requirements of law and regulations. There are no unfunded liabilities under the Canadian Plans and, without limiting the generality of the foregoing, there is no going concern unfunded actuarial liability, past service unfunded actuarial liability or solvency deficiency. Neither TLGI nor any Subsidiary has received any payment of surplus from any of the Canadian Plans, other than payments received after January 1, 1988 with the approval of all necessary pension regulatory and taxation authorities.

              6.10 ACCURACY OF INFORMATION. No written information, exhibit or report prepared and furnished by TLGI, any Borrower or any other Subsidiary to the Agent, any Lender or the L/C Issuer in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

              6.11 REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of TLGI, the Borrowers and other Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder or under any other Loan Document. None of the execution, delivery and performance of this Agreement and the other Loan Documents by the Borrowers will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

              6.12 MATERIAL AGREEMENTS. None of TLGI, the Borrowers or any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

              6.13 COMPLIANCE WITH LAWS. TLGI, each Borrower and the other Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property the failure with which to comply could have a Material Adverse Effect. None of TLGI, the Borrowers or any Subsidiary has received any notice to the effect that, or is otherwise aware that, its operations are not in material compliance with any of the requirements of applicable Environmental Laws or the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect, and no event or condition has occurred or is occurring with respect to TLGI, the Borrowers or any Subsidiaries relating to any Environmental Law, any Release or any Hazardous Materials Activity which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

              6.14   OWNERSHIP OF PROPERTIES.  Except as set forth on
SCHEDULE 6.14 hereto, on the date of this Agreement, each of TLGI, each Borrower and each other Subsidiary has good title, free of all Liens other than those permitted by SECTION 7.20, to all of the Property and assets reflected as owned by it in the financial statements delivered from time to time pursuant hereto. As of the Closing Date, SCHEDULE 6.14 annexed hereto contains a true, accurate and complete list of (i) all fee properties of the Borrowers and their Subsidiaries and (ii) all leasehold interests of any Borrower or Subsidiary of any Borrower as lessee under any lease of real property, and indicates which of the properties set forth on such Schedule are subject to existing perfected Liens under a written security instrument (whether designated as a deed of trust or a mortgage or by any similar title). The aggregate principal amount of Indebtedness secured by Liens under written security agreements or instruments encumbering real property assets listed in SCHEDULE 6.14 does not exceed $100,000,000.

              6.15 INVESTMENT COMPANY ACT. None of TLGI, the Borrowers or any other Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              6.16 PUBLIC UTILITY HOLDING COMPANY ACT. None of TLGI, the Borrowers or any other Subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or is subject to regulation under any other U.S. or Canadian federal, provincial or state statute or regulation (other than the Bankruptcy Code and the CCAA) which in any case limits its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

              6.17 POST-RETIREMENT BENEFITS. The present value of the expected cost of post-retirement medical and insurance benefits payable by TLGI, the Borrowers and the other Subsidiaries to their employees and former employees, as estimated by TLGI in accordance with procedures and assumptions specified by the Required Lenders, or in the absence of such specification, deemed prudent and reasonable by TLGI, does not exceed $1,000,000.

              6.18 NEGATIVE PLEDGE. None of TLGI, the Borrowers nor any Subsidiary of TLGI or any Borrower is party to any postpetition contract or other arrangement under the terms of which TLGI, such Borrower or any such Subsidiary is restricted from (i) performing its respective obligations under the Collateral Documents or any other Loan Document to which it is a party or
(ii) providing a guaranty to the Agent, the Lenders or the L/C Issuer.

              6.19 RESTRICTIONS ON TRANSFER. There are no restrictions on any Borrower which prohibit or otherwise restrict the transfer of cash or other assets from one to another, other than prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) applicable law (including the Bankruptcy Code and any applicable order of the U.S. Court), (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, and (iv) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Liens permitted by
SECTION 7.20 (each of which documents or instruments is set forth on, and each of which documents and instruments is described on, SCHEDULE 6.19 annexed hereto); provided that (x) such prohibitions or restrictions set forth in CLAUSES (iii) or (iv) only apply to the extent enforceable under the Bankruptcy Code and the applicable orders of the U.S. Court.

              6.20 CHAPTER 11 CASES AND CANADIAN CASES. The Chapter 11 Cases were commenced on the Petition Date in accordance with Applicable Law and all notice thereof as required by Applicable Law has been given. The Canadian Cases were commenced on the Petition Date in accordance with Applicable Law.

              6.21 CASH MANAGEMENT SYSTEM. The summary of the Borrowers' cash management system attached hereto as SCHEDULE 6.21 is accurate and complete in all material respects as of the Closing Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. No Borrower nor any of its Subsidiaries owns any Deposit Account which is not described in SCHEDULE 6.21 or otherwise permitted pursuant to SECTION 7.10. There has been no change to the cash management system (other than as permitted by SECTION 7.10) since the Closing Date except such changes as have been disclosed to the Agent in writing and approved by the Agent.

              6.22 YEAR 2000. The cost to TLGI and its Subsidiaries of any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of TLGI and its Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others) and the testing of all such systems and equipment, as so reprogrammed, and of the reasonably foreseeable consequences of Year 2000 Problems to TLGI and its Subsidiaries (including reprogramming errors) could not reasonably be expected to result in a Material Adverse Effect. TLGI and its Subsidiaries have adopted and are successfully implementing a plan of correction which TLGI and the Borrowers reasonably believe will result in a substantial elimination of Year 2000 Problems before any processing failure of the systems or equipment described in clauses (a) and (b) of the preceding sentence due to such problems which could reasonably be expected to have a Material Adverse Effect, and in the event that the aforementioned plan of correction is not timely implemented, TLGI and its Subsidiaries are developing a contingency plan which the Borrowers reasonably believe will address such processing failures due to Year 2000 Problems prior to such problems resulting in a Material Adverse Effect. As used in this SECTION, "YEAR 2000 PROBLEMS" means limitations in the capacity or readiness to handle date information, for 1999 or years beginning January 1, 2000, of any of the hardware, firmware or software systems associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC) operated by TLGI and its Subsidiaries.


                                    ARTICLE VII
                                     COVENANTS

              During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing, TLGI and each Borrower shall perform, and cause to be performed, the following:

              7.1 REPORTING REQUIREMENTS. TLGI and the Borrowers will maintain, and cause each other Subsidiary to maintain, a system of accounting established and administered in accordance with GAAP (subject, in the case of TLGI, to the review and reporting of the Monitor in accordance with the CCAA Orders), and will furnish or cause to be furnished to the Lenders:

              (a) as soon as available and in any event not later than the 10th and the 25th day of each month after the Closing Date, a report in form and substance reasonably satisfactory to the Agent that contains the following information and calculations with regard to the most recently ended semi-monthly period: (i) cash flow statements reflecting on a business unit basis aggregate cash receipts and disbursements for TLGI, the Borrowers and their Subsidiaries; (ii) a comparison of the cash flows described in clause
(i) to the Borrowers' most recent three month semi-monthly forecasts prepared and delivered on a monthly basis pursuant to SECTION 7.1(b), and (iii) an update on all material changes in the status of TLGI, the Borrowers and their Subsidiaries;

              (b) as soon as possible and in any event within 30 days after the end of each calendar month, a report in form and substance reasonably satisfactory to the Agent that contains the following information and calculations: (i) monthly income statement, operating statements and other internally generated analyses prepared on a monthly basis, (ii) management discussion and analysis of operating results, (iii) three month semi-monthly cash flow forecast, reflecting on a business unit basis cash receipts and disbursements for TLGI, the Borrowers and their Subsidiaries, (iv) a variance analysis between the most recent applicable prior forecast delivered pursuant to clause (iii) and actual cash receipts and disbursements for the most recently ended calendar-month period, including management discussion and analysis of significant variances, (v) an update on all covenant calculations as of the most recent date applicable for such calculations under this Agreement, to the extent required hereunder to be calculated at the end of the period for which the information pursuant to this clause (b) is being provided, together with a report on all payment and expenditure limitations in this Agreement (whether or not such limitations are measured for a time period ending on or about the applicable time period), and (vi) a certificate of an Authorized Officer (together with supporting statements and calculations) certifying and evidencing that the Borrowers have complied with
SECTION 2.10(b)(iv);

              (c) (i) as soon as available and in any event within 105 days after the close of each of TLGI's fiscal years, (x) together with an unqualified (except qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by TLGI's independent chartered accountants or independent public accountants and qualifications as may relate to the financial circumstances of TLGI and its Subsidiaries related to the Chapter 11 Cases and the Canadian Cases) audit report certified by independent chartered accountants or independent public accountants, acceptable to the Lenders, consolidated financial statements of TLGI prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related statements of profit and loss, retained earnings and changes in financial position, accompanied by a review engagement report of said accountants in accordance with the standards of Section 8600 of the CICA Handbook stating that, in connection with the foregoing, they have obtained no knowledge of any failure of TLGI or its Subsidiaries to comply with the requirements specified in each of SECTIONS
7.12 through 7.25 and 7.31, or if, in the opinion of such accountants, TLGI or any of its Subsidiaries has failed to comply with the requirements specified in any such Section, stating the nature and status of such failure, and (y) consolidating financial statements of TLGI certified by the Chief Financial Officer that separately present TLGI's Canadian operations, United States operations and other material financial operations prepared in accordance with Agreement Accounting Principles, including balance sheets as of the end of such period, and related statements of profit and loss, retained earnings and changes in financial position; and (ii) within 180 days after the close of each of TLGI's fiscal years, the management letter prepared by the applicable accountants in connection with the financial statements for such fiscal year delivered pursuant to the foregoing CLAUSE
(i)(x);

              (d) as soon as available and in any event within 50 days after the close of each of the first three quarterly periods of each of TLGI's fiscal years, for TLGI and its Subsidiaries, consolidated unaudited balance sheets as at the close of such period and consolidated statements of profit and loss, retained earnings and changes in financial position for the period from the beginning of such fiscal year to the end of such period, all certified by the Chief Financial Officer;

              (e) together with the financial statements required pursuant to the foregoing CLAUSES (b), (c) and (d), a compliance certificate in substantially the form of EXHIBIT C hereto signed by the Chief Financial Officer showing in reasonable detail the calculations necessary to determine compliance with this Agreement, stating that no Default or Unmatured Default exists or if any Default or Unmatured Default exists, stating the nature and status thereof, and otherwise providing the information required thereby;

              (f) within 270 days after the close of each fiscal year of TLGI, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

              (g) as soon as possible and in any event within ten days after TLGI or any Borrower knows that any Reportable Event has occurred with respect to any Plan or that a withdrawal has occurred from any Multiemployer Plan, the occurrence of either of which may reasonably be expected to give rise to a Material Adverse Effect, or that a contribution failure has occurred with respect to any Single Employer Plan sufficient to give rise to a lien under section 302(f) of ERISA, a statement, signed by the Chief Financial Officer, describing said Reportable Event or contribution failure and the action which TLGI and the Borrowers propose to take with respect thereto;

              (h) as soon as possible and in any event within 30 days after receipt by TLGI or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that TLGI or any of its Subsidiaries is or may reasonably be expected to be liable for $1,000,000 or more of potential liability (when aggregated with other similar potential liability) to any Person as a result of a Release by TLGI, any of its Subsidiaries or any other Person and (ii) any notice alleging any violation of any Environmental Laws by TLGI or any of its Subsidiaries, which violation could reasonably be expected to give rise to a Material Adverse Effect;

              (i) promptly upon the furnishing thereof to the shareholders of TLGI, copies of all financial statements, reports and proxy statements so furnished, and promptly upon the furnishing thereof to any official committee of unsecured creditors or any similar committee which shall be constituted under the Collateral Trust Agreement or in respect of any other Prepetition Indebtedness, copies of any reports, financial statements, notices or other information so furnished;

              (j) promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by TLGI or any Borrower to stockholders generally (excluding those statements, reports and notices sent by any Borrower to TLGI which are not sent to TLGI solely in its capacity as a stockholder) and of each regular report and any registration statement or prospectus filed by TLGI, any Borrower or any other Subsidiary with the Ontario Securities Commission, the Toronto Stock Exchange, the British Columbia Securities Commission, the United States Securities and Exchange Commission or any successor agency to any of the foregoing or any other Canadian or United States federal or state or provincial securities exchange or securities trading system or with any United States or Canadian national stock exchange and one copy of each periodic report filed by TLGI with any Canadian regulatory authority, in all cases without duplication; PROVIDED, HOWEVER, that neither TLGI nor any of the Borrowers shall be obligated to provide to the Lenders routine reports which are required to be provided to any of the above-listed entities concerning the management of employee benefit plans, including, without limitation, stock purchases or the exercise of stock options made under any such employee benefit plan;

              (k) together with the financial statements delivered pursuant to SECTION 7.1(c), a current list of all of the Subsidiaries of each of TLGI and each Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by TLGI, each Borrower and the other Subsidiaries;

              (l) promptly after the same is available, all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of TLGI or by or on behalf of any Canadian Subsidiary or by the Monitor or by or on behalf of any Borrower with the U.S. Court or the United States Trustee in the Chapter 11 Cases or with the Canadian Court or distributed by or on behalf of TLGI or any of its Subsidiaries to any official committee appointed in the Chapter 11 Cases or any committee of creditors constituted in Canadian Cases under the CCAA Orders and without limiting the generality of the foregoing, the Borrowers and TLGI shall promptly deliver to, and discuss with, Agent and its counsel any and all information and developments in connection with any proposed Asset Sale, including, without limitation, any letters of intent, commitment letters or engagement letters received by TLGI or any of its Subsidiaries and any other event or condition which is reasonably likely to have a material effect on TLGI or any of its Subsidiaries or the Chapter 11 Cases or the Canadian Cases, including, without limitation, the progress of any disclosure statement or any proposed Chapter 11 plan of reorganization, any proposed CCAA Plan and any proposed BCCA Plan;

              (m) no later than 90 days after the Closing Date, a business plan in scope and detail satisfactory to the Agent;

              (n) promptly upon becoming aware thereof, notice of (i) the effectiveness after the Closing Date of any law, governmental rule, regulation or order binding on TLGI or any of its Subsidiaries, or any change or modification therein or in the interpretation, administration or application thereof, or (ii) the cancellation, termination, rescission, revocation, suspension, impairment, or denial of renewal or other material modification of any license, authorization or permit of TLGI or any of its Subsidiaries, or (iii) the renewal, on terms different from the terms of the license, authorization or permit so renewed, of any license, authorization or permit of TLGI or any of its Subsidiaries, which in any case described in clause (i), (ii) and/or (iii), individually or in the aggregate, could reasonably be expected to materially adversely affect the economic or commercial value or usefulness of the Borrower's licenses, permits and authorizations in any State of the United States or province of Canada or materially impede the transfer of cash generated through operations of any Borrower from one State of the United States or province of Canada to another such State or province through the cash management system described on
SCHEDULE 6.21; and

              (o) promptly, such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

              7.2 USE OF PROCEEDS. The Borrowers will use the proceeds of the Advances (i) on or about the Closing Date, to finance the Closing Date Payments, in amounts not to exceed the amounts set forth in such Sections, and (ii) on and after the Closing Date, (x) to make an Investment in Neweol (Delaware), L.L.C. not earlier than the entry of a Final Borrowing Order to repay in full all outstanding Indebtedness of Neweol (Delaware), L.L.C. with respect to the Fairway Receivables Facility to the extent permitted under, and in accordance with, SECTION 7.16 and (y) for the Borrowers' general corporate and working capital purposes (including, without limitation, the payment of fees and expenses payable under SECTION 10.7) which shall include the making of payments pursuant to the Overhead Allocation Agreement to TLGI for the payment of general and administrative expenses and restructuring costs associated with the Chapter 11 Cases and the Canadian Cases. It is understood and agreed that TLGI and the Borrowers shall not permit the proceeds of Advances to be advanced, loaned, contributed or otherwise forwarded to any Person that is not a Borrower, except as set forth in this
SECTION 7.2. No Borrower will, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

              7.3 NOTICES OF DEFAULT, LITIGATION, ETC. TLGI and the Borrowers will give notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default, (b) any payment, or any group of payments (whether or not related), whether in settlement or otherwise, in excess of $500,000, which at any time are expected to be made at or after such time by TLGI, any Borrower or any Subsidiary in connection with any litigation, arbitrations, governmental investigations, proceedings or inquiries, whether individually or in the aggregate

(it being understood that TLGI and the Borrowers, in lieu of separately identifying each such expected payment, may group such payments to the extent deemed necessary to protect confidentiality), (c) any development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, and (d) any change in the practices and procedures of TLGI and any Borrower in effect on the date of this Agreement regarding acquisitions and litigation (which practices and procedures have been described prior to the date of this Agreement by representatives of TLGI and any Borrower to the Agent and the Lenders) which notice, in each of the foregoing cases, shall be given promptly and in any event within five Business Days after TLGI, any Borrower or the relevant Subsidiary becomes aware of the Default, Unmatured Default, payment, development, determination or change. Together with the financial statements delivered pursuant to SECTIONS 7.1(b), (c) and (d), TLGI and the Borrowers shall provide to the Agent (with sufficient copies for each Lender) a report, prepared as of the last day of each calendar quarter, (x) for all litigation, arbitrations, governmental investigations and proceedings pending or, to the knowledge of any Authorized Officer, threatened against or affecting TLGI, any Borrower or any other Subsidiary for which the claim or matter involves an amount in excess of $500,000, briefly summarizing the matter (including whether resolution of the matter could come before a jury), identifying the relief sought and the amount of the claim, and specifying whether the claim is covered by insurance and (y) identifying in reasonable detail each payment in excess of $250,000 made during such calendar quarter, or expected to be made thereafter, in settlement of, or otherwise in satisfaction of, any litigation, arbitrations, governmental investigations, proceedings or inquiries. TLGI and the Borrowers agree to discuss with the Agent and the Lenders, upon the request of the Agent or any Lender, the status of any litigation, arbitrations, governmental investigations, proceedings and inquiries and any settlements thereof.

              7.4 CONDUCT OF BUSINESS. TLGI and each Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is conducted on the date of this Agreement and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business requires it to be so authorized. Nothing in this
SECTION 7.4 shall prohibit any merger, amalgamation, or consolidation which is permitted by SECTION 7.14. TLGI and each Borrower shall also pay their respective post-Petition Date accounts payable in accordance with ordinary trade terms.

              7.5 TAXES. Except as prohibited by the Interim Borrowing Order, the Final Borrowing Order, this Agreement, the Bankruptcy Code, the CCAA Orders or any other applicable order of the U.S. Court or Canadian Court, TLGI and each Borrower will, and will cause each respective Subsidiary of it to, pay when due all post-Petition Date taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

              7.6 INSURANCE. TLGI and each Borrower will, and will cause each respective Subsidiary of it to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is customary in the industries in which TLGI, such Borrower and such Subsidiaries are engaged and which is consistent with sound business practice; PROVIDED, HOWEVER, that, in any event, TLGI and each Borrower will maintain, and cause each respective Subsidiary of it to maintain, at all times insurance which, in the aggregate, is not materially less comprehensive in scope and policy amount than the insurance maintained by them collectively as of the date hereof. TLGI and each Borrower will furnish to any Lender upon request from time to time full information as to the insurance carried.

              7.7 COMPLIANCE WITH LAWS. TLGI and each Borrower will, and will cause each respective Subsidiary of it to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its Properties may be subject. Without limiting the foregoing, TLGI and each Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by TLGI, the Borrowers or their Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against TLGI, the Borrowers or any of their Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

              7.8 MAINTENANCE OF PROPERTIES. TLGI and each Borrower will, and will cause each respective Subsidiary of it to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

              7.9 INSPECTION. TLGI and each Borrower will, and will cause each respective Subsidiary of it to, permit the Agent and any or each Lender, by its respective representatives and agents, to inspect any of the Property, corporate books and financial records of TLGI, such Borrower and each such Subsidiary, to examine and make copies of the books of accounts and other financial records of TLGI, such Borrower and each such Subsidiary, and to discuss the affairs, finances and accounts of TLGI, such Borrower and each such Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or such Lender may designate. Without limiting the foregoing, each of TLGI and each Borrower agrees that upon reasonable notice and during business hours, (a) it will provide access for informational purposes to senior management of TLGI and the Borrowers to the Agent and the Lenders, and (b) it will provide access to the Agent and its agents and representatives for the purposes of reviewing and assessing the nature and value of the Collateral.

              7.10 CASH MANAGEMENT SYSTEM. (a) The Borrowers have established a concentration account (the "BORROWER CONCENTRATION ACCOUNT") at The First National Bank of Chicago which receives all transfers and payments from the cash management system described in SCHEDULE 6.21. The Borrowers shall maintain the Borrower Concentration Account and cash management system as described in SCHEDULE 6.21; PROVIDED that each Borrower may open and close Deposit Accounts and make other changes to such cash management system in the ordinary course of business upon prior written notice to the Agent and as long as (i) no Default or Unmatured Default has occurred and is continuing or would result therefrom and (ii) such changes, either individually or in the aggregate, are not adverse to either the Agent or any Lender (in its capacity as a Lender) or impair any rights of the Agent under the Collateral Documents;

and PROVIDED FURTHER, that as soon as possible and in any event no more than 30 days after the Closing Date, the Borrowers shall have entered into a blocked account agreement in form and substance reasonably satisfactory to the Agent with respect to the Borrower Concentration Account. Anything herein to the contrary notwithstanding, such cash management system shall provide (x) that amounts at any time held in Deposit Accounts (other than the Concentration Account) of the Borrowers and their Subsidiaries shall only be in respect of requirements of the applicable depository institutions or requirements of regulatory practice, and (y) that Cash Balances held in the Borrower Concentration Account shall be paid automatically to the Agent, on a weekly basis, in accordance with, and to the extent required by, SECTION 2.10(b)(iii). In the event that the Borrowers are prohibited in any State by regulatory requirements from transferring amounts held in Deposit Accounts (other than the Concentration Account) of the Borrowers and their Subsidiaries to the Concentration Account, the Borrowers will promptly (a) establish and maintain additional concentration accounts and disbursement accounts (each being a "STATE CONCENTRATION ACCOUNT" or a "STATE DISBURSEMENT ACCOUNT", as the case may be) in such State with the Agent, a Lender or other financial institution acceptable to the Agent, (b) enter into arrangements to transfer on a weekly or other basis acceptable to the Agent all amounts held in Deposit Accounts (other than concentration accounts) in such State to such State Concentration Accounts, and (c) enter into arrangements satisfactory to the Agent so that disbursements in such State will be made only from such State Disbursement Accounts.

              (b) TLGI and each Canadian Subsidiary shall maintain the cash management system as described in SCHEDULE 6.21; PROVIDED that TLGI and each Canadian Subsidiary may open and close Deposit Accounts and make other changes to such cash management system in the ordinary course of business upon prior written notice to the Agent and as long as (i) no Default or Unmatured Default has occurred and is continuing or would result therefrom and (ii) such changes, either individually or in the aggregate, are not adverse to either the Agent or any Lender (in its capacity as a Lender).

              7.11   FURTHER ASSURANCES.

              (a) ASSURANCES. Without expense or cost to Agent or Lenders, TLGI and each Borrower shall, and shall cause each Subsidiary of it to, from time to time hereafter execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments, including, without limitation, Mortgages, as Agent may from time to time reasonably request in order to carry out more effectively the purposes of this Agreement, the other Loan Documents, the Interim Borrowing Order or the Final Borrowing Order, including to subject any Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto the Agent the property and rights thereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or that any Credit Party may be or may hereafter become bound to convey or to assign to Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, any other Loan Documents, the Interim Borrowing Order or the Final Borrowing Order, registering or recording this Agreement or any other Loan Document. Without limiting the generality of the foregoing, (i) each Credit Party shall take or cause to be taken all such actions that may be necessary or, in the reasonable opinion of the Agent, desirable in order to create in favor of the Agent, for the benefit of Lenders, (x) a valid and (upon such filing and recording) perfected first priority security interest in the entire real, personal and mixed property Collateral which is otherwise unencumbered as of the Closing Date, and (y) a valid and (upon such filing and recording) perfected subordinated security interest in the entire real, personal and mixed property Collateral which is subject to valid, perfected and nonvoidable liens on the Petition Date, including a subordinate pledge of all of the capital stock of each of Company's Subsidiaries, and
(ii) the Borrowers shall deliver to the Agent, promptly upon receipt thereof, all instruments received by the Credit Parties after the Closing Date and take all actions and execute all documents necessary or reasonably requested by the Agent to perfect the Agent's Liens in any such instrument or any other Investment acquired by any Credit Party. Notwithstanding the foregoing, to the extent that Applicable Law prohibited the pledge or the delivery of any stock or instrument to the collateral agent under the Collateral Trust Agreement, the Borrowers shall not be obligated to pledge or deliver, as applicable, such stock or instrument to the Agent hereunder so long as the Borrowers can provide, within a reasonable time after the Closing Date, evidence reasonably satisfactory to the Agent that such prohibitions continue to be in full force and effect.

              (b) FILING AND RECORDING OBLIGATIONS. Each Borrower shall jointly and severally pay all filing, registration and recording fees and all expenses incident to the execution and acknowledgement of any Mortgage or other Loan Document, including any instrument of further assurance described in SECTION 7.11(a), and shall pay all mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Mortgage or other Loan Document, including any instrument of further assurance described in SECTION 7.11(a), or by reason of its interest in, or measured by amounts payable under, the Notes, the Mortgages or any other Loan Document, including any instrument of further assurance described in SECTION 7.11(a), (excluding income, franchise and doing business taxes), and shall pay all stamp taxes and other taxes required to be paid on the Notes or any other Loan Document; PROVIDED, however, that such Borrower may contest in good faith and through appropriate proceedings, any such taxes, duties, imposts, assessments and charges; PROVIDED further, however, that such Borrower shall pay all such taxes, duties, imposts and charges when due to the appropriate taxing authority during the pendency of any such proceedings if required to do so to stay enforcement thereof. If any Borrower fails to make any of the payments described in the preceding sentence within 10 days after notice thereof from the Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by the Agent) accompanied by documentation verifying the nature and amount of such payments, the Agent may (but shall not be obligated to) pay the amount due and the Borrowers shall jointly and severally reimburse all amounts in accordance with the terms hereof. Anything herein to the contrary notwithstanding, if the Agent, in its reasonable discretion, shall determine to file any such financing statements, notices of lien, mortgages or similar instruments, or to otherwise confirm perfection of such liens, the Borrowers shall cooperate with and assist in such process.

              (c) COSTS OF DEFENDING AND UPHOLDING THE LIEN. The Agent may, upon at least five days' prior notice to the Borrowers, (i) appear in and defend any action or proceeding, in the name and on behalf of the Agent, Lenders or any Borrower, in which the Agent or any Lender is named or which the Agent in its sole discretion determines is reasonably likely to materially adversely affect any Property subject to a Mortgage, any other Collateral, any Mortgage, the Lien thereof or any other Loan Document and
(ii) institute any action or proceeding which Agent reasonably determines should be instituted to protect the interest or rights of the Agent and Lenders in any such Property or other Collateral or under this Agreement or any other Loan Document. The Borrowers, jointly and severally, agree that all reasonable costs and expenses expended or otherwise incurred pursuant to this Section (including reasonable attorneys' fees and disbursements) by the Agent shall be paid pursuant to SECTION 10.7 hereof.

              (d) CASH MANAGEMENT SYSTEM. The Borrowers shall take all such action as may reasonably be requested by the Agent to maintain and preserve the cash management account arrangements in form and substance acceptable to the Agent. Without limiting the foregoing, (i) the Borrowers agree that they shall, during the 45-day period following the Closing Date, review, in consultation with the Agent, the cash management arrangements with respect to the West Texas Group and implement such modifications thereto as the Agent may reasonably request, and (ii) the Borrowers agree that they shall, during the 90-day period following the Closing Date, review, in consultation with the Agent, the cash management arrangements with respect to all other non-Borrower Subsidiaries of the Borrowers and implement such modifications thereto as the Agent may reasonably request.

              7.12 DISTRIBUTIONS AND PAYMENTS TO TLGI AND CANADIAN SUBSIDIARIES. No Borrower will, nor will any Borrower permit any Subsidiary to, declare or make or incur any liability to make any Distribution, or any payment to TLGI or any Canadian Subsidiary, except that (a) the Borrowers and their Subsidiaries may make Distributions to other Borrowers, and (b) the Company may make payments and Distributions to TLGI to pay (or reimburse TLGI for the payment of) general and administrative expenses and restructuring costs associated with the Chapter 11 Cases and the Canadian Cases in accordance with the Overhead Allocation Agreement. TLGI will not, nor will TLGI permit any Canadian Subsidiary to, declare or make or incur any liability to make any Distribution, except that TLGI and such Canadian Subsidiaries may make Distributions to any Borrower and other Canadian Subsidiaries and TLGI.

              7.13 INDEBTEDNESS. Neither TLGI nor any Borrower will, nor will they permit any Subsidiary to, issue any equity, or to create, incur or suffer to exist any Indebtedness, except:

              (a) the Borrowers may become and remain liable with respect to the Obligations under the Loan Documents;

              (b) each Borrower may become and remain liable with respect to Capitalized Lease Obligations in respect of equipment used in the ordinary course of the funeral home and cemetery business of the Borrowers and their Subsidiaries;

              (c) each Borrower may remain liable with respect to Prepetition Indebtedness without giving effect to any extensions, renewals, refinancings, supplemental borrowings or other incurrences thereof: and

              (d) The Borrowers may become and remain liable with respect to Indebtedness incurred in connection with the rejection of leases and executory contracts in the Chapter 11 Cases; PROVIDED, that the obligation of any Borrower in respect of such Indebtedness shall be determined by a Final Order of the U.S. Court entered at the time of such rejection to be a general, unsecured, non-priority claim.

              7.14 MERGER. Neither TLGI nor any Borrower will, nor will they permit any Subsidiary to, merge, amalgamate or consolidate with or into any other Person, except that a Subsidiary (other than any Borrower) may merge with any Borrower or a Wholly-Owned Subsidiary may merge, amalgamate or consolidate with any other Borrower and a Subsidiary of any Borrower, subject to the further condition that if such Borrower is a party to any such permitted merger, such Borrower shall be the surviving corporation.

              7.15 SALE OF ASSETS. Neither TLGI nor any Borrower will, nor will they permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except for (a) sales of inventory and individual cemetery plots in the ordinary course of business, (b) other sales by the Borrowers and their Subsidiaries of assets not constituting Asset Sales, and (c) Asset Sales of assets of the Borrowers and their Subsidiaries made with the express prior written consent of the Required Lenders. All Net Asset Sale Proceeds of any Asset Sales permitted under this Section shall be applied to make payments to the extent required under SECTION 2.10.

              7.16 PREPAYMENTS. Neither TLGI nor any Borrower will, nor will they permit any Subsidiary to, either directly or indirectly, voluntarily redeem, retire or otherwise pay prior to its scheduled maturity, or accelerate the maturity of, Indebtedness of TLGI, any Borrower or any such Subsidiary, except that no earlier than the date on which the Final Borrowing Order is entered by the U.S. Court, Neweol (Delaware), L.L.C. shall (subject to approval of the U.S. Court) repay in full all Indebtedness outstanding under the Fairway Receivables Facility (the aggregate principal amount of which Indebtedness shall not exceed $50,000,000) on terms acceptable to the Agent; PROVIDED that in connection with any such prepayment, all commitments to lend or make other extensions of credit thereunder, and all further obligations of the Borrowers and their Subsidiaries shall terminate all Liens securing Indebtedness or other obligations of TLGI, the Borrowers and their Subsidiaries under such facility shall be released, and Neweol (Delaware), L.L.C. shall concurrently therewith become a Borrower hereunder pursuant to
SECTION 7.30.

              7.17 AFFILIATES. Neither TLGI nor any Borrower will, nor will they permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of TLGI's such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to TLGI, such Borrower or such Subsidiary than TLGI, such Borrower or such Subsidiary would obtain in a comparable arm's-length transaction; PROVIDED, HOWEVER, that the foregoing terms of this SECTION 7.17 shall not apply to (i) transactions between or among the Borrowers and their Wholly-Owned Subsidiaries and payments made in accordance with the Overhead Allocation Agreement.

              7.18 INVESTMENTS. Neither TLGI nor any Borrower will, nor will they permit any Subsidiary to, make or suffer to exist any Investments, or commitments therefor, except:

              (a) Investments in existence as of the close of business on the Closing Date;

              (b) Investments by any Borrower or any Subsidiary in and to any Subsidiary which is a Borrower, including any Investment in a corporation which, after giving effect to such Investment, will become a Borrower, to the extent such Investment is not prohibited under SECTION 7.27;

              (c) Investments in property or assets to be used in the ordinary course of business of TLGI and the Borrowers and the other Subsidiaries conducted as described in SECTION 7.4 of this Agreement;

              (d) Investments in commercial paper maturing in 90 days or less from the date of issuance which, at the time of acquisition by TLGI or any Borrower or any other Subsidiary, is accorded one of the two highest commercial paper ratings by Standard & Poor's or Moody's or any other United States nationally recognized credit rating agency of similar standing;

              (e) Investments in direct obligations of the United States, any agency or instrumentality of the United States, the federal government of Canada or any agency or instrumentality of the federal government of Canada, the payment or guarantee of which constitutes a full faith and credit obligation of the United States or Canada, as the case may be, in either case maturing in three months or less from the date of acquisition thereof;

              (f) Investments in direct obligations of any Province of Canada or any municipality within a Province of Canada or any State or municipality within the United States maturing in one year or less from the date of acquisition thereof which, in any such case, at the time of acquisition by TLGI or any Borrower or any other Subsidiary, is accorded one of the two highest long-term debt ratings by Standard & Poor's or Moody's or any other United States nationally recognized credit rating agency of similar standing;

              (g) Investments in certificates of deposit or bankers' acceptances with a maturity of 90 days or less issued by a bank or trust company organized under the laws of the United States or any State thereof, Canada or any Province thereof, Japan or any member of the European Union, having capital, surplus and undivided profits aggregating at least $100,000,000 and having a short-term unsecured debt rating of at least "P-I" by Moody's or "A-1" by Standard & Poor's;

              (h) Investments in money market and auction rate preferred stock issued by Persons organized under the laws of the United States of America or any State thereof or of Canada or any Province thereof rated "A" or better by Standard & Poor's or "A" or better by Moody's, or an equivalent rating by any other United States nationally recognized credit rating agency of similar standing;

              (i) Investments in mutual funds investing in assets described in CLAUSE (d), (e), (f) or (g) above which in any such case would be classified as a current asset in accordance with U.S. GAAP and which are managed by a fund manager of recognized United States or Canadian national standing and having share capital of at least $100,000,000 or having at least $250,000,000 under management;

              (j) Investments of funds received by TLGI or any Borrower or any other Subsidiary in the ordinary course of business, which funds are required to be held in trust for the benefit of others by TLGI, such Borrower or such Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of TLGI or any Borrower or any other Subsidiary;

              (k) Investments of funds by any Subsidiary which is engaged in the insurance business which are invested and managed by such Subsidiary in the ordinary course of its regulated insurance business and insurance operations;

              (l) Investments consisting of amounts contributed by the Borrowers to Neweol (Delaware), L.L.C., no earlier than the date on which the Final Borrowing Order is entered by the U.S. Court, to the extent required to repay in full all Indebtedness outstanding under the Fairway Receivables Facility in accordance with, and subject to the conditions contained in,
SECTION 7.16; and

              (m) Investments consisting of acquisitions (whether by purchase of assets or stock or by merger or consolidation) permitted under
SECTION 7.27; PROVIDED that (a) at the time of consummation of such acquisition, no Default or Unmatured Default shall have occurred and be continuing, (b) after giving effect to any such acquisition and the financing thereof, TLGI and the Borrowers shall be in pro forma compliance with all covenants contained herein, and (c) any Person acquired in such acquisition shall become, upon consummation of such acquisition, a Borrower.

              7.19 NEGATIVE PLEDGE. Neither TLGI nor any Borrower will, nor will they permit any Subsidiary to, enter into any agreement or other arrangement under the terms of which TLGI, any Borrower or any Subsidiary would be restricted from (i) performing its obligations under the Collateral Documents or any other Loan Document to which it is a party or (ii) providing a guaranty to the Agent, the Lenders or the L/C Issuer.

              7.20 LIENS. Neither TLGI nor any Borrower will, nor will they permit any Subsidiary to, create, incur or suffer to exist any Lien in, of or on the Property of TLGI, such Borrower or such Subsidiary, as applicable, or apply to the U.S. Court or Canadian Court for the authority to do any of the foregoing, except:

              (a) Liens granted to the Agent for the benefit of the Lenders and the L/C Issuer pursuant to the Loan Documents or authorized by the Interim Borrowing Order or the Final Borrowing Order;

              (b)  Liens in existence as of the Petition Date;

              (c) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

              (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

              (e) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation (except ERISA); and

              (f) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the same or interfere with the use thereof in the business of TLGI, any Borrower or any other Subsidiary.

              7.21 MINIMUM CEMETERY OPERATING CASH FLOW. The Borrowers shall not permit Cemetery Operating Cash Flow for the one-fiscal quarter period or for the four-fiscal quarter period (or, in the case of any fiscal quarter ending prior to March 31, 2000, the one-, two- or three- fiscal quarter period from April 1, 1999 to the end of the fiscal quarter for which Cemetery Operating Cash Flow is being calculated)) ending, in each case, as of a date set forth below to be less than the correlative amount indicated:

-----------------------------------------------------------------------------
         DATE                   MINIMUM CEMETERY          MINIMUM CEMETERY
                               OPERATING CASH FLOW      OPERATING CASH FLOW
                               (FOR CURRENT FISCAL     (FOR PRIOR ONE-, TWO-,
                                    QUARTER)               THREE- OR FOUR-
                                                           FISCAL QUARTER
                                                             PERIOD, AS
                                                             APPLICABLE)
-----------------------------------------------------------------------------
June 30, 1999                    ($15,000,000)            ($15,000,000)
-----------------------------------------------------------------------------
September 30, 1999               ($10,000,000)            ($25,000,000)
-----------------------------------------------------------------------------
December 31, 1999                ($5,000,000)             ($30,000,000)
-----------------------------------------------------------------------------
March 31, 2000                   0                        ($30,000,000)
-----------------------------------------------------------------------------
June 30, 2000                    $5,000,000               ($10,000,000)
-----------------------------------------------------------------------------
September 30, 2000               $5,000,000               $5,000,000
-----------------------------------------------------------------------------
December 31, 2000                $5,000,000               $15,000,000
-----------------------------------------------------------------------------
March 31, 2001                   $5,000,000               $20,000,000
-----------------------------------------------------------------------------

              7.22 MINIMUM NON-CEMETERY OPERATING CASH FLOW. The Borrowers shall not permit Non-Cemetery Operating Cash Flow for the one-fiscal quarter period or for the four-fiscal quarter period (or, in the case of any fiscal quarter ending prior to March 31, 2000, the one-, two- or three-fiscal quarter period from April 1, 1999 to the end of the fiscal quarter for which Non-Cemetery Operating Cash Flow is being calculated)) ending, in each case, as of a date set forth below to be less than the correlative amount indicated:

-------------------------------------------------------------------------------
         DATE                 MINIMUM NON-CEMETERY       MINIMUM NON-CEMETERY
                              OPERATING CASH FLOW      OPERATING CASH FLOW (FOR
                              (FOR CURRENT FISCAL      PRIOR ONE-, TWO-, THREE-
                                    QUARTER)            OR FOUR-FISCAL QUARTER
                                                         PERIOD AS APPLICABLE)
-------------------------------------------------------------------------------
June 30, 1999                     $10,000,000                $10,000,000
-------------------------------------------------------------------------------
September 30, 1999                $10,000,000                $20,000,000
-------------------------------------------------------------------------------
December 31, 1999                 $20,000,000                $40,000,000
-------------------------------------------------------------------------------
March 31, 2000                    $30,000,000                $70,000,000
-------------------------------------------------------------------------------
June 30, 2000                     $20,000,000                $80,000,000
-------------------------------------------------------------------------------
September 30, 2000                $20,000,000                $90,000,000
-------------------------------------------------------------------------------
December 31, 2000                 $30,000,000                $100,000,000
-------------------------------------------------------------------------------
March 31, 2001                    $30,000,000                $100,000,000
-------------------------------------------------------------------------------

              7.23 MINIMUM CONSOLIDATED OPERATING CASH FLOW. The Borrowers shall not permit Consolidated Operating Cash Flow for the one-fiscal quarter period or for the four-fiscal quarter period (or, in the case of any fiscal quarter ending prior to June 30, 2000, the one-, two- or three- fiscal quarter period from July 1, 1999 to the end of the fiscal quarter for which Consolidated Operating Cash Flow is being calculated)) ending, in each case, as of a date set forth below to be less than the correlative amount indicated:

----------------------------------------------------------------------------
           DATE               MINIMUM CONSOLIDATED     MINIMUM CONSOLIDATED
                             OPERATING CASH FLOW       OPERATING CASH FLOW
                              (FOR CURRENT FISCAL     (FOR PRIOR ONE-, TWO-,
                                    QUARTER)             THREE- OR FOUR-
                                                          FISCAL QUARTER
                                                           PERIOD, AS
                                                            APPLICABLE)
----------------------------------------------------------------------------
September 30, 1999             ($10,000,000)              ($10,000,000)
----------------------------------------------------------------------------
December 31, 1999               $10,000,000                0
----------------------------------------------------------------------------
March 31, 2000                  $20,000,000                $20,000,000
----------------------------------------------------------------------------
June 30, 2000                   $15,000,000                $35,000,000
----------------------------------------------------------------------------
September 30, 2000              $15,000,000                $60,000,000
----------------------------------------------------------------------------
December 31, 2000               $20,000,000                $70,000,000
----------------------------------------------------------------------------
March 31, 2001                  $20,000,000                $70,000,000
----------------------------------------------------------------------------

              7.24 MINIMUM FUNERAL HOME GROSS MARGIN. The Borrowers shall not permit Funeral Home Gross Margin for the 3-month period ending as of a date set forth below to be less than the correlative amount indicated:

Caption>
-----------------------------------------------------------
   DATE                   MINIMUM FUNERAL HOME GROSS MARGIN
-----------------------------------------------------------
June 30, 1999                       $45,000,000
-----------------------------------------------------------
July 31, 1999                       $43,333,333
-----------------------------------------------------------
August 31, 1999                     $41,666,667
-----------------------------------------------------------
September 30, 1999                  $40,000,000
-----------------------------------------------------------
October 31, 1999                    $43,333,333
-----------------------------------------------------------
November 30, 1999                   $46,666,667
-----------------------------------------------------------
December 31, 1999                   $50,000,000
-----------------------------------------------------------
January 31, 2000                    $53,333,333
-----------------------------------------------------------
February 28, 2000                   $56,666,667
-----------------------------------------------------------


                                       65

-----------------------------------------------------------
March 31, 2000                      $60,000,000
-----------------------------------------------------------
April 30, 2000                      $56,666,667
-----------------------------------------------------------
May 31, 2000                        $53,333,333
-----------------------------------------------------------
June 30, 2000                       $50,000,000
-----------------------------------------------------------
July 31, 2000                       $48,333,333
-----------------------------------------------------------
August 31, 2000                     $46,666,667
-----------------------------------------------------------
September 30, 2000                  $45,000,000
-----------------------------------------------------------
October 30, 2000                    $50,000,000
-----------------------------------------------------------
November 30, 2000                   $55,000,000
-----------------------------------------------------------
December 31, 2000                   $50,000,000
-----------------------------------------------------------
January 31, 2001                    $55,000,000
-----------------------------------------------------------
February 28, 2001                   $55,000,000
-----------------------------------------------------------
March 31, 2001                      $60,000,000
-----------------------------------------------------------
April 30, 2001                      $55,000,000
-----------------------------------------------------------
May 31, 2001                        $50,000,000
-----------------------------------------------------------

              7.25 MINIMUM FUNERAL HOME REVENUE PERFORMANCE. The Borrowers shall not permit Funeral Home Revenue for the 3-month period ending as of the last day of any fiscal quarter to be less than (i) in the case of the fiscal quarters ending on June 30, 1999 and September 30, 1999, 92.5% and (ii) thereafter, 95% of the Funeral Home Revenue for the 3-month period ending on the last day of the corresponding fiscal quarter in the immediately preceding year; PROVIDED, that for purposes of the foregoing calculations, Funeral Home Revenue for such 3-month period ending in the current year and Funeral Home Revenue for such three-month period in the preceding year shall only include the portion of such Funeral Home Revenue which is attributable to funeral home locations that are Funeral Home Properties of any of the Borrowers during both of such periods.

              7.26 OWNERSHIP OF COMPANY. TLGI will at all times maintain the Company as a Wholly-Owned Subsidiary of TLGI.

              7.27 ACQUISITIONS. Neither TLGI nor any Borrower will, nor will they permit any Subsidiary to, make any Acquisition of any Person without the prior written consent of the

Required Lenders, except for (a) acquisitions or equity repurchases made in order to buy out holders of Minority Interests in Subsidiaries in connection with bona fide anticipated asset sales relating to the stock or assets of such Subsidiaries and (b) other acquisitions, PROVIDED that the consideration paid in connection with any such acquisition referred to in clause (a) or (b) shall be in an aggregate amount not to exceed $2,000,000 for each such acquisition individually or $10,000,000 in the aggregate during any twelve-month period.

              7.28 SUBSIDIARIES. The Borrowers will not permit any of their respective Subsidiaries at any time after the Closing Date to issue any preferred stock of any type or nature or agree by contract or otherwise to any restriction on the right and ability of such Subsidiary to declare and pay dividends and make other distributions to its shareholders (other than the restrictions set forth in this Agreement and the other Loan Documents). TLGI and the Borrowers will not permit any Indebtedness owed by them to any Subsidiaries arising after the Closing Date to be secured pursuant to the Collateral Trust Agreement.

              7.29 SYNTHETIC LEASES. Neither TLGI nor any Borrower will, nor will they permit any Subsidiary of it to, be an obligor in respect of any post-Petition Date Synthetic Lease.

              7.30 DELIVERIES REGARDING ADDITIONAL BORROWERS. Not later than 30 days after the Closing Date, the Borrowers will use reasonable efforts to cause each Subsidiary listed on SCHEDULE 7.30 annexed hereto to execute and deliver to the Agent, and in the event that any Person becomes a U.S. Subsidiary after the date hereof or any Investment is made in Neweol (Delaware), L.L.C. to repay Indebtedness outstanding under the Fairway Receivables Facility, the Borrowers will promptly notify the Agent of that fact and cause such Subsidiary or Neweol (Delaware), L.L.C., as the case may be, to execute and deliver to the Agent, (x) a joinder agreement substantially in the form of EXHIBIT H annexed hereto pursuant to which such Person shall agree to be bound by this Agreement as a Borrower and to assume and perform its obligations as a borrower hereunder as if were a Borrower hereunder on the date hereof, and (y) a counterpart of the Security Agreement, and to take all such further actions and execute all such further documents and instruments as may be necessary or, in the opinion of the Agent, desirable to create in favor of the Agent, for the benefit of Lenders, a valid and perfected Lien on all of the real, personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents. TLGI and the Borrowers shall deliver to the Agent a copy (each document identified below to be dated and/or certified as of a date reasonably acceptable to the Agent not more than 30 days prior to the date of delivery thereof to the Agent), with respect to each such Borrower, of such Borrower's (i) articles of incorporation or comparable constitutive documents, together with all material amendments, and, to the extent applicable, a certificate of good standing, in each case certified by the appropriate governmental officer in the relevant jurisdiction of organization, (ii) by-laws or comparable constitutive laws, rules or regulations certified by the Secretary, Assistant Secretary or other appropriate officer or director of it, and (iii) board of directors' resolutions, certified by the Secretary, Assistant Secretary or other appropriate officer or director of such Borrower (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) authorizing the execution and performance by such Borrower of this Agreement and the Collateral Documents.

              The actions described in this SECTION 7.30 must be completed with respect to any Borrower which is a U.S. Subsidiary formed or acquired after the Closing Date no later than 30 days after any such Person becomes a Subsidiary.

              7.31 CAPITAL EXPENDITURES. Neither TLGI nor any Borrower will, nor will they permit any Subsidiary to, make or incur any liability to make, in any four-fiscal quarter period (or, in the case of any four-fiscal quarter period ending prior to June 30, 2000, the one-, two- or three-fiscal quarter period from July 1, 1999 to the end of the fiscal quarter for which Consolidated Capital Expenditures is being calculated) ending on a date set forth below, Consolidated Capital Expenditures in an aggregate amount in excess of the corresponding amount set forth below opposite such date: PROVIDED, that the amount set forth below opposite any date may be increased from time to time in accordance with SECTION 2.10(b)(ii):

--------------------------------------------------------------------------------
              DATE                                   MAXIMUM
                                        CONSOLIDATED CAPITAL EXPENDITURES
--------------------------------------------------------------------------------
 September 30, 1999                      $16,000,000
--------------------------------------------------------------------------------
 December 31, 1999                       $31,900,000
--------------------------------------------------------------------------------
 March 31, 2000                          $49,900,000
--------------------------------------------------------------------------------
 June 30, 2000                           $67,900,000
--------------------------------------------------------------------------------
 September 30, 2000                      $69,900,000
--------------------------------------------------------------------------------
 December 31, 2000                       $72,000,000
--------------------------------------------------------------------------------
 March 31, 2001                          $72,000,000
--------------------------------------------------------------------------------

              7.32   CHAPTER 11 CLAIMS.  Without limiting the provisions of
SECTION 7.20 hereof, no Borrower shall incur, create, assume, suffer or permit any claim or Lien or encumbrance against it or any of its property or assets in any Chapter 11 Case (other than the claims specifically referred to in SECTION 2.20 and the Final Borrowing Order but only to the extent therein described) to be PARI PASSU with or senior to the claims of the Agent and Lenders against any Borrower in respect of the Obligations hereunder, or apply to the U.S. Courts for authority to do so, except to the extent permitted herein.

              7.33 LIMITATION ON REPAYMENTS. The Borrowers shall not (i) make any payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) of any Prepetition Indebtedness or other pre-Petition Date obligations of such Person, except for, without duplication, (x) repayments of vendor notes and non-compete obligations not to exceed $100,000 in the aggregate in any month, and
(y) Closing Date Payments, (ii) pay any interest on any Prepetition Indebtedness of such Person (whether in cash, in kind securities or otherwise), or (iii) make any payment or create or permit any Lien pursuant to Section 361 of the Bankruptcy Code (or pursuant to any other provision of the Bankruptcy Code authorizing adequate protection); PROVIDED that, without duplication, (a) the Borrowers may pay Prepetition Indebtedness arising in connection with the assumption of contracts or leases in the Chapter 11 Cases, (b) the Borrowers may make payments permitted under SECTION 2.20, (c) the Borrowers may make payments for administrative expenses that are allowed and payable under Sections 330 and 331 of the Bankruptcy Code (subject to the limitations of the Carve-Out), (d) the Borrowers may pay any post-Petition Date expense incurred in the ordinary course of business, including all post-Petition Date Indebtedness incurred in the ordinary course of business or approved by order of the U.S. Court, and usual and customary employee salaries and benefits, and (e) the Borrowers may make payments to such other claimants and in such amounts as permitted by the First Day Orders and as contemplated in SCHEDULE 1.1(b) or as may otherwise be consented to by the Required Lenders and approved by the U.S. Court.

              7.34 PROTOCOL. TLGI and the Borrowers shall cause to be put in place with the U.S. Court and the Canadian Court, no later than 60 days after the Closing Date, a protocol satisfactory to the Required Lenders regarding the Chapter 11 Cases and the Canadian Cases.

              7.35 AGREEMENTS. TLGI and the Borrowers shall not assume, reject, cancel, terminate, breach or modify (whether pursuant to Section 365 of the Bankruptcy Code or the CCAA Orders or any other Applicable Law), (i) any Material Contract or (ii) any other agreement, contract, instrument or other document to which it is a party which assumption, rejection, cancellation, termination, breach or modification could reasonably be expected to result in a Material Adverse Effect.

              7.36 POST CLOSING DELIVERIES. The Borrowers shall deliver to the Agent as soon as possible and in any event within 30 days after the Closing Date, (a) a schedule setting forth Cemetery Properties as of the Closing Date;
(b) a schedule setting forth Funeral Home Properties as of the Closing Date; (c) a schedule setting forth all Liens on property or assets of the Borrowers in existence as of the Petition Date; and (d) a schedule listing all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each real property asset of any Borrower, regardless of whether such Borrower is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. The Borrowers hereby also agree to (i) deliver to the Agent as soon as possible and in any event no later than 10 Business Days after the Closing Date, (A) a schedule listing each real property asset of the Borrowers for which personal property Lien and judgement Lien searches and title reports were ordered on or prior to the Closing Date by the Borrowers and (B) all appraisals of real property assets of the Borrowers which are readily available and a schedule of those real property assets for which appraisals are retained in the records of the Borrowers, (ii) order, (x) as soon as possible and in any event no later than 30 days after the Closing Date, personal property Lien and judgement Lien searches, and (y) as soon as possible and in any event no later than 45 days after the Closing Date, title reports, in each case for each real property asset of the Borrowers for which such items have not been ordered on or prior to the Closing Date, and to deliver to the Agent no later than such applicable date a list of such ordered items, and (iii) deliver to the Agent a copy of each such title report, personal property Lien search, judgement Lien search promptly after it is received by the Borrowers or retrieved from their records. Upon receipt of 45% of the title reports and 66-2/3%

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

of the personal property Lien and judgment Lien searches identified on all schedules received pursuant to clauses (i) and (ii) of the preceding sentence, the results of which shall be reasonably satisfactory to the Agent, the Agent shall be deemed to have received "REQUISITE COLLATERAL INFORMATION". TLGI and the Borrowers shall also cause each document, certificate or other item set forth on SCHEDULE 7.36 annexed hereto to be delivered within the time period specified on such SCHEDULE 7.36 and in form and substance reasonably satisfactory to the Agent.

                                    ARTICLE VIII
                                      DEFAULTS

              The occurrence of any one or more of the following events shall constitute a Default:

              8.1 Any representation or warranty made or deemed made by or on behalf of any Credit Party to the Lenders or the Agent under or in connection with this Agreement, any Revolving Loan, any Letter of Credit, the Collateral Documents, any other Loan Document or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

              8.2 Nonpayment of principal of any Revolving Loan when due, or nonpayment of interest upon any Revolving Loan or of any commitment fee or other obligations (including, without limitation, Reimbursement Obligations) under any of the Loan Documents within three Business Days after the same becomes due.

              8.3 The breach by TLGI, any Borrower or any Subsidiaries of any of the terms or provisions of SECTION 7.2, SECTION 7.3(a), SECTIONS 7.12 through 7.29, or SECTIONS 7.31 through 7.36; PROVIDED, HOWEVER, any failure to provide notice of any Unmatured Default pursuant to SECTION 7.3(a) shall not give rise to a Default under this SECTION 8.3 if such Unmatured Default may be cured pursuant to the terms of this Agreement and is in fact cured prior to maturing into a Default.

              8.4 The breach by TLGI, any Borrower or any of their Subsidiaries (other than a breach which constitutes a Default under SECTION 8.1, 8.2 or 8.3) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within the earlier to occur of (x) 30 days after written notice of such breach from the Agent or any Lender or (y) 30 days after any Executive Officer first has knowledge thereof.

              8.5 Failure of TLGI, any Borrower or any of their Subsidiaries to pay any Indebtedness (other than Indebtedness referred to in SECTION 8.2 and any Indebtedness incurred prior to the Petition Date) equal to or exceeding $5,000,000 in the aggregate for TLGI, such Borrower and such Subsidiaries when due; or the default by TLGI, any Borrower or any Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness (other than Indebtedness referred to in SECTION 8.2 and any Indebtedness incurred prior to the Petition Date) equal to or exceeding $5,000,000 in the aggregate for TLGI, such Borrower and such Subsidiaries was created or is governed, or any other event shall occur or condition exist the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness (other than Indebtedness referred to in SECTION
8.2 and any

Indebtedness incurred prior to the Petition Date) of TLGI, any Borrower or any Subsidiaries of either equal to or exceeding $5,000,000 in the aggregate for all such Persons shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, or TLGI, any Borrower or any Subsidiary of either shall not pay, or shall admit in writing its inability to pay, its debts incurred postpetition generally as they become due.

              8.6 With respect to the Chapter 11 Cases, (i) the entry of an order authorizing any Borrower in any of the Chapter 11 Cases to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code, or authorizing any Person to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or (except as provided in the Final Borrowing Order) authorizing the use of cash collateral without the Agent's prior written consent under Section 363(c) of the Bankruptcy Code; (ii) the appointment of an interim or permanent trustee in any of the Chapter 11 Cases or the appointment of an examiner in any of the Chapter 11 Cases with expanded powers to operate or manage the financial affairs, the business, or reorganization of any Borrower;
(iii) the dismissal of any of the Chapter 11 Cases, or the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, unless the Borrower or Borrowers subject to such dismissal or conversion are, in the judgment of the Agent, immaterial either individually or in the aggregate; (iv) the entry of an order granting relief from or modifying the automatic stay of
Section 362 of the Bankruptcy Code (a) to allow any creditor to execute upon or enforce a Lien on any material portion of the Collateral or on any other property or assets of any Borrower material to the property and assets of the Borrowers, taken as a whole, or (b) with respect to any Lien of, or the granting of any Lien on any material portion of the Collateral or any other material property or assets of any of the Borrowers, in each case in the Agent's reasonable judgement, either individually or taken as a whole, to, any State or local environmental or regulatory agency or authority; (v) other than as approved by the Agent, the entry of an order amending, supplementing, staying, vacating or otherwise modifying any of the Interim Borrowing Order, the Final Borrowing Order or this Agreement or any other Loan Document or any of the Agent's or the Lenders' rights, benefits, privileges or remedies under the Interim Borrowing Order, the Final Borrowing Order, this Agreement or any other Loan Document; (vi) the entry of an order reconsolidating or combining any Borrower with any other Person (other than a Borrower); (vii) an order shall be entered approving, or there shall arise, any other administrative expense claim (other than those specifically referred to in SECTION 2.20) having any priority over, or being PARI PASSU with the administrative expense priority of the Obligations in respect of any of the Chapter 11 Cases; (viii) filing by any of the Credit Parties of, or support by any of them for, any motion or proceeding which could reasonably be expected to result in any impairment of the Lenders' rights under this Agreement (a "MATERIAL ADVERSE ACTION"); or (ix) a final judgment or other judicial determination not subject to further review in any Material Adverse Action by any other party in interest which results in any impairment of the Lenders' rights under this Agreement.

              8.7 With respect to the Canadian Cases (i) the making of an order authorizing TLGI or any Canadian Subsidiary in the Canadian Cases to obtain financing without the Required Lenders' prior written consent; (ii) the making of an order by the Canadian Court granting relief from or modifying the stay of proceedings under the CCAA Orders (a) to allow any creditor to execute upon or enforce a Lien on any material property or assets of TLGI and the Canadian Subsidiaries, taken as a whole, or to appoint a receiver and manager, receiver, trustee, administrator or liquidator of or in respect of a material portion of the property or assets of TLGI and the Canadian Subsidiaries, taken as a whole, or the issuance of any receiving order or orders in respect of TLGI or any Canadian Subsidiary or (b) to allow any party other than TLGI or a Canadian Subsidiary to reject, cancel, terminate, breach, modify or accelerate any obligations of TLGI or a Canadian Subsidiary under (1) any Prepetition Indebtedness, (2) any Material Contract, or (3) any other agreement, contract, instrument or other document to which TLGI or any Canadian Subsidiary is a party, which rejection, cancellation, termination, breach, modification or acceleration could reasonably be expected to result in a Material Adverse Effect, or (c) with respect to any Lien of any federal or provincial environmental or regulatory agency or authority (whether or not such Lien is preserved or created under the CCAA);
(iii) the failure of TLGI and the Canadian Subsidiaries to obtain an order extending the stay of proceedings under the CCAA Orders during the pendency of the Chapter 11 Cases; (iv) the making of an order in the Canadian Cases amending, supplementing, staying, vacating or otherwise modifying the CCAA Orders, this Agreement or any other Loan Document, or any of the Agent's or any Lender's rights, benefits, privileges, remedies or priorities under the CCAA Orders, this Agreement or any other Loan Document; (v) the making of any order creating a Lien on any material assets or property of TLGI and the Canadian Subsidiaries, in the reasonable judgment of the Agent, either individually taken as a whole, other than the Permitted Canadian CCAA Liens;
(vi) an order is made modifying or terminating the CCAA Orders in a way not approved in writing by the Required Lenders; or (vii) the removal of or change of the Monitor or a change in the duties and responsibilities of the Monitor shall occur which is not approved in writing by the Required Lenders.

              8.8 TLGI, any Borrower or any of their Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order (as to post-Petition Date liability or debt) for the payment of money in excess of $5,000,000, unless such judgment or order has been stayed on appeal or otherwise is being appropriately contested in good faith and against which appropriate reserves have been established in accordance with GAAP (provided that, in any event, execution of such judgment or order has been effectively stayed and no execution thereof has commenced and is continuing).

              8.9 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event, the occurrence of which may reasonably be expected to give rise to a Material Adverse Effect, shall occur in connection with any Plan, or a contribution failure sufficient to give rise to a lien under section 302(f) of ERISA shall occur with respect to any Single Employer Plan.

              8.10 TLGI or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by TLGI or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum.

              8.11 TLGI or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in

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

reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of TLGI and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

              8.12 TLGI, any Borrower or any of their Subsidiaries shall be the subject of any proceeding or investigation pertaining to a Release by TLGI, any Borrower or any such Subsidiary or any other Person, or any violation of any Environmental Law, which, in either case, could reasonably be expected to have a Material Adverse Effect.

              8.13   Any Change of Control shall occur.

              8.14 Any Collateral Document shall fail to remain in full force or effect, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any pledgor thereunder shall fail to perform its obligations under or otherwise comply with any of the terms or provisions of any Collateral Document, or any pledgor thereunder shall deny that it has any further liability under any Collateral Document, or shall give notice to such effect, or any portion of the shares of stock pledged, or security interests granted, pursuant to any Collateral Document shall cease (after the time permitted for perfection hereunder shall have expired) to be validly perfected in favor of the Agent for the benefit of the Lenders, or (except as otherwise provided in the Collateral Documents and except to the extent such pledged shares represent Minority Interests) such pledged shares shall fail to represent 100% of the outstanding shares of stock of the Subsidiaries whose shares of stock are subject to the Collateral Documents.

              8.15 A Material Judgment Event shall have occurred and 90 days shall have passed without one or more of the judgments, awards or other orders giving rise to such Material Judgment Event having been vacated such that on such 90th day the aggregate amount of all judgments, awards and orders as to post-Petition Date liability or debt entered against any of TLGI, any Borrower or any of their respective Subsidiaries which shall have been outstanding for at least 90 days without having been finally satisfied in full or vacated shall be in excess of $1,000,000.

              8.16 (i) Any law, governmental rule, regulation or order binding on TLGI or any Borrower, or any change or modification therein or in the interpretation, administration or application thereof, shall become effective after the date hereof, or (ii) any license, authorization or permit of TLGI or any Borrower shall be cancelled, terminated, rescinded, revoked, suspended, impaired, otherwise finally denied renewal or otherwise modified in any material respect, or (iii) any license, authorization or permit of TLGI or any Borrower shall be renewed on terms different from the terms of the license, authorization or permit so renewed, and the occurrence of any such event or events described in clauses (i), (ii) and/or (iii), individually or in the aggregate,
(a) adversely affects the economic or commercial value or usefulness of the Borrower's licenses, permits and authorizations in any State of the United States or province of Canada in a manner which could reasonably be expected to have a Material Adverse Effect, or

(b) impedes the transfer of cash (other than cash required to be placed in trust pursuant to regulatory requirements materially consistent with those in effect on the Closing Date) generated through operations of any Borrower from one State of the United States or province of Canada to another such State or province through the cash management system described on SCHEDULE 6.21 in a manner which could reasonably be expected to have a Material Adverse Effect, or (c) could otherwise reasonably be expected to have a Material Adverse Effect.

                                     ARTICLE IX

                   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

              9.1 ACCELERATION. If any Default occurs the Agent may, and upon written request of the Required Lenders shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the U.S. Court or the Canadian Court), (a) terminate or suspend the obligations of the Lenders to make Revolving Loans and purchase participations in Letters of Credit hereunder, whereupon the obligation of the L/C Issuer to issue Letters of Credit hereunder shall also terminate or be suspended, or (b) declare the Obligations to be due and payable, whereupon the Obligations (including an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to drawn under such Letter of Credit)) shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which TLGI and each Borrower hereby expressly waive, or (c) take the action described in both the preceding CLAUSE (a) and the preceding CLAUSE (b).

              If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Revolving Loans hereunder as a result of any Default (other than any Default as described in SECTION 8.6 with respect to TLGI, any Borrower or any other Subsidiary) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to TLGI and the Borrowers, rescind and annul such acceleration and/or termination.

              Further upon the occurrence and during the continuance of any Default, the Agent may (i) exercise all rights and remedies of the Agent set forth in any of the Collateral Documents, in addition to all rights and remedies allowed by, the United States and of any state thereof or Canada and any province thereof, including but not limited to the UCC, and (ii) revoke the Borrowers' rights to use cash collateral in which the Agent has an interest; PROVIDED that, any other provision of this Agreement or any other Loan Document to the contrary notwithstanding, with respect to the foregoing, the Agent shall give the Borrowers and counsel to any official committees in respect of the Chapter 11 Cases and the office of the United States Trustee five days prior written notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its rights and remedies with respect to the Collateral and file a copy of such notice with the clerk of the U.S. Court. Neither the Agent nor the Lenders shall have any obligation of any kind to make a motion or application to the U.S. Court or the Canadian Court to exercise their rights and remedies set forth or referred to in this Agreement or in the other Loan Documents. The enumeration of the foregoing rights and remedies is not intended to be

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

exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies in the Loan Documents, the Interim Borrowing Order or the Final Borrowing Order, all of which shall be cumulative and not alternative.

              TLGI and the Borrowers waive, (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties or other property at any time held by the Agent or the Lenders on which the Borrowers may in any way be liable and hereby ratify and confirm whatever the Agent and the Lenders may lawfully do in this regard, (ii) subject to the notice provisions of the preceding paragraph, all rights to notice and hearing prior to the Agent's taking possession or control of, or to the Agent or the Lenders reply, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing the Agent or the Lenders to exercise any of their remedies, and
(iii) the benefit of all valuation, appraisal and exemption laws. The Borrowers acknowledge they have been advised by counsel of their choice with respect to the effect of the foregoing waivers and this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

              9.2 AMENDMENTS. Subject to the provisions of this ARTICLE IX, the Required Lenders (or the Agent with the consent in writing of the Required Lenders), TLGI and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders, TLGI or the Borrowers hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of Supermajority Lenders, reduce the amount of, waive, or extend the payment or reduction date for any mandatory repayment of Revolving Loans required by
SECTION 2.10(b)(i) or mandatory reduction of the Aggregate Commitment required by SECTION 2.10(b)(i); and PROVIDED FURTHER, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                   (a) extend the Commitment of any Lender, extend the maturity of any Revolving Loan, extend the final maturity of any Reimbursement Obligation beyond the Commitment Termination Date, extend the expiry date of any Standby Letter of Credit beyond the date which is five Business Days immediately preceding the Commitment Termination Date, extend the expiry date of any Commercial Letter of Credit beyond the date which is 10 days immediately preceding the Commitment Termination Date, or forgive all or any portion of the principal amount of any Revolving Loan or Reimbursement Obligation or any interest or fees, or reduce the rate or extend the time of payment of interest or fees on any Revolving Loan, Reimbursement Obligation, Commitment or Letter of Credit;

                   (b) reduce the percentage specified in the definition of Required Lenders;

                   (c) increase the amount of the Commitment of any Lender hereunder, or permit TLGI or any Borrower to assign its rights under this Agreement;

                   (d)  amend this SECTION 9.2 or SECTION 13.1(a);

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

                   (e) release a Borrower other than in connection with an Approved Sale or as set forth in the Loan Documents; or

                   (f) release all or substantially all of the Collateral other than in connection with an Approved Sale or as set forth in the Loan Documents.

No amendment of any provision of this Agreement relating in any way to the Agent shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating in any way to the L/C Issuer or any or all of the Letters of Credit shall be effective without the written consent of the L/C Issuer and the Agent. The Agent may waive payment of the fee required under SECTION 13.3.2 without obtaining the consent of any other party to this Agreement.

              9.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or any of them or the Agent or the L/C Issuer to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Revolving Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Revolving Loan or Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by (or with the consent of) the Lenders required pursuant to SECTION 9.2, and then only to the extent specifically set forth in such writing. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Agent, the Lenders and the L/C Issuer until the Obligations have been paid in full.

                                     ARTICLE X
                                 GENERAL PROVISIONS

              10.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of TLGI and the Borrowers contained in this Agreement shall survive the occurrence of the effectiveness of this Agreement and the making of the Revolving Loans and the issuance of the Letters of Credit herein contemplated.

              10.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers and the L/C Issuer shall not be obligated to issue any Letter of Credit in violation of any limitation or prohibition provided by any applicable statute or regulation.

              10.3 STAMP DUTIES. The Borrowers shall pay and forthwith on demand indemnify each of the Agent, each Lender and the L/C Issuer against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Loan Document.

              10.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

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
              10.5 ENTIRE AGREEMENT, INDEPENDENCE OF COVENANTS. The Loan Documents (together with the Fee Letter) embody the entire agreement and understanding among TLGI, the Borrowers, the Agent, the Lenders and the L/C Issuer and supersede all prior agreements and understandings among TLGI, the Borrowers, the Agent, the Lenders and the L/C Issuer relating to the subject matter thereof. Except as otherwise expressly provided herein, no provision of this Agreement shall be construed as waiving, negating or otherwise qualifying any restriction, limitation or other condition imposed by any other provision of this Agreement.

              10.6 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

              10.7 EXPENSES, INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers jointly and severally agree to pay promptly (i) all the actual and reasonable costs and expenses of the Agent, including the reasonable fees, expenses and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Agent, Ernst & Young, O'Melveny & Myers LLP and Mayer, Brown & Platt in connection with the negotiation, preparation and execution of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for the Borrowers (including any opinions requested by the Agent as to any legal matters arising hereunder) and of each Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to the Agent (including allocated costs of internal counsel) and the reasonable fees of a financial advisor providing services and advice to the Agent in connection with the administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby and any other documents or matters requested by the Borrowers; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to the Agent and of counsel providing any opinions that the Agent may reasonably request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by the Agent and its counsel) of obtaining and reviewing information regarding the Collateral; (vi) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any consultants, advisors and agents employed or retained by the Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by the Agent in connection with the syndication of the Commitments; and (viii) after the occurrence and during the continuance of a Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Agent and


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Lenders in enforcing any Obligations of or in collecting any payments due from any Borrower hereunder or under the other Loan Documents by reason of such Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral). Without limiting the generality of the foregoing, if, at any time or times, regardless of the existence of a Default, the Agent or any Lender shall incur reasonable expenses itself or employ counsel or other professional advisors, including, but not limited to, environmental, financial and management consultants, for advice or other representation or shall incur legal, appraisal, accounting, consulting or other reasonable costs and expenses in connection with actions or claims asserted against the Agent or such Lender in respect of:

                   (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents, or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case or proceeding commenced by or against any Borrower or any other Person that may be obligated to the Agent or any Lender by virtue of the Loan Documents, under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law;

                   (ii) any attempt to enforce any rights or remedies of the Agent or any Lender against any Borrower, or any other Person that may be obligated to the Agent or any Lender by virtue of being a party to any of the Loan Documents;

                   (iii) any attempt to appraise, inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral, including without limitation, obtaining and reviewing any reports provided for under SECTION 4.1; or

                   (iv) any Chapter 11 Case and any Canadian Case (including, without limitation, the on-going monitoring by the Agent of any Chapter 11 Case and any Canadian Case, including attendance by the Agent and its counsel at hearings or other proceedings and the on-going review of documents filed with a U.S. Court or a Canadian Court in respect thereof) and the Agent's and the Lenders' interests with respect to any Borrower (including, without limitation, the on-going review of any Borrower's business, assets, operations, prospects or financial condition as the Agent shall deem necessary), the Collateral or the Obligations (but only to the extent relating to the Loan Documents and the Obligations);

then, and in any such event, the reasonable fees and expenses incurred by the Agent and such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION
10.7 shall be payable, on demand and presentation of a reasonably detailed invoice, by the Borrowers to the Agent and shall be additional Obligations secured under the Collateral Documents and the other Loan Documents. Any fees and expenses payable pursuant to this SECTION 10.7 shall be paid without the necessity of any court approval or application by the Agent or any Lender, unless otherwise

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ordered by the U.S. Court.  In addition to the payment of expenses pursuant to this SECTION 10.7, whether or not the transactions contemplated hereby shall be consummated, the Borrowers jointly and severally agree to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, partners, directors, trustees, employees, agents and affiliates of any of Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that no Borrower shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction. As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral)), or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of TLGI, the Borrowers or any Subsidiaries. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this
SECTION 10.7 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrowers shall, jointly and severally, contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. The obligations of the Borrowers under this SECTION 10.7 shall survive payment of the Obligations and the termination of this Agreement.

              Notwithstanding anything herein to the contrary, the reimbursement and indemnity provisions of this SECTION 10.7 shall not apply to any obligations, claims or liabilities arising in connection with any Prepetition Indebtedness.

              10.8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may retain one and furnish one to each of the Lenders.

              10.9 ACCOUNTING; CURRENCY CONVERSIONS. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations

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hereunder shall be made in accordance with Agreement Accounting Principles;
PROVIDED, HOWEVER, that (a) to the extent that any change in GAAP shall alter the result of any financial covenant or test or any other accounting determination to be computed or made hereunder, TLGI and the Borrowers agree that such covenant, test or other determination shall continue to be computed or made on the basis of Agreement Accounting Principles as in effect prior to such change in GAAP, unless the Required Lenders shall otherwise consent and
(b) the MIPS shall be deemed to constitute capital stock of TLGI for purposes of this Agreement. To the extent that for purposes of computing any financial covenant or test or making any other accounting determination hereunder, any amount denominated in one currency must be converted into another currency, such conversion shall be made in a manner that accords with the currency conversion policies and procedures used in preparing the financial statements of TLGI, the Borrowers and the other Subsidiaries on the basis of which the relevant computations or determinations are or will be made, unless the Required Lenders shall have specified an alternative basis for making such conversions.

              10.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

              10.11 NONLIABILITY OF LENDERS. The relationship between the Borrowers, on the one hand, and the Lenders, the L/C Issuer and the Agent, on the other hand, shall be solely that of borrower and lender, and the relationship between TLGI and the Subsidiaries (other than the Borrowers), on the one hand, and the Lenders, the L/C Issuer and the Agent, on the other hand, shall be construed accordingly. None of the Agent, the L/C Issuer or any Lender shall have any fiduciary responsibilities to TLGI, the Borrowers or any other Subsidiary. None of the Agent, the L/C Issuer or any Lender undertakes any responsibility to TLGI, the Borrowers or any other Subsidiary to review or inform TLGI, the Borrowers or any other Subsidiary of any matter in connection with any phase of the business or operations of TLGI, the Borrowers or any other Subsidiary.

              10.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

              10.13 CONSENT TO JURISDICTION. SUBJECT TO THE JURISDICTION OF THE U.S. COURT, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY


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              (I)    ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE
JURISDICTION AND VENUE OF SUCH COURTS;

              (II)   WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

              (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH ARTICLE XIV;

              (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

              (V) AGREES THAT THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION; AND

              (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 10.13 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

              10.14 WAIVER OF JURY TRIAL. TLGI, EACH BORROWER, THE AGENT, THE L/C ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

              10.15 CONFIDENTIALITY. Each of the Agent, each Lender and the L/C Issuer agrees to hold any confidential information identified in making as such which it may receive from TLGI, the Borrowers or any other Subsidiary pursuant to this Agreement in confidence, except for disclosure (a) to other Lenders, the L/C Issuer and the Agent and their respective Affiliates, (b) to legal counsel, accountants and other professional advisors to the Agent, the L/C Issuer or that Lender or to a Transferee, (c) to regulatory officials and examiners, (d) to any Person as requested pursuant to or as required by law, regulation or legal process, (e) to any Person in connection with any legal proceeding to which the Agent, the L/C Issuer or that Lender is a party and
(f) permitted by SECTION 13.4.

              10.16 JUDGMENT CURRENCY. If the Agent, the L/C Issuer or any Lender receives an amount in respect of the Borrowers' or TLGI's liability under the Loan Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Loan Document, (a) TLGI and the Borrowers, as applicable, shall indemnify the Agent, the L/C Issuer or such Lender, as applicable, as an independent obligation against any loss, cost, expense


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or liability arising out of or as a result of the conversion; (b) if the amount received by the Agent, the L/C Issuer or such Lender, as applicable, when converted into the contractual currency at a market rate on the date of receipt by the Agent, the L/C Issuer or such Lender in the usual course of its business, is less than the amount owed in the contractual currency, the Borrowers or TLGI, as applicable, shall forthwith on demand pay to the Agent, the L/C Issuer or such Lender, as applicable, an amount in the contractual currency equal to the deficit; and (c) TLGI or the Borrowers, as applicable, shall pay to the Agent, the L/C Issuer or such Lender, as applicable, on demand any exchange costs and taxes payable in connection with any such conversion. Each of the Borrowers and TLGI waives any right it may have in any jurisdiction to the extent permitted by law to pay any amount under the Loan Documents in a currency other than that in which it is expressed to be payable.

              10.17 CANADIAN INTEREST ANTIDOTES. (a) Notwithstanding any other provision of this Agreement, if and to the extent that the laws of Canada are applicable to interest payable under this Agreement, no interest on the credit advanced will be payable in excess of that permitted by the laws of Canada. If the effective annual rate of interest, calculated in accordance with generally accepted actuarial practices and principles, would exceed 60% (or such other rate as the Parliament of Canada may determine from time to time as the criminal rate) on the credit advanced, then: (i) the amount of any charges for the use of money, expenses, fees, bonuses, commissions or other charges payable in connection therewith will be reduced to the extent necessary to eliminate such excess; (ii) any remaining excess that has been paid will be credited towards repayment of the principal amount; and (iii) any overpayment that may remain after such crediting will be returned forthwith on demand. In this paragraph the terms "interest," "criminal rate" and "credit advanced" have the meaning ascribed to them in Section 347 of the Criminal Code (Canada).

                   (b) If and to the extent that the laws of Canada are applicable to interest payable under this Agreement, for the purpose of the Interest Act (Canada) the yearly rate of interest to which interest calculated on the basis of a 360- or 365-day year is equivalent is the rate of interest determined as herein provided multiplied by the number of days in such year and divided by 360 or 365, as the case may be.

              10.18 PARTIES INCLUDING TRUSTEES; U.S. COURT PROCEEDINGS. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of the Agent and each Lender, and the assigns, transferees and endorsees of the Agent and each Lender. The security interests and Liens created in this Agreement, the Collateral Documents and the other Loan Documents shall be and remain valid and perfected, and the claims of the Agent and the Lenders hereunder valid and enforceable in accordance with the terms hereof, notwithstanding the discharge of any Borrower pursuant to 11 U.S.C.
Section 1141, the conversion of any Chapter 11 Case or any other bankruptcy case of any Credit Party to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any Chapter 11 Case or any subsequent Chapter 7 case or the release of any Collateral from the property of any Credit Party. The security interests and Liens created in this Agreement, the Collateral Documents and the other Loan Documents shall be and remain valid and perfected without the necessity that the Agent file financing statements or otherwise perfect its security interests or Liens under applicable law. This Agreement, the claims of Agent and the Lenders hereunder, and all security interests or Liens created hereby or pursuant hereto or by or pursuant to the Collateral Documents or any other Loan Document shall

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at all times be binding upon the Credit Parties, the estates of the Credit
Parties and any trustee appointed in any Chapter 11 Case or any Chapter 7 case, or any other successor in interest to the Borrowers. This Agreement shall not be subject to Section 365 of the Bankruptcy Code.

              10.19 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective on the Effective Date.

                                    ARTICLE XI
                                     THE AGENT

              11.1 APPOINTMENT. First Union is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this ARTICLE XI. The Agent shall not have a fiduciary relationship in respect of TLGI, any Borrower, any other Subsidiary or any Lender by reason of this Agreement.

              11.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

              11.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any or all of TLGI, any Borrower, any other Subsidiary, the Lenders or the L/C Issuer for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

              11.4 NO RESPONSIBILITY FOR REVOLVING LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any extension of credit hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered to the Agent; or (d) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders or the L/C Issuer information that is not required to be furnished by TLGI or the Borrowers to the Agent at such time, but is voluntarily furnished by TLGI or the Borrowers to the Agent (either in its capacity as Agent or in its individual capacity).

              11.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or, in the case of any act

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or failure to act calculated to give rise to any of the events or circumstances described in CLAUSES (A) through (F) of SECTION 9.2, each affected Lender, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Revolving Loans and participations in Reimbursement Obligations and Letters of Credit. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders PRO RATA against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

              11.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders or the L/C Issuer, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

              11.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any record, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, with respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

              11.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (a) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents to the extent not otherwise reimbursed by the Borrowers and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this SECTION 11.8 shall survive payment of the Obligations and termination of this Agreement.

              11.9 RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with TLGI, any Borrower or any

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other Subsidiary in which TLGI, any Borrower or any such other Subsidiary is not restricted hereby from engaging with any other Person.

              11.10 LENDERS' CREDIT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by TLGI and the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

              11.11 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders, the L/C Issuer and the Borrowers, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, 45 days after the resigning Agent gives notice of its intention to resign. The Agent shall so resign if at any time it ceases to be a Lender. Upon any such resignation the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent.
If no successor Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender (except for payments required to be made directly to the L/C Issuer) and for all other purposes shall deal directly with the Lenders and the L/C Issuer. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this ARTICLE XI shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

              11.12 AGENT'S FEE. The Borrowers agree to pay to the Agent, for its own account, the fees agreed to by the Borrowers and the Agent pursuant to the Fee Letter, or as otherwise agreed from time to time.

                                     ARTICLE XII
                              SETOFF; RATABLE PAYMENTS

              12.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders and the L/C Issuer under applicable law and notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application of motion to, or order from the U.S. Court, if any

Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or the L/C Issuer to or for the credit or account of TLGI or any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender or the L/C Issuer, whether or not the Obligations, or any part hereof, shall then be due.

              12.2 RATABLE PAYMENTS. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender pursuant to an order of the U.S. Court or the Canadian Court or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

                                    ARTICLE XIII
                 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

              13.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of TLGI, the Borrowers, the Agent, the L/C Issuer and the Lenders and their respective successors and assigns, except that (a) neither TLGI nor any Borrower shall have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with SECTION 13.3. Notwithstanding CLAUSE (B) of the preceding sentence, any Lender may at any time, without the consent of TLGI, the Borrowers, the Agent or the L/C Issuer, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. In order to facilitate such assignment, the Borrowers hereby agree that, upon request of any Lender at any time and from time to time after the Borrowers have made their initial borrowing hereunder, the Borrowers shall provide to such Lender, at the Borrowers' own expense, a promissory note, substantially in the form of EXHIBIT A hereto, evidencing the Revolving Loans owing to such Lender. The Agent may treat the payee of any Revolving Loan as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Revolving Loans, a participation in a Letter of Credit or a participation in a Reimbursement Obligation agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents, and any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Revolving Loan, participation in a Letter of Credit or participation in a Reimbursement Obligation, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Loan, participation in a Letter of Credit or participation in a Reimbursement Obligation.

       13.2   PARTICIPATIONS.

              13.2.1. PERMITTED PARTICIPATIONS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (each such bank or other entity being referred to herein as a "PARTICIPANT") participating interests in any Revolving Loan owing to such Lender, or L/C Interest held by such Lender, the Commitment of such Lender or any other interest of such Lender under the Loan Documents; PROVIDED, HOWEVER, that no Lender shall grant a participating interest to any entity which is engaged in any business which is competitive in any material respect with the business of TLGI, any Borrower or any of the Subsidiaries of TLGI. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Revolving Loan or L/C Interest for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests and TLGI, the Borrowers, the L/C Issuer and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. The participation agreement effecting the sale of any participating interest shall contain a representation by the Participant to the effect that none of the consideration used to make the purchase of the participating interest in the Commitment, Revolving Loans and the L/C Interests under such participation agreement are "plan assets" as defined under ERISA and that the rights and interests of the Participant in and under the Loan Documents will not be "plan assets" under ERISA.

              13.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Revolving Loan, L/C Interest or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such

       Revolving Loan, L/C Interest or Commitment, or postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Revolving Loan, L/C Interest or Commitment.

              13.2.3 SETOFF. Each Lender's right to exercise its right of setoff provided in SECTION 12.1 shall not be reduced or impaired by any grant by such Lender of a participating interest to a Participant.

              13.3   ASSIGNMENTS.

              13.3.1 PERMITTED ASSIGNMENTS Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its Commitment and outstanding Revolving Loans, and L/C Interests, together with its rights and obligations under the Loan Documents with respect thereto; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations so assigned; (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of such assignment) may be in the amount of such Lender's entire Commitment but otherwise shall not be less than $5,000,000 or an integral multiple of $ 1,000,000 in excess of that amount; and (iii) notwithstanding the CLAUSE (II), if the assignment is made to a Lender or an Affiliate of the assigning Lender, the amount of the Commitment assigned shall not be less than $1,000,000. Such assignment shall be substantially in the form of EXHIBIT D hereto or in such other form as may be agreed to by the parties thereto. The consent of the Company, the L/C Issuer and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender; PROVIDED, HOWEVER, that if a Default has occurred and is continuing, the consent of the Company shall not be required. Such consents shall not be unreasonably withheld.

              13.3.2 EFFECT; EFFECTIVE DATE OF ASSIGNMENTS. Solely with respect to assignments under SECTION 13.3.1, upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached to EXHIBIT E hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by
       SECTION 13.1, and (b) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the date for effectiveness specified in such Notice of Assignment. If any such assignment is made as contemplated by the terms of SECTION 3.5 at the request of the Borrowers, or is otherwise made at the request of the Borrowers, the $3,500 fee shall be paid by the Borrowers. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Revolving Loans and L/C Interest under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the date such assignment becomes effective, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan

       Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto and thereto, and the transferor Lender shall be released with respect to the percentage of the Aggregate Commitment, Revolving Loans and L/C Interest assigned to such Purchaser without any further consent or action by TLGI, the Borrowers, the Lenders, the L/C Issuer or the Agent being required. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 13.3.2, the transferor Lender, the Agent and the Borrowers shall make appropriate notations in their respective records to reflect the principal amounts of the Commitments of the transferor Lender and the Purchaser, as adjusted pursuant to such assignment. In connection with the foregoing, the Agent shall maintain at its address referred to in SECTION 14.1 a copy of each Notice of Assignment delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of such Lenders, the principal amount of each Type of Revolving Loan owing to each such Lender from time to time. The entries in the Register shall be conclusive, in the absence of clearly demonstrable error, and TLGI, the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Revolving Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by TLGI, the Borrowers, or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Agent shall give prompt written notice to the Borrowers of the making of any entry in the Register or any change in any such entry.

              13.4 DISSEMINATION OF INFORMATION. Each of TLGI and each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of TLGI and any Borrower and the other Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by SECTION 10.15.

              13.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.17.

                                    ARTICLE XIV
                                      NOTICES

              14.1   GIVING NOTICE.  Except as otherwise permitted by
SECTION 2.13(D) with respect to Revolving Loans, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties; PROVIDED that notice to the Company which specifies that it is a notice to the Borrowers shall constitute notice to the Borrowers hereunder. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

              14.2 CHANGE OF ADDRESS. The Borrowers, TLGI, the Agent, the L/C Issuer and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, the Borrowers, TLGI, the Lenders, the L/C Issuer and the Agent have executed this Agreement as of the date first above written.

                                       LOEWEN GROUP INTERNATIONAL, INC.

                                       By: /s/ PETER S. HYNDMAN
                                           -------------------------------------
                                           Name:  Peter S. Hyndman
                                           Title: Vice President and
                                                  Assistant Secretary


                                       Each of the entities listed on
                                       SCHEDULE A annexed hereto

                                       By: /s/ PETER S. HYNDMAN
                                           ------------------------------------
                                           on behalf of each of the entities
                                           listed on SCHEDULE A annexed hereto

                                           Name:  Peter S. Hyndman
                                           Title: Vice President and
                                                  Assistant Secretary

                                       Address for each of the Borrowers:
                                       Loewen Group International, Inc.
                                       4126 Norland Avenue
                                       Burnaby, British Columbia V5G 3S8
                                       Canada
                                       Attention: Vice President, Finance
                                       Facsimile No.:  (604) 473-7305

                                       with a copy to:

                                       The Loewen Group Inc.
                                       4126 Norland Avenue
                                       Burnaby, British Columbia V5G 3S8
                                       Canada
                                       Attention: Vice President, Finance
                                       Facsimile No.:  (604) 473-7305

                                        THE LOEWEN GROUP INC.

                                        By: /s/ ALAN THOMAS
                                            -----------------------------------
                                            Name:  Alan Thomas
                                            Title: Chief Financial Officer

                                        Address:
                                        The Loewen Group Inc.
                                        4126 Norland Avenue
                                        Burnaby, British Columbia V5G 3S8
                                        Canada
                                        Attention: Vice President, Finance
                                        Facsimile No.:  (604) 473-7305

                                        FIRST UNION NATIONAL BANK, as Lender,
                                          L/C Issuer and Administrative Agent

                                        By: /s/ THOMAS M. CAMBERN
                                            -----------------------------------
                                            Name:  Thomas M. Cambern
                                            Title: Senior Vice President

                                        Address:

                                        First Union National Bank
                                        301 S. College Street, TW-5
                                        Charlotte, NC 28288-0737

                                        Attention:     Thomas M. Cambern
                                        Facsimile No.:  (704) 383-6249

                                                                       EXHIBIT A

                           FORM OF REVOLVING NOTE

                              Due June 1, 2001

     LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), as debtor and debtor-in-possession, and EACH OF THE COMPANY'S SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HEREOF, each as debtor and debtor-in-possession (Company and each such Subsidiary are each individually referred to herein as a "BORROWER" and collectively, on a joint and several basis, as "BORROWERS"), jointly and severally promise to pay to _____________ (the "LENDER") or its registered assigns the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrowers pursuant to
Article II of the Debtor-In-Possession Credit Agreement hereinafter referred to (as the same may be further amended or modified, the "AGREEMENT"; capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement), in immediately available funds in Dollars on the dates and at the offices of First Union National Bank, as Administrative Agent, specified in the Agreement, together with interest on the unpaid principal amount hereof at the rates determined in accordance with the Agreement. The Borrowers shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

     This Revolving Note is one of the "Revolving Notes" issued pursuant to
SECTION 13.1 of, and is entitled to the benefits of, the Debtor-In-Possession Credit Agreement, dated as of June 1, 1999, among the Borrowers, The Loewen Group Inc., First Union National Bank, as L/C Issuer and Administrative Agent, and the lenders parties thereto, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Revolving Note, including the terms and conditions under which this Revolving Note may be prepaid or its maturity date accelerated. The Agreement, among other things, provides for the making of "Revolving Loans" by the Lender to the Borrowers from time to time in an aggregate amount not to exceed at any time outstanding the Lender's Commitment.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Upon the occurrence of a Default, the unpaid balance of the principal amount of this Revolving Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Agreement.

     The terms of this Revolving Note are subject to amendment only in the manner provided in the Agreement.

     This Revolving Note is subject to restrictions on transfer or assignment as provided in SECTIONS 13.1 and 13.3 of the Agreement.

     No reference herein to the Agreement and no provision of this Revolving Note or the Credit Agreement shall alter or impair the obligations of the Borrowers, which are absolute and unconditional and joint and several, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     The Borrowers, jointly and severally, promise to pay all costs and expenses, including reasonable attorneys' fees, all as provided in SECTION
10.7 of the Agreement, incurred in the collection and enforcement of this Note. The Borrowers and any endorsers of this Revolving Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                 [Remainder of page left intentionally blank]

                                        LOEWEN GROUP INTERNATIONAL, INC.


                                        By:  ________________________________
                                             Name:
                                             Title:




                                        EACH OF THE ENTITIES LISTED ON
                                        SCHEDULE A ANNEXED HERETO

                                        By:  ________________________________
                                             on behalf of each of the
                                             entities listed on SCHEDULE A
                                             annexed hereto in the capacity
                                             set forth on such Schedule

                                             Name:

     Schedule of Revolving Loans and Payments of Principal to Revolving Note
       of Loewen Group International, Inc. and certain of its Subsidiaries,
                              Dated June 1, 1999

                 Principal Amount        Maturity of        Principal
Date             of Revolving Loan     Interest Period     Amount Paid     Unpaid Balance
----             -----------------     ---------------     -----------     --------------


                                                                      EXHIBIT B

                             REQUIRED OPINIONS

     Forms of opinions of Jones, Day, Reavis & Pogue (U.S. Federal, New York and Delaware corporate counsel) and Russell & DuMoulin (Canada Federal and British Columbia counsel) are attached as Attachments 1 and 2.

                                 June 1, 1999


First Union National Bank, as Agent

The Lenders Party from time to time to
the Credit Agreement Referenced Below

     Re: Debtor-in-Possession Credit Agreement dated as of June 1, 1999 (the "CREDIT AGREEMENT"; capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement) among Loewen Group International, Inc., a Delaware corporation, as debtor and debtor-in-possession ("COMPANY"), each of Company's Subsidiaries party thereto, each a debtor and debtor-in-possession (Company and each Subsidiary are each individually referred to herein as a "BORROWER" and, collectively on a joint and several basis, as "BORROWERS"), The Loewen Group Inc., the Lenders listed therein, and First Union National Bank, as Agent.

Law Addressed: Federal, New York, Delaware [and any other jurisdiction where any Credit Party is organized].

OPINIONS:

     1. Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware. Company has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. Company is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except in jurisdictions where the failure to be so qualified would not have a Material Adverse Effect.

     2. Company has all requisite corporate power and authority to execute, deliver and perform the Loan Documents, and to carry out the transactions contemplated thereby. Company has the power and authority to issue the Notes and to carry out the transactions contemplated thereby.

     3. The execution, delivery and performance of each of the Loan Documents, the issuance, delivery and performance of the Notes and the consummation of the transactions contemplated thereby has been duly authorized by all necessary corporate action on the part of Company. Each of the Loan Documents has been duly executed and delivered by Company party thereto and is the legally valid and binding obligation of Company party thereto, enforceable against Company in accordance with its terms.

     4. The execution, delivery and performance by Company of the Loan Documents, the issuance, delivery and performance of the Notes and any other transaction contemplated by the Loan Documents do not and will not (i) violate any provision of federal or state law applicable to Company, the Certificate of Incorporation, Bylaws and other organizational documents, as applicable, of Company or any order, judgment or decree of any court or other agency of government binding on Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company, or (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company (except as required under the Credit Agreement and Collateral Documents).

     5. It is not necessary in connection with the execution and delivery of the Notes to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

     6. The extensions of credit and the application of the proceeds thereof, as provided in the Credit Agreement, do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     7. The execution, delivery and performance by each Credit Party of the Loan Documents, the issuance, delivery and payment of the Notes and any other transaction contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any U.S. or Canadian federal or state governmental authority or regulatory body, EXCEPT for the execution and entry by the U.S. Court of the Interim Borrowing Order and the Final Borrowing Order.

     8. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940.

     9. There is no action, suit, proceeding, governmental arbitration or governmental investigation (whether or not purportedly on behalf of any Credit Party) at law or in equity or before or by any U.S. or Canadian federal or state department, commission, board, bureau, agency or instrumentality pending or threatened against or affecting any Credit Party or any of its property.

     10. The execution and delivery of the Collateral Documents and the execution and entry by the U.S. Court of the Interim Borrowing Order are sufficient to create valid, enforceable and perfected first priority security interests in favor of the Agent on behalf of Lenders in the Collateral as security for the payment of the Obligations.

     11. The Interim Borrowing Order was entered on the docket of the Clerk of the U.S. Court for the Chapter 11 Cases (the "DOCKET") on _______, 1999. We have reviewed the Docket as it existed as of _______, 1999 at ___ [A.M.][P.M.] Based solely upon our review of the Docket as of such date and time, the Interim Borrowing Order is in full force and effect in accordance with its terms, no motion to amend, reargue, stay, vacate or rescind the same has been filed with the U.S. Court, and no order amending, staying, granting reargument, vacating or rescinding the same has been entered by the U.S. Court.

                                                                       EXHIBIT C

                          FORM OF COMPLIANCE CERTIFICATE

To:  The Lenders Party To The
     Debtor-In-Possession Credit Agreement
     Described Below

This Compliance Certificate is furnished pursuant to that certain Debtor-In-Possession Credit Agreement dated as of June 1, 1999 (as futher amended, modified, renewed or extended from time to time the "AGREEMENT") among the Borrowers, The Loewen Group Inc., the Lenders party thereto and First Union National Bank, as L/C Issuer and Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

                    THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am a duly authorized officer of [TLGI][the Borrowers] and the Chief Financial Officer;

2. I have reviewed the terms of the Agreement and I have made, or have to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers and of their Subsidiaires during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; [and]

4. Schedule I attached hereto sets forth financial data and computations evidencing [Borrowers'] compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct[;and][.]

5. [Schedule II attached hereto sets forth a description of all matters described in SECTION 7.3 of the Agreement (including, without limitation, clauses (a), (b), (c) and (d) thereof) which have been disclosed, or which should have been disclosed, pursuant to the terms of
     SECTION 7.3 of the Agreement during the period from the date of the last Compliance Certificate delivered to the Lenders through the date hereof (which description may consist of copies of notices previously given to the Lenders to the extent applicable).]

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event:

________________________________________________________________________________

________________________________________________________________________________

The foregoing certifications, together with the computations set forth on
Schedule I hereto[, the disclosures set forth on Schedule II hereto] and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of ____________, [1999][200_].



                                        By:  _________________________________
                                             On behalf of Loewen Group
                                             International, Inc. and each of
                                             the Borrowers listed on
                                             SCHEDULE A annexed hereto


                                             Name:
                                             Authorized Officer

                    SAMPLE SCHEDULE I TO COMPLIANCE CERTIFICATE

             Schedule of Compliance as of ___________, [1999][200_] with
                         Provisions of _______ and _______ of
                                   the Agreement

                    SAMPLE SCHEDULE II TO COMPLIANCE CERTIFICATE

                     Description of Matters Disclosable Pursuant
                         to the Provisions of SECTION 7.3 of
                                  the Agreement

                                                                     EXHIBIT D

                          FORM OF ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "ASSIGNMENT AGREEMENT") between _________ (the "ASSIGNOR") and _________ (the "ASSIGNEE") is dated as of
_________, [1999][200__]. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Debtor-In-Possession Credit Agreement (which, as it may be further amended, modified, renewed or extended from time to time is herein called the "CREDIT AGREEMENT") described in Item I of Schedule I attached hereto ("SCHEDULE I"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule I of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule I and the other Loan Documents. The Commitment (or, if the applicable Commitment has been terminated, the aggregate Revolving Loans and L/C Interest) purchased by the Assignee hereunder is set forth in Items 3 and 4 of Schedule I.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "ASSIGNMENT EFFECTIVE DATE") shall be the later of the date specified in
Item 5 of Schedule I or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit E to the Credit Agreement has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by SECTION 13.3.1 of the Credit Agreement. In no event will the Assignment Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Assignment Effective Date under SECTIONS 4 and 5 hereof are not made on the proposed Assignment Effective Date. The Assignor will notify the Assignee of the proposed Assignment Effective Date no later than the Business Day prior to the proposed Assignment Effective Date. As of the Assignment Effective Date, (a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4. PAYMENTS OBLIGATIONS. On and after the Assignment Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Revolving Loans and, to the extent applicable, and L/C Interest, made on or after the Assignment Effective Date with respect to the interest assigned hereby. In consideration for the sale and assignment of Revolving Loans and, to the extent applicable, the L/C Interest hereunder, the Assignee shall pay the Assignor, on the Assignment Effective Date, an amount equal to the principal amount of the portion of all Revolving Loans assigned to the Assignee hereunder plus, if applicable (and without duplication), the amount which corresponds to the liability of the L/C Issuer in respect of outstanding Letters of Credit represented by the L/C Interest assigned to the Assignee hereunder. The Assignee will also promptly remit to the Assignor any amounts of interest on Revolving Loans, Reimbursement Obligations and fees received from the Agent which relate to the portion of the Revolving Loans, and, to the extent applicable, the L/C Interest assigned to the Assignee hereunder for periods prior to the Assignment Effective Date, and not previously paid by the Assignee to the Assignor.* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5. FEES PAYABLE BY THE ASSIGNEE. The Assignee agrees to pay __% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, including without limitation documents granting the Assignor and the other Lenders a security interest in assets of the Borrowers or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of the Borrowers or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the Property, books or records of the Borrowers, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Obligations or (g) any mistake, error of judgment or action taken or omitted to be taken in connection with the Revolving Loans, Letters of Credit or the Loan Documents.

     7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Agent, the L/C Issuer, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably

----------
* Each Assignor may insert its standard payment provisions in lieu of the foregoing payment terms.

incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule I[,][and] (e) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

     8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9. SUBSEQUENT ASSIGNMENTS. After the Assignment Effective Date, the Assignee shall have the right pursuant to SECTION 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any Person, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and
(b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under SECTION 4, 5 and 8 hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage interest specified in Item 3 of
Schedule I shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law of the State of New York.

     13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the addresses set forth in the attachment to Schedule I.

----------
** To be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first written above.


                                       [NAME OF ASSIGNOR]


                                       By: __________________________________
                                           Name:
                                           Title:


                                       [Address] ____________________________
                                       ______________________________________



                                       [NAME OF ASSIGNEE]


                                       By: __________________________________
                                           Name:
                                           Title:


                                       [Address] ____________________________
                                       ______________________________________

                                   SCHEDULE I
                            TO ASSIGNMENT AGREEMENT

1.  Description and Date of Debtor-In-Possession Credit Agreement:

       Debtor-In-Possession Credit Agreement, dated as of June 1, 1999, among Loewen Group International, Inc., ("COMPANY"), each of Company's Subsidiaries listed on the signature pages thereof, The Loewen Group Inc., the various lenders parties thereto as Lenders and First Union National Bank, as L/C Issuer and Administrative Agent for the Lenders.

2.  Date of Assignment Agreement: ______________, [1999][200__]

3.  Assignee's Percentage of Aggregate
       Commitment (as of Date of Item 2 above)*:          _________ %**

4.  Assignee's Commitment Amount Purchased Hereunder:
       a.  Assignee's Revolving Loan Amount*              $________
       b.  Amount of Assigned Share of L/C Obligations    $________

5.  Proposed Assignment Effective Date: ______________, [1999][200__]


                                       Accepted and Agreed:

                                       [NAME OF ASSIGNOR]


                                       By: __________________________________
                                           Name:
                                           Title:



                                       [NAME OF ASSIGNEE]


                                       By: __________________________________
                                           Name:
                                           Title:

----------
* If the Commitment has been terminated, insert outstanding Revolving Loans in 4(a) below in place of Commitment.
**  Percentage taken to 10 decimal places.

                ATTACHMENT TO SCHEDULE I TO ASSIGNMENT AGREEMENT

          Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                                                      EXHIBIT E

                        FORM OF NOTICE OF ASSIGNMENT

                          __________, [1999][200_]

To:   Loewen Group International, Inc.
      3190 Tremont Avenue
      Philadelphia, Pennsylvania 19053-6693

      First Union National Bank, as Agent
      One First Union Center
      301 South College Street
      Charlotte, North Carolina 28288

From: [NAME OF ASSIGNOR] (the "ASSIGNOR")

      [NAME OF ASSIGNEE] (the "ASSIGNEE")

     1. We refer to the Debtor-In-Possession Credit Agreement (as it may be further amended, modified, renewed or extended from time to time, the "CREDIT AGREEMENT") described in Item I of Schedule I attached hereto ("SCHEDULE I"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "NOTICE") is given and delivered to the Company and the Agent pursuant to SECTION 13.3.2 of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _______, [1999][200_] (the "ASSIGNMENT"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor, the percentage interest specified in Item 3 of
Schedule I of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Schedule I. The "ASSIGNMENT EFFECTIVE DATE" of the Assignment shall be the later of the date specified in Item 5 of Schedule I or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by SECTIONS 13.3.1 and 13.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Assignment Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. The Assignor and the Assignee hereby give to the Company and the Agent notice of the assignment and delegation referred to herein. The
Assignor will confer with the Agent before the date specified in Item 5 of
Schedule I to determine if the Assignment Agreement will become effective on such date pursuant to SECTION 3 hereof, and will confer with the Agent to determine the Assignment Effective Date pursuant to SECTION 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Assignment Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

     5. The Assignor or the Assignee shall pay to the Agent on or before the Assignment Effective Date the processing fee of $3,500 required by
SECTION 13.3.2 of the Credit Agreement (except to the extent otherwise provided in SECTION 13.3.2).

     6.   If Revolving Loans are outstanding on the Assignment Effective
Date, the Assignor and the Assignee request and direct that the Agent make appropriate notations in the Register or its other records reflecting the Assignment of such Revolving Loans and, if applicable, the related Commitment.

     7. The Assignee advises the Agent that its notice and payment instructions are set forth in the attachment to Schedule I.

     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

                 [Remainder of page left intentionally blank]

     9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrowers, any guarantor or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

[NAME OF ASSIGNOR]                       [NAME OF ASSIGNEE]


By: _________________________________    By: _________________________________
    Name:                                    Name:
    Title:                                   Title:

ACKNOWLEDGED [AND CONSENTED TO] BY       ACKNOWLEDGED [AND CONSENTED TO] BY
FIRST UNION NATIONAL BANK, AS AGENT      LOEWEN GROUP INTERNATIONAL, INC.


By: _________________________________    By: _________________________________
    Name:                                    Name:
    Title:                                   Title:


 (Attach photocopy of Schedule I to Assignment Agreement as Schedule I hereto)


----------
* This paragraph may be eliminated if the assignee is a party to the Credit Agreement prior to the Assignment Effective Date.

                                  SCHEDULE I
                            TO NOTICE OF ASSIGNMENT


1.   Description and Date of Debtor-In-Possession Credit Agreement:

     Debtor-In-Possession Credit Agreement, dated as of June 1, 1999, among Loewen Group International, Inc. ("COMPANY"), each of Company's Subsidiaries listed on the signature pages thereof, The Loewen Group Inc., the various lenders parties thereto as Lenders and First Union National Bank, as L/C Issuer and Administrative Agent for the Lenders.

2.   Date of Assignment Agreement: __________, [1999][200_]

3.   Assignee's Percentage of Aggregate Commitment
             (As of Date of Item 2 above)*:                __________%**

4.   Assignee's Commitment Amount Purchased Hereunder:

     a.   Assignee's Revolving Loan Amount:                __________

     b.   Amount of Assigned Share of L/C Obligations:    $__________

5.   Proposed Assignment Effective Date: __________, [1999][200_]

                                      Accepted and Agreed:

                                      [NAME OF ASSIGNOR]


                                      By: ____________________________________
                                          Name:
                                          Title:


                                      [NAME OF ASSIGNEE]


                                      By: ____________________________________
                                          Name:
                                          Title:


----------
* If the Commitment has been terminated, insert outstanding Revolving Loans in 4(a) below in place of Commitment.
**   Percentage taken to 10 decimal places.

              ATTACHMENT TO SCHEDULE I TO NOTICE OF ASSIGNMENT

      Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                                                      EXHIBIT F

                  FORM OF REVOLVING LOAN BORROWING NOTICE

                                  [Date]

First Union National Bank, as Agent
One First Union Center
301 South College Street
Charlotte, North Carolina 28288
Attention: [___________________]

Ladies and Gentlemen:

     Loewen Group International, Inc. ("COMPANY") and each of the undersigned Subsidiaries of Company (Company and each such Subsidiary are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS"), refer to the Debtor-In-Possession Credit Agreement, dated as of June 1, 1999 (as amended or modified, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrowers, The Loewen Group Inc., certain Lenders party thereto and First Union National Bank, as L/C Issuer and Administrative Agent for said Lenders (in its capacity as Administrative Agent, the "AGENT"). The Borrowers hereby give you notice, irrevocably, pursuant to SECTION 2.6 of the Credit Agreement that the Borrowers hereby request an Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Advance (the "PROPOSED ADVANCE") as required by SECTION 2.6 of the Credit Agreement:

          a. The Revolving Loan Borrowing Date for the Proposed Advance is ______________, [1999][200_].

          b.   The aggregate amount of the Proposed Advance is $_________.

          c. The Proposed Advance is to be [a Floating Rate Advance] [Eurodollar Advance].

          d. [The Interest Period for the Proposed Advance is __________ months.]*

     The Borrowers hereby certify that the following statements are true on the date hereof, and will be true on the date of the Proposed Advance:

          A. No Default or Unmatured Default has occurred and is continuing or would result from the Proposed Advance or from the application of the proceeds therefrom;

          B. the representations and warranties contained in Article VI of the Credit Agreement and in the Guaranties and the Collateral Documents are true

----------
*    To be included if the Proposed Advance is to be a Fixed Rate Advance.

     and correct except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which cash such representation or warranty was true and correct on and as of such earlier date;

          C. after giving effect to such Advance, (i) the Total Utilization of Commitments shall not exceed the least of (A) pending the entry of a Final Borrowing Order, $60,000,000, (B) until (x) the first delivery to the Agent after the Closing Date of the financial statements and Compliance Certificate required to be delivered pursuant to SECTIONS 7.1(b) and 7.1(e) demonstrating compliance with the relevant covenants in ARTICLE VII, and (y) the delivery to the Agent of the Requisite Collateral Information, the sum of (a) $80,000,000 plus (b) any Advances made hereunder which are applied, on or after the entry of the Final Borrowing Order, to finance the repayment by Neweol (Delaware), L.L.C. of the Fairway Receivables Facility in accordance with SECTION 7.16, and thereafter, the Aggregate Commitment, and (C) the amount permitted to be outstanding under the Credit Agreement pursuant to the Interim Borrowing Order or Final Borrowing Order, as applicable; and (b) excluding all Advances under the Credit Agreement to make Closing Date Payments and the effect of any mandatory prepayments under SECTION 2.10(b)(i) and
     (ii), the aggregate principal amount of Revolving Loans outstanding after giving effect to such Advance shall not exceed by more than $15,000,000 the aggregate principal amount of Revolving Loans outstanding as of any date after the Closing Date which is less than 30 days prior to the date of such Advance;

          D. no order, judgment or decree of any court (including, without limitation, the U.S. Court or the Canadian Court), arbitrator or governmental authority purports to enjoin or restrain the Lender from making the Advance to be made by it on the Revolving Loan Borrowing Date for the Proposed Advance;

          E. the making of the Advance does not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

          F. there is not pending or, to the Borrowers' knowledge, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrowers or any property of the Borrowers that has not been disclosed by the Borrowers in writing pursuant to SECTION 6.7 or SECTION 7.1(h) [prior to the making of the last preceding Advances][in the case of the initial Advances, prior to the execution of the Credit Agreement], and there has occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of the Agent or of the Required Lenders, would reasonable be expected to have a Material Adverse Effect; and no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Credit Agreement or the making of Advances thereunder.

                                        Very truly yours,


                                        By:  ________________________________
                                             On behalf of Loewen Group
                                             International, Inc. and each of
                                             the Borrowers listed on
                                             SCHEDULE A annexed hereto


                                             Name:
                                             Authorized Officer

                                                                      EXHIBIT G


                          FORM OF PREPAYMENT NOTICE

                                   [Date]


First Union National Bank, as Agent
One First Union Center
301 South College Street
Charlotte, North Carolina 28288
Attention: [          ]


Ladies and Gentlemen:

     Loewen Group International, Inc. ("COMPANY") and each of the undersigned Subsidiaries of Company (Company and each such Subsidiary are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS"), refer to the Debtor-In-Possession Credit Agreement, dated as of June 1, 1999 (as amended or modified, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrowers, The Loewen Group Inc., certain Lenders party thereto and First Union National Bank, as L/C Issuer and Administrative Agent for said Lenders (in its capacity as Administrative Agent, the "AGENT"). The Borrowers hereby give you notice, irrevocably, pursuant to SECTION 2.5 of the Credit Agreement, that the Borrowers hereby elected to*:

          a. prepay a Floating Rate Advance in aggregate principal amount of $__________ on __________, [1999][200_][.][;and]

          b. prepay a Eurodollar Advance in aggregate principal amount of $__________ and with a current Interest Period ending on __________, [1999][200_].


                                   Very truly yours,


                                   By: ________________________________________
                                       On behalf of Loewen Group International,
                                       Inc. and each of the Borrowers listed
                                       on SCHEDULE A annexed hereto


                                       Name:
                                       Authorized Officer


----------
*    Include one or more of the following, as applicable.

                                                                     EXHIBIT H

                          [FORM OF JOINDER AGREEMENT]

                               JOINDER AGREEMENT

     THIS JOINDER AGREEMENT, dated as of ______________, [1999][200__], is by ______________ ("NEW BORROWER") and Administrative Agent as defined below.


                                  INTRODUCTION

     Pursuant to Section 7.30 of that certain Debtor-In-Possession Credit Agreement dated as of June 1, 1999 (as it has heretofore been and as it hereafter may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Loewen Group International, Inc., a Delaware corporation, as debtor and debtor-in-possession ("COMPANY"), each of the Company's Subsidiaries listed on the signature pages thereof, each as debtor and debtor-in-possession (Company and each such Subsidiary are each individually referred to herein as a "BORROWER" and collectively, the "BORROWERS"), The Loewen Group Inc., the lenders signatory thereto (the "LENDERS") and First Union National Bank, as the L/C Issuer and as Administrative Agent for the Lenders (in its capacity as Administrative Agent, the "AGENT"); the New Borrower must execute and deliver this Joinder Agreement whereby the New Borrower becomes obligated as a borrower under the Credit Agreement.


                                   AGREEMENT

     NOW THEREFORE, as an inducement to the Lenders to provide credit accommodations to the New Borrower and as a further inducement to the Lenders to continue to provide credit accommodations to the Borrowers, the New Borrower hereby covenants and agrees as follows:

     1. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined herein to the contrary.

     2. The New Borrower hereby confirms that it has received a copy of, and is fully familiar with, the Credit Agreement and each of the Loan Documents.

     3. The New Borrower hereby enters into this Joinder Agreement in order to comply with Section 7.30 of the Credit Agreement and does so in consideration of the advances to be made from time to time under the Credit Agreement to the New Borrower.

     4. As and from the date hereof, the New Borrower shall be considered, and deemed to be, for all purposes of the Credit Agreement with respect to Advances made to the New Borrower, a Borrower under the Credit Agreement as fully as though the New Borrower had executed and delivered the Credit Agreement as one of "the Borrowers" thereunder at the time originally executed and delivered and hereby ratifies and confirms its obligations under the Credit Agreement, all in accordance with the terms thereof.

     5. The New Borrower hereby covenants and agrees with and in favor of the parties hereto and each of the Lenders that as of the date indicated above, it (i) shall be deemed to be a borrower under the Credit Agreement to the same extent and with the same effect as though it were a party thereto and one of the Borrowers therein, (ii) covenants and agrees to observe and perform at all times from and after the date hereof all of the obligations contained in the Credit Agreement on the part of the Borrowers to be observed and performed with respect to any Advances or other uses of the Credit as a borrower under the terms of the Credit Agreement, and (iii) confirms for itself all of the representations and warranties of the Borrowers under the Credit Agreement MUTATIS MUTANDIS with respect to the execution, delivery and performance of this Joinder Agreement (and the Credit Agreement as modified hereby) by it and the enforceability of its obligations under the Credit Agreement as modified by this Joinder Agreement. Each reference in the Credit Agreement to the "Borrowers" shall be a reference to the New Borrower and to the Borrowers.

     6. Any notice which may or is required to be given to the New Borrower pursuant to the Credit Agreement shall be given in accordance with the terms thereof and shall be addressed to:

                       [INSERT NOTICE ADDRESS OF NEW BORROWER]
                       _______________________________________
                       _______________________________________
                       _______________________________________

     7. Nothing herein contained shall in any manner be construed to constitute novation of, or to impair, cancel or extinguish the Credit Agreement or the obligations of the Borrowers as borrowers thereunder, and this Joinder Agreement is made under express reserve of all of the terms and conditions in the Credit Agreement and the other Loan Documents and all rights in favor of the Agent and the Lenders thereunder.

     8. This Joinder Agreement shall be governed by, and construed in accordance with, the internal laws of the state of New York (including
Section 5.1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles, and shall be binding upon the Borrowers and the New Borrower and their successors and permitted assigns and shall be for the benefit of the Lenders and the Agents and their successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder Agreement as of the date first written above.


[NAME OF NEW BORROWER]


By: ______________________________
    Name:
    Title:

Accepted by FIRST UNION NATIONAL BANK,
as Agent for itself and each of the Lenders


By: ______________________________
    Name:
    Title:

                                                                      EXHIBIT I


                   FORM OF CONVERSION/CONTINUATION NOTICE

                                   [Date]


First Union National Bank, as Agent
One First Union Center
301 South College Street
Charlotte, North Carolina 28288
Attention: [__________]


Ladies and Gentlemen:

     Loewen Group International, Inc. ("COMPANY") and each of the undersigned Subsidiaries of Company (Company and each such Subsidiary are each individually referred to herein as a "BORROWER" and collectively, as the "BORROWERS"), refer to the Debtor-In-Possession Credit Agreement, dated as of June 1, 1999 (as amended or modified, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrowers, The Loewen Group Inc., certain Lenders party thereto and First Union National Bank, as L/C Issuer and Administrative Agent for said Lenders (in its capacity as Administrative Agent, the "AGENT"). The Borrowers hereby give you notice, irrevocably, pursuant to SECTION 2.7 of the Credit Agreement, that the Borrowers hereby elect to:*

          a. convert a Floating Rate Advance in aggregate principal amount of $ __________ to a Eurodollar Advance on __________, [1999[200_]. The
     initial Interest Period for such Eurodollar Advance is requested to be __________ month[s][.][; and]

          b. convert a Eurodollar Advance in aggregate principal amount of $__________ and with a current Interest Period ending __________, [1999] [200_], to a Floating Rate Advance on __________, [1999][200_][.][; and]

          c. continue a Eurodollar Advance in aggregate principal amount of $__________ and with a current Interest Period ending __________, [1999] [200_], as a Eurodollar Advance. The succeeding Interest Period is requested to be __ month[s].


                     [Remainder of page left intentionally blank]


----------
*    Include one or more of the following, as applicable.

                                   Very truly yours,


                                   By: ________________________________________
                                       On behalf of Loewen Group International,
                                       Inc. and each of the Borrowers listed
                                       on SCHEDULE A annexed hereto


                                       Name:
                                       Authorized Officer

                                                                      EXHIBIT J

                       FORM OF INTERIM BORROWING ORDER

                                  [TO FOLLOW]

                                                                      EXHIBIT K

                       FORM OF APPROVED SALE CERTIFICATE

To:  The Lenders Party To The
     Debtor-In-Possession Credit Agreement
     Described Below

          This Approved Sale Certificate is furnished pursuant to that certain Debtor-In-Possession Credit Agreement dated as of June 1, 1999 (as amended, modified, renewed or extended from time to time, the "CREDIT AGREEMENT") among the Borrowers, The Loewen Group Inc., the Lenders party thereto and First Union National Bank, as L/C Issuer and Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Approved Sale Certificate have the meanings ascribed thereto in the Credit Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.   I am a duly authorized officer of [TLGI][the Borrowers];

          2. I have reviewed the terms of the Credit Agreement and I am familiar with the proposed sale of Property described on Schedule I attached hereto (the "PROPOSED SALE");

          3. The Proposed Sale is expressly permitted by the terms of the Credit Agreement; and

          4. I have no knowledge of the existence of any condition or event which constitutes a Default or Unmatured Default as of the date hereof and consummation of the Proposed Sale will not give rise to a Default or Unmatured Default.

          The foregoing certifications are made and delivered this ________ day of ________________, [1999][200_].


                                        By:  ________________________________
                                             On behalf of Loewen Group
                                             International, Inc. and each of
                                             the Borrowers listed on
                                             SCHEDULE A annexed hereto


                                             Name:
                                             Authorized Officer

                SAMPLE SCHEDULE I TO APPROVED SALE CERTIFICATE

                   DESCRIPTION OF PROPERTY AND PROPOSED SALE

                                                                      EXHIBIT L

                        [FORM OF SECURITY AGREEMENT]

                             SECURITY AGREEMENT


          This SECURITY AGREEMENT (this "AGREEMENT") is dated as of June 1, 1999 and entered into by and among LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation, as debtor and debtor-in-possession ("COMPANY"), each of THE UNDERSIGNED DIRECT AND INDIRECT U.S. SUBSIDIARIES of Company listed on the signature pages hereof, each as debtor and debtor-in-possession (Company and each such Subsidiary being a "BORROWER" and collectively, "BORROWERS"), and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with Section 22 hereof (each of the Borrowers and each Additional Grantor being a "GRANTOR" and collectively, the "GRANTORS") and FIRST UNION NATIONAL BANK, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below.

                           PRELIMINARY STATEMENTS

          A. Pursuant to the Debtor-In-Possession Credit Agreement dated as of the date hereof (said Debtor-In-Possession Credit Agreement, as amended to the date hereof, and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrowers, The Loewen Group Inc., the financial institutions listed therein as Lenders, First Union National Bank, as the L/C Issuer and as Administrative Agent (in its capacity as Administrative Agent, "AGENT"), Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to the Borrowers.

          B. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Revolving Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Secured Party as follows:

          1.   GRANT OF SECURITY.

          Each Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing, whether tangible or intangible, or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

          (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");

          (b) all inventory in all of its forms, including but not limited to (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by such Grantor and all accessions thereto and products thereof (collectively the "INVENTORY") and all negotiable and non-negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

          (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind owned by or owing to such Grantor and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contracts rights, chattel paper, documents, instruments, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

          (d) all deposit accounts ("DEPOSIT ACCOUNTS") including the restricted deposit account established and maintained by Secured Party pursuant to Section 12 (the "COLLATERAL ACCOUNT"), together with (i) all amounts on deposit from time to time in such deposit accounts and (ii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (e)  the "SECURITIES COLLATERAL", which term means:

               (i) the shares of stock, partnership interests, interests in joint ventures, limited liability company interests and all other equity interests in any Person that is, or becomes, a direct Subsidiary of such Grantor or which is a joint venture of such Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing now or hereafter owned by such Grantor, including those owned on the date hereof and described on SCHEDULE 1(e)(i), and the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto (the "PLEDGED SHARES"), and all dividends, distributions, returns of capital, cash, warrants, option, rights, instruments, rights to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the stockholders, partners, members or other owners thereof and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; PROVIDED, that if the issuer of any of such Pledged Shares is a controlled foreign corporation (used hereinafter as such term is defined in Section 975(a) or a successor provision of the Internal Revenue Code), the Pledged Shares shall not include any shares of stock of such issuer in excess of the number of shares of such issuer possessing up to but not exceeding 65% of the voting power of all classes of capital stock entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; PROVIDED, however, to the extent that Applicable Law prohibited the pledge or the delivery of any stock or instrument to the Bankers Trust Company, as Collateral Agent under the Collateral Trust Agreement, Grantors shall not be obligated to pledge or deliver, as applicable, such stock or instrument to the Agent hereunder so long as Grantors can provide, within a reasonable time after the Closing Date, evidence reasonably satisfactory to the Agent that such prohibitions continue to be in full force and effect;

          (ii) the indebtedness from time to time owed to such Grantor by any obligor that is, or becomes, a direct or indirect Subsidiary or such Grantor, including, but not limited to, the indebtedness evidenced by instruments described on SCHEDULE 1(e)(ii) and issued by the obligors named therein (the "PLEDGED DEBT"), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

         (iii) all other investment property as that term is defined in the Uniform Commercial Code of any relevant jurisdiction (the "UCC"), of such Grantor;

     (f)  the "INTELLECTUAL PROPERTY COLLATERAL", which term means:

          (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in SCHEDULE 1(f)(i) when such Schedule is provided as required by this Agreement and as the same may be amended pursuant hereto from time to time thereafter) (collectively, the "TRADEMARKS"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in SCHEDULE 1(f)(i), when such Schedule is provided as required by this Agreement and as the same may be amended pursuant hereto from time to time) (the "TRADEMARK REGISTRATIONS"), all common law and other rights in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (the "ASSOCIATED GOODWILL");

          (ii) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications listed in
     SCHEDULE 1(f)(ii) when such Schedule is provided as required by this Agreement and as the same may be amended pursuant hereto from time to time thereafter), all rights corresponding thereto (including, without limitation, the right, exercisable only upon the occurrence and during the continuation of a Default, to sue for past, present and future infringements in the name of such Grantor or in the name of Secured Party or Lenders), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); it being understood that the rights and interests included in the Intellectual Property Collateral hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties; and

         (iii) all rights, title and interest (including rights acquired pursuant to a license or otherwise) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software, layouts, trade dress, drawings, designs, writings, and formulas owned by Grantor (including, without limitation, the works listed on SCHEDULE 1(f)(iii) when such Schedule is provided as required by this Agreement and as the same may be amended pursuant hereto from time to time thereafter) (collectively, the "COPYRIGHTS"), all copyright registrations issued to such Grantor and applications for copyright registration that have been or may hereafter by issued or applied for thereon by Grantor in the United States and any state thereof and in foreign countries (including, without limitation, the registrations listed on SCHEDULE 1(f)(iii), when such Schedule is provided as required by this Agreement and as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right to renew and extend such Copyright Registrations and

     Copyright Rights and to register works protectable by copyright and the right to sue for past, present and future infringements of the Copyrights and Copyright Rights;

          (g) all information used or useful or arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information;

          (h) the agreements listed in SCHEDULE 1(h), as each such agreement may be amended, restated, supplemented or otherwise modified from time to time (said agreements, as so amended, restated, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including, without limitation, (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

          (i)  to the extent not included in any other paragraph of this
Section 1, all other general intangibles (including without limitation tax refunds, rights to payment or performance, CHOSES IN ACTION and judgments taken on any rights or claims included in the Collateral);

          (j) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

          (k) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (l) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          2.   SECURITY FOR OBLIGATIONS

          (a) This Agreement secures, and the Collateral assigned by each Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all Secured

Obligations of such Grantor. "SECURED OBLIGATIONS" means all obligations and liabilities of every nature of Grantors now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents, together with all extensions or renewals thereof, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owned with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement.

          3.   GRANTORS REMAIN LIABLE.

          Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          4.   REPRESENTATIONS AND WARRANTIES.

          Each Grantor represents and warrants as follows:

          (a) OWNERSHIP OF COLLATERAL. Except as expressly permitted by the Credit Agreement and for the security interest created by this Agreement, such Grantor owns the Collateral owned by such Grantor free and clear of any Lien other than Liens expressly permitted under the Credit Agreement. Except as expressly permitted by the Credit Agreement and such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

          (b) LOCATIONS OF EQUIPMENT AND INVENTORY. All of the Equipment and Inventory is, as of the date hereof, or in the case of an Additional Grantor, as of the date of the applicable counterpart entered into pursuant to Section 22 (each, a "COUNTERPART"), located at the places specified in
SCHEDULE 4(b) (as such Schedule may be amended or supplemented from time to time), except for Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to a Grantor, (ii) between the locations specified in SCHEDULE 4(b), or (iii) to customers of a Grantor.

          (c) NEGOTIABLE DOCUMENTS OF TITLE. No Negotiable Documents of Title are outstanding with respect to any of the Inventory.

          (d) OFFICE LOCATIONS. The chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts are, as of the date hereof, and have been for the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, located at the locations set forth on SCHEDULE 4(d) (as such Schedule may be amended or supplemented from time to time);

          (e) NAMES. No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed on the signature pages hereof or on the Counterpart, as applicable, except the names listed in SCHEDULE 4(e) (as such Schedule may be amended or supplemented from time to time) annexed hereto.

          (f) SECURITIES COLLATERAL. (i) All of the Pledged Shares described on SCHEDULE 1(e)(i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) all of the instruments evidencing Pledged Debt described on SCHEDULE 1(e)(ii) has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default; (iii) except as set forth on SCHEDULE 1(e)(i), the Pledged Shares constitute all of the issued and outstanding shares of stock or other equity interests of each issuer thereof owned by a Grantor (subject to the proviso to Section 1(e)(i) with respect to shares of a foreign controlled corporation), and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares; (iv)
SCHEDULE 1(e)(i) sets forth all of the Pledged Shares owned by each Grantor on the date hereof; and (v) SCHEDULE 1(e)(ii) sets forth all of the instruments evidencing Pledged Debt in existence on the date hereof.

          (g)  INTELLECTUAL PROPERTY COLLATERAL.

               (i) a true and complete list of all Trademark Registrations and Trademark applications owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is, as of the date delivered, set forth in SCHEDULE 1(f)(i), which shall be delivered to Secured Party as soon as practicable following the delivery of this Agreement, but in any event within 45 days after delivery of this Agreement.

               (ii) a true and complete list of all Patents owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is, as of the date delivered, set forth in SCHEDULE 1(f)(ii), which shall be delivered to Secured Party as soon as practicable following the delivery of this Agreement, but in any event within 45 days after delivery of this Agreement;

               (iii) a true and complete list of all Copyright Registrations and applications for Copyright Registrations held (whether pursuant to a license or otherwise) by such Grantor, in whole or in part, is, as of the date delivered, set forth in SCHEDULE 1(f)(iii), which shall be delivered to Secured Party as soon as practicable following the delivery of this Agreement, but in any event within 45 days after delivery of this Agreement; and

               (iv) such Grantor is not aware of any pending or threatened claim by any third party that any of the Intellectual Property Collateral owned, held or used by such Grantor is invalid or unenforceable.

          (h) PERFECTION. The security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations. Upon the entry of the Interim Borrowing Order or the Final Borrowing Order, the security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders will constitute perfected security interests therein prior to all other Liens (except for nonvoidable valid and perfected Liens in existence on the Petition Date).

          5.   FURTHER ASSURANCES.

          (a) GENERALLY. Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will at the reasonable request of the Secured Party: (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting
Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Security Party, (iii) execute and file UCC financing statements naming each Grantor as "debtor", naming Secured Party as "secured party" and describing the Collateral in the filing offices with respect to such Grantor in each jurisdiction which Secured Party reasonably deems necessary or desirable to perfect and preserve the security interests granted or purported to be granted hereby and such other financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (v) in the case of Equipment that is covered by a certificate of title, file with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction of an application requesting the notation of the security interest created hereunder on such certificate of title and, promptly after the acquisition by such Grantor of any item of Equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (vi) within 30 days after the end of each calendar quarter, deliver to Secured Party copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby, (vii) at any reasonable time, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, (viii) appear in and defend any action or proceeding that may affect such Grantor's title to or Secured Party's security interest in all or any part of the Collateral, and (ix) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Secured Party with respect to any Collateral. Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

          (b) SECURITIES COLLATERAL. Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that it will, at the reasonable request of Secured Party, in the case of the Securities Collateral consisting of certified securities or evidenced by instruments, deliver the certificates representing such certificated securities and deliver such instruments to Secured Party, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank; PROVIDED that any such certificates shall not be required to be delivered pursuant to this Section 5(b) if such certificate is in the possession of Bankers Trust Company in its capacity as Collateral Agent under the Collateral Trust Agreement. Each Grantor further agrees that it will, upon obtaining any additional shares of stock or other securities or instruments required to be pledged hereunder, promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Supplement, duly executed by such Grantor, in substantially the form of Exhibit I (a "PLEDGE SUPPLEMENT"), in respect of the additional Pledged Shares or instruments evidencing Pledged Debt to be pledged pursuant to this Agreement. Upon each delivery of a Pledge Supplement to Secured Party, the representations and warranties contained in clauses (i)-(iv) of
Section 4(g) hereof shall be deemed to have been made by such Grantor as to the Securities Collateral described in such Pledge Supplement as of the date thereof. Each Grantor hereby authorizes Secured Party to attach each Pledge Supplement to this Agreement and agrees that all Pledged Shares or instruments evidencing Pledged Debt of such Grantor listed on any Pledge Supplement shall for all purposes hereunder be considered Collateral of such Grantor, PROVIDED, the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Shares or instruments evidencing Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

          (c) INTELLECTUAL PROPERTY COLLATERAL. Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that it will, at the reasonable request of Secured Party, in the case of the Intellectual Property Collateral, if any, in addition to filing UCC financing statements, file a Grant of Trademark Security Interest, in a form acceptable to Secured Party, and a Grant of Patent Security Interest, in a form acceptable to Secured Party, with the

United States Patent and Trademark Office and file a Grant of Copyright Security Interest, in a form reasonably acceptable to Secured Party, with the United States Copyright Office (each such Grant of Trademark Security Interest, Grant of Patent Security Interest and Grant of Copyright Security Interest being referred to herein as a "GRANT"). Each Grantor agrees that if any Grantor shall hereafter obtain rights to any new Intellectual Property Collateral or become entitled to the benefit of (i) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement of any Patent or (ii) any Copyright Registration, application for Copyright Registration or renewals or extension of any Copyright, then in any such case, the provisions of this Agreement shall automatically apply thereto. Each Grantor shall promptly notify Secured Party in writing of any of the foregoing rights acquired by such Grantor after the date hereof and of (i) any Trademark Registrations issued or application for a Trademark Registration or application for a Patent made, and (ii) any Copyright Registrations issued or applications for Copyright Registration made, in any such case, after the date hereof. Promptly after the filing of an application for any (1) Trademark Registration; (2) Patent; and (3) Copyright Registration, each Grantor shall execute and deliver to Secured Party and record in all places where a Grant is recorded an IP Supplement, substantially in the form of
EXHIBIT II (an "IP SUPPLEMENT"), pursuant to which such Grantor shall grant to Secured Party a security interest to the extent of its interest in such Intellectual Property Collateral; PROVIDED, if, in the reasonable judgment of such Grantor, after due inquiry, granting such interest would result in the grant of a Trademark Registration or Copyright Registration in the name of Secured Party, such Grantor shall give written notice to Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable Trademark Registration or Copyright Registration, as the case may be. Upon delivery to Secured Party of an IP Supplement, SCHEDULES 1(f)(i), 1(f)(ii), and 1(f)(iii) hereto and SCHEDULE A to each Grant, as and if applicable, shall be deemed modified to include reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral included on SCHEDULE A to such IP Supplement. Each Grantor hereby authorizes Secured Party to modify this Agreement without the signature or consent of any Grantor by attaching SCHEDULES 1(f)(i), 1(f)(ii), and 1(f)(iii), as applicable, that have been modified to include such Intellectual Property Collateral or to delete any reference to any right, title or interest in any Intellectual Property Collateral in which any Grantor no longer has or claims any right, title or interest; PROVIDED, the failure of any Grantor to execute an IP Supplement with respect to any additional Intellectual Property Collateral pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

     6. CERTAIN COVENANTS OF GRANTORS.

     Each Grantor shall:

     (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

     (b) notify Secured Party of any change in such Grantor's name, identity or corporate structure within 15 days of such change;

     (c) give Secured Party 30 days' prior written notice of any change in such Grantor's chief place of business, chief executive office or residence or the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

     (d) if Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

     (e) except as prohibited or excused by the Bankruptcy Code, the Interim Borrowing Order, the Final Borrowing Order, or any other applicable order of the U.S. Court or expressly permitted by the Credit Agreement, pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; PROVIDED that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the result of the failure to make such payment.

     7. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.

     Each Grantor shall:

     (a) keep the Equipment and Inventory owned by such Grantor at the places therefor specified on SCHEDULE 4(b) or, upon 15 days' prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

     (b) cause the Equipment owned by such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with such Grantor's past practices, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor shall promptly furnish to Secured Party a statement respecting any material loss or damage to any of the Equipment owned by such Grantor;

     (c) keep correct and accurate records of Inventory owned by such Grantor;

     (d) if any Inventory is in possession or control of any of such Grantor's agents or processors, upon the occurrence of a Default, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party;

     (e) promptly upon the issuance and delivery to such Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party; and

     (f) Each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement.

     8. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

     (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the locations therefor set forth on Schedule 4(d), upon 15 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and each Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon the occurrence of any Default, promptly upon the request of Secured Party, each Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

     (b) Each Grantor shall, for not less than three (3) years from the date on which each Account of such Grantor arose, maintain (i) complete records of such Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

     (c) Except as otherwise provided in this subsection (c), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Contracts. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of a Default at Secured Party's direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; PROVIDED, however, that Secured Party shall have the rights consistent with the terms of the Credit Agreement, the Interim Borrowing Order and the Final Borrowing Order, at any time, upon the occurrence and during the continuation of a Default or an Unmatured Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all accounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantors, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After the occurrence and during the continuation of any Default or Unmatured Default and consistent with the terms of the Credit Agreement, the Interim Borrowing Order and the Final Borrowing Order, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

     9. SPECIAL COVENANTS WITH RESPECT TO THE SECURITIES COLLATERAL.

     (a) DELIVERY. Each Grantor agrees that all certificates or instruments representing or evidencing the Securities Collateral shall, at the reasonable request of the Secured Party, be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party; PROVIDED that any such certificates or instruments shall not be required to be delivered pursuant to this Section 9(a) if such certificate or instrument is in the possession of Bankers Trust Company in its capacity as Collateral
Agent under the Collateral Trust Agreement. Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Securities Collateral for certificates or instruments of smaller or larger denominations.

     (b) COVENANTS. Each Grantor shall (i) not, except as expressly permitted by the Credit Agreement, permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting Person is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; PROVIDED, if the surviving or resulting Person upon any such merger or consolidation involving an issuer of Pledged Shares which is a controlled foreign corporation is a controlled foreign corporation, then such Grantor shall only be required to pledge outstanding capital stock of such surviving or resulting Person possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such issuer entitled to vote;
(ii) cause each issuer of Pledged Shares not to issue any stock, other equity interests or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor; (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, other equity interests or other securities of each issuer of Pledged Shares; (iv) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock or other equity interests of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor; PROVIDED, notwithstanding anything contained in this clause (iv) to the contrary, such Grantor shall only be required to pledge the outstanding capital stock of a controlled foreign corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; (v) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt; (vi) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to such Grantor by any

Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of such Grantor; (vii) promptly notify Secured Party of any event of which such Grantor becomes aware causing loss or depreciation in the value of the Securities Collateral; (viii) promptly deliver to Secured Party all written notices received by it with respect to the Securities Collateral; and (ix), at the request of Secured Party, promptly execute and deliver to Secured Party an agreement providing for the control, as that term is defined in the UCC, by Secured Party of all securities entitlements and securities accounts of such Grantor subject to the rights of the Collateral Agent under the Collateral Trust Agreement.

     (c) VOTING AND DISTRIBUTIONS; IRREVOCABLE PROXY. So long as no Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; PROVIDED, no Grantor shall exercise or refrain from exercising any such right if Secured Party shall have notified such Grantor that, in Secured Party's judgment, such action would have a material adverse effect on the value of the Securities Collateral or any part thereof; and PROVIDED FURTHER, such Grantor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right (it being understood, however, that neither
(A) the voting by such Grantor of any Pledged Shares for or such Grantor's consent to the election of directors or other members of a governing body of an issuer of Pledged Shares at a regularly scheduled annual or other meeting of stockholders or holders of equity interests or with respect to incidental matters at any such meeting, nor (B) Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section, and no notice of any such voting or consent need be given to Secured Party); (ii) each Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends, other distributions and interest paid in respect of the Securities Collateral; PROVIDED, any and all (A) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Securities Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Securities Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Securities Collateral, shall be, and shall forthwith be delivered to Secured Party to hold as, Securities Collateral and shall, if received by such Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Grantor and be forthwith delivered to Secured Party as Securities Collateral in the same form as so received (with all necessary endorsements) unless the dividend or distribution is permitted under the Credit Agreement without the requirement that such dividend or distribution be paid to Secured Party; and (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies, dividend payment orders and other instruments as Grantor may from time to time reasonably request for the purpose of enabling Grantor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.

     Upon the occurrence and during the continuation of a Default, (x) upon written notice from Secured Party to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; (y) all rights of such Grantor to receive the dividends, other distributions and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Securities Collateral such dividends, other distributions and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by Grantor contrary to the provisions of clause (ii) of the immediately preceding paragraph or clause
(y) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor and shall forthwith be paid over to Secured Party as Securities Collateral in the same form as so received (with any necessary endorsements).

     In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (II) without limiting the effect of clause
(I) above, each Grantor hereby grants to Secured Party an IRREVOCABLE PROXY to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including giving or withholding written consents of shareholders or other holders of equity interests, calling special meetings of shareholders or other holders of equity interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence and during the continuance of a Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

     10.  SPECIAL COVENANTS WITH RESPECT TO THE INTELLECTUAL PROPERTY
COLLATERAL.

          (a)  Each Grantor shall, at the reasonable request of the Secured
Party:

               (i) diligently keep reasonable records respecting the Intellectual Property Collateral and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business;

               (ii) use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts;

               (iii) take any and all reasonable steps to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

               (iv) use proper statutory notice in connection with its use of any of the Intellectual Property Collateral;

               (v) use a commercially appropriate standard of quality (which may be consistent with such Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks; and

               (vi) furnish to Secured Party from time to time at Secured Party's reasonable request statements and schedules further identifying and describing any Intellectual Property Collateral and such other reports in connection with such Collateral, all in reasonable detail.

     (b) Except as otherwise provided in this Section 10, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, at Secured Party's reasonable direction, shall take) such action as such Grantor or Secured Party may deem reasonably necessary or advisable to enforce collection of such amounts; PROVIDED, Secured Party shall have the right at any time, upon the occurrence and during the continuation of a Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence and during the continuation of any Default,
(i) all amounts and proceeds (including checks and other instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or party any obligor with respect thereto or allow any credit or discount thereon.

     (c) Each Grantor shall have the duty diligently, through counsel reasonably acceptable to Secured Party, to prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and identified on SCHEDULES 1(f)(i), 1(f)(ii) or 1(f)(iii), as applicable, that is pending as of the date of this Agreement, (ii) any Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registration and Copyright Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Intellectual Property Collateral. Any expenses incurred in connection therewith shall be borne solely by Grantors. Subject to the foregoing, each Grantor shall give Secured Party prior written notice of any abandonment of any Intellectual Property Collateral or any pending patent application or any Patent.

     (d) Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral. Secured Party shall provide, at such Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party. Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office, the United States Copyright Office or any federal, state, local or foreign court) or regarding such Grantor's ownership, right to use, or interest in any Intellectual Property Collateral. Each Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

     (e) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of a Default, hereby assigns, transfers and conveys to Secured Party the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes (including, without limitation, the Intellectual Property Collateral) owned or used by such Grantor that relate to the Collateral and any other collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor. In addition, each Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit such Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Intellectual Property Collateral (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable advance written notice to such Grantor and at reasonable dates and times and as often as may be reasonably requested. If and to the extent that any Grantor is permitted to license the Intellectual Property Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor's request and expense, with such Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Secured Party pursuant to which (i) Secured Party shall agree not to disturb or interfere with such licensee's rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.

     11.  SPECIAL PROVISIONS WITH RESPECT TO THE ASSIGNED AGREEMENTS.

     (a)  Each Grantor shall at its expense:

          (i) if consistent with sound business practices, perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by Secured Party; and

          (ii) upon the reasonable requested of Secured Party, furnish to Secured Party, promptly upon receipt thereof, copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and (B) upon request of Secured Party make to the parties to such Assigned Agreements such demands and requests for information and reports or for action as such Grantor is entitled to make under the Assigned Agreements.

     (b) Upon the occurrence and during the continuance of a Default, no Grantor shall:

          (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

          (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

          (iii) waive any default under or breach of the Assigned Agreements;

          (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

          (v) take any other action in connection with the Assigned Agreements that could reasonably be expected to materially impair the value of the interest or rights of such Grantor thereunder or that could reasonably be expected to materially impair the interest or rights of Secured Party.

     12. COLLATERAL ACCOUNT.

     Secured Party is hereby authorized to establish and maintain at its office of One First Union Center, 301 South College Street, Charlotte, North Carolina, 28288 as a blocked account in the name of Company and under the sole dominion and control of Secured Party, a restricted deposit account designated as "Loewen Group International Collateral Account". All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of Secured Party hereunder, for the benefit of Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited in the Collateral Account. Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect. All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Grantor) of immediately available funds, in each case addressed in accordance with instructions of Secured Party. Each Grantor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to the Secured Party by a telefacsimile of the date, amount and method of delivery of such deposit. Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement. To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms. Subject to Secured Party's rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in the Collateral Account.

     13. SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

     Each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

     (a) upon the occurrence and during the continuance of a Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to Section 7;

     (b) upon the occurrence and during the continuance of a Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and become due under or in respect of any of the Collateral;

     (c) upon the occurrence and during the continuance of a Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

      (d) upon the occurrence and during the continuance of a Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

      (e) upon the occurrence and during the continuance of a Default, to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor or Secured Party, due and payable immediately without demand;

     (f) upon the occurrence and during the continuance of a Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

     (g) upon the occurrence and during the continuance of a Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantors' expense, at any time or from time time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, as fully and effectively as such Grantor might do.

     14. SECURED PARTY MAY PERFORM.

     If any Grantor fails to perform any agreement contained herein, Secured Party may, after prior written notice to such Grantor and a reasonable opportunity to cure, itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be jointly and severally payable by Grantors under Section 19(b).

     15. STANDARD OF CARE.

     (a) The powers conferred on Security Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

     (b) Secured Party shall not be liable to any Grantor (i) for any loss or damage sustained by it, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of, in connection with or that is in any way related to (1) any exercise by Secured Party or of any right or remedy under this Agreement or
(2) any other act of or failure to act by Secured Party, except to the extent that the same shall be determined by a final judgment of a court of competent jurisdiction that is final and not subject to review on appeal to be the result of acts or omissions on the part of Secured Party constituting gross negligence or willful misconduct.

     (c) NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST SECURED PARTY OR ANY LENDER OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, PARTNERS, EMPLOYEES, AGENTS, ATTORNEYS, MANAGERS, ADVISORS AND THEIR AFFILIATES FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY LAW) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED AND RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     16. REMEDIES.

     (a) GENERALLY. If any Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at at place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender constituting a part of the Collateral and (vii) without notice to any Grantor, transfer to or to register in the name of Secured Party or any of its nominees any of all of the Securities Collateral. Secured Party or any Lender may be the purchaser or any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender in its individual capacity unless Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by

Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days's notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more that one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of the attorneys employed by Secured Party to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Security Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Notwithstanding anything herein to the contrary, Secured Party shall give Grantors, counsel to any official committees in respect of the Chapter 11 Cases and the office of the U.S. Trustee, five business days prior written notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its rights and remedies with respect to the Collateral and file a copy of such notice with the clerk of the U.S. Court [Grantors hereby waive any right to oppose the exercise of such remedies (except for any opposition based upon allegations of Secured Party's bad faith).] Neither Secured Party not Lenders shall have any obligation of any kind to make a motion or application to, or otherwise commence an adversary proceeding in, the U.S. Court to exercise their rights or remedies set forth or referred to herein.

     (b)  SECURITIES COLLATERAL.

          (i) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and one terms less favorable that those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities
     Act) and, notwithstanding such circumstances and the registration rights granted to Secured Party by such Grantor pursuant hereto, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to flourish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Securities Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          (ii) If Secured Party shall determine to exercise its right to sell all or any of the Securities Collateral pursuant to this Section, Company and each Grantor which is a first-tier Subsidiary agrees that, upon request of Secured Party (which request may be made by Secured Party in its sold discretion), Grantor will, at its own expense (A) execute and deliver, and cause each issuer of the Securities Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Securities Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (B) use its best efforts to qualify the Securities Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Securities Collateral, as requested by Secured Party; (C) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; (D) do or cause to be done all such other acts and things as may be necessary to make such sale of the Securities Collateral or any part thereof valid and binding and in compliance with applicable law; and (E) bear all costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section.

          (iii) Without limiting the generality of Section 10.7 of the Credit Agreement, in the event of any public sale described herein, each Grantor agrees to indemnify and hold harmless Secured Party, in each Lender and each of their respective directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such Persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Secured Party and such other Persons for any legal or other expenses reasonably incurred by Secured Party and such other Persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including any and all fees, costs and expenses whatsoever reasonably incurred by Secured Party and such other Persons and counsel for Secured Party and such other Persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which any Grantor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls Secured Party or such Persons within the meaning of the Securities Act.

          (c) COLLATERAL AMOUNT. If a Default has occurred and is continuing and, in accordance with Section 2.19.4 of the Credit Agreement, upon demand of the Required Lenders or the Secured Party at the request of the Required Lenders, the Borrowers are required to pay to Secured Party an amount (the "AGGREGATE AVAILABLE AMOUNT") equal to the aggregate outstanding L/C Obligations under the Credit Agreement, the Borrowers shall deliver funds in such an amount for deposit in the Collateral Account. In accordance with
Section 2.10(d) of the Credit Agreement, Secured Party shall from time to time deposit into the Collateral Account any excess of any mandatory prepayment required to be deposited therein pursuant to such Section. If for any reason the aggregate amount delivered by the Borrowers for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by the Borrowers shall be apportioned among all outstanding Letters of Credit for purposes of this Section in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which the Borrowers have deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse the L/C Issuer for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which the Borrowers have deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Secured Party pursuant to Section 18 hereof, second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which the Borrowers have failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the extent of any further excess, to the payment of any other outstanding Secured Obligations in such order as Secured Party shall elect, and fourth, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.

          17. ADDITIONAL REMEDIES FOR INTELLECTUAL PROPERTY COLLATERAL.

          (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of a Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in
Section 10.7 of the Credit Agreement and Section 19 hereof, as applicable, in connection with the exercise of its rights under this Section, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgement in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement;
(ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party
(or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Default.

          (b) If (i) a Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof, that may have been made by Secured Party; PROVIDED, after giving effect to such reassignment, Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and PROVIDED FURTHER, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Liens expressly permitted under the Credit Agreement.

          18. APPLICATION OF PROCEEDS.

          Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantors, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder;

          SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) and, as to obligations arising under the Credit Agreement, as provided in the Credit Agreement, and

          THIRD: To the Payment to or upon the order of the Grantors, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          19. INDEMNITY AND EXPENSES.

          (a) Grantors jointly and severally agree to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

          (c) The obligations of Grantors in this Section 19 shall survive the termination of this Agreement and the discharge of Grantors' other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

          20. CONTINUING SECURITY INTEREST: TRANSFER OF REVOLVING LOANS.

          This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantors and their respective successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of Sections 13.1, 13.2 and 13.3 of the Credit Agreement, any Lender may assign or otherwise transfer any Revolving Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations and the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors or to such other Person as a court of competent jurisdiction (including, without limitation, the U.S. Court) may direct. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination. In addition, upon the proposed sale, transfer or other disposition of any Collateral by a Grantor in accordance with the Credit Agreement for which such Grantor desires to obtain a security interest release from Secured Party, such Grantor shall deliver a certificate of an Authorized Officer (x) stating that the Collateral subject to such disposition is being sold, transferred or otherwise disposed of in compliance with the terms of the Credit Agreement and (y) specifying the Collateral being sold, transferred or otherwise disposed of in the proposed transaction. Upon the receipt of such certificate, Secured Party shall, at Grantor's expense, so long as Secured Party has no reason to believe that the certificate delivered by such Grantor with respect to such sale is not true and correct, execute and deliver such releases of its security interest in such Collateral which is to be sold, transferred or disposed of, as may be reasonably requested by such Grantor.

          21. SECURED PARTY AS AGENT.

          (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

          (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to Section 11.11 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Agent pursuant to Section 11.11 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under Section
11.11 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Secured Party, the provisions of this Agreement shall insure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

     22. ADDITIONAL GRANTORS.

     From time to time subsequent to the date hereof, additional Borrowers under the Credit Agreement may become parties hereto as additional Grantors (each such Borrower being an "ADDITIONAL GRANTOR"), by executing a Counterpart substantially in the form of EXHIBIT III annexed hereto. Upon delivery of any such Counterpart to Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the additional or release of any other Grantor hereunder, nor by any election of Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

     23. AMENDMENTS: ETC.

     No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; PROVIDED this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with
Section 22 and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     24. NOTICES.

     All notices and other communication provided to any party hereto under this Agreement shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth in the Credit Agreement, on the signature pages hereof or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     25. FAILURE OR INDULGENCE NOT WAIVER: REMEDIES CUMULATIVE.

     No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All right and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     26. SEVERABILITY.

     Any provision in this Agreement that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

     27. HEADINGS.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     28. GOVERNING LAW; TERMS; RULES OF CONSTRUCTION.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined. The rules of construction set forth in Section 1.2 of the Credit Agreement shall be applicable to this Agreement MUTATIS MUTANDIS.

     29. COUNTERPARTS.

     This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                 [Remainder of page intentionally left blak]

     IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                       LOEWEN GROUP INTERNATIONAL, INC.,
                                       as a Grantor


                                       By: ____________________________________
                                           Name:
                                           Title:

                                       EACH OF THE ENTITIES LISTED ON SCHEDULE A
                                       ANNEXED HERETO, AS GRANTORS


                                       By: ____________________________________
                                           on behalf of each of the entities
                                           listed on SCHEDULE A annexed hereto

                                           Name:
                                           Title:

                                  SCHEDULE A


NAME OF EACH U.S. SUBSIDIARY
----------------------------

                                                 FIRST UNION NATIONAL BANK,
                                                 as Secured Party



                                                 By:  ________________________
                                                      Name:
                                                      Title:

                               SCHEDULE 1(e)(i) TO
                                SECURITY AGREEMENT

---------------------------------------------------------------------------------------
                     Class                                             Percentage of
                      of        Stock            Par     Number of      Outstanding
  Stock Issuer       Stock   Certificate Nos.   Value      Shares      Shares Pledged
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------



                                      1(e)(i)-1

                              SCHEDULE 1(e)(ii) TO
                               SECURITY AGREEMENT

--------------------------------------------------------------------------------------
                                                                         Amount of
                Debt Issuer                                             Indebtedness
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


                                      1(e)(ii)-1

                                    SCHEDULE 1(f)(i) TO
                                     SECURITY AGREEMENT


U.S. TRADEMARKS:
----------------


                           TRADEMARK         REGISTRATION          REGISTRATION
  REGISTERED OWNER:       DESCRIPTION           NUMBER                 DATE
  -----------------       -----------        ------------          ------------


FOREIGN TRADEMARKS:
-------------------

                           TRADEMARK         REGISTRATION          REGISTRATION
  REGISTERED OWNER        DESCRIPTION           NUMBER                 DATE
  -----------------       -----------        ------------          ------------






                                     1(f)(i)-1

                                   SCHEDULE 1(f)(ii) TO
                                    SECURITY AGREEMENT


U.S. PATENTS ISSUED:
--------------------

     PATENT NO.          ISSUE DATE        INVENTION          INVENTOR
     ----------          ----------        ---------          --------






U.S. PATENTS PENDING:
---------------------


        APPLICANT'S       DATE    APPLICATION
           NAME          FILED       NUMBER          INVENTION      INVENTOR
        -----------      -----    -----------        ---------      --------






FOREIGN PATENTS ISSUED:
-----------------------

     PATENT NO.          ISSUE DATE        INVENTION          INVENTOR
     ----------          ----------        ---------          --------






                                   1(f)(ii)-1

FOREIGN PATENTS PENDING:
------------------------


        APPLICANT'S       DATE    APPLICATION
           NAME          FILED       NUMBER          INVENTION      INVENTOR
        -----------      -----    -----------        ---------      --------





                                     1(f)(ii)-2

                             SCHEDULE 1(f)(iii) TO
                              SECURITY AGREEMENT


U.S. COPYRIGHTS:
----------------

TITLE                   REGISTRATION NO.       DATE OF ISSUE     REGISTERED OWNER
-----                   ----------------       -------------     ----------------







FOREIGN COPYRIGHT REGISTRATIONS:
--------------------------------


Country         Title        Registration No.        Date of Issue
-------         -----        ----------------        -------------






PENDING U.S. COPYRIGHT REGISTRATIONS & APPLICATIONS:
----------------------------------------------------


TITLE         REFERENCE NO.     DATE OF APPLICATION     COPYRIGHT CLAIMANT
-----         -------------     -------------------     ------------------





PENDING FOREIGN COPYRIGHT REGISTRATIONS & APPLICATIONS:
-------------------------------------------------------


COUNTRY           TITLE         REGISTRATION NO.        DATE OF ISSUE
-------           -----         ----------------        -------------







                                   1(f)(iii)-1

                               SCHEDULE 1(h) TO
                              SECURITY AGREEMENT

                              ASSIGNED AGREEMENTS
                              -------------------
[None.]












                                       1(h)-1

                                SCHEDULE 4(b)
                                      TO
                              SECURITY AGREEMENT

                     LOCATIONS OF EQUIPMENT AND INVENTORY
                     ------------------------------------

NAME OF GRANTOR                     LOCATIONS OF EQUIPMENT AND INVENTORY
---------------                     ------------------------------------







                                       4(b)-1

                                SCHEDULE 4(d)
                                      TO
                              SECURITY AGREEMENT

                                OFFICE LOCATIONS
                                ----------------

NAME OF GRANTOR                     OFFICE LOCATIONS
---------------                     ----------------







                                       4(d)-1

                                SCHEDULE 4(e)
                                      TO
                              SECURITY AGREEMENT

                                 OTHER NAMES
                                 -----------

NAME OF GRANTOR                     OTHER NAMES
---------------                     -----------







                                       4(e)-1

                                                                  EXHIBIT I TO
                                                            SECURITY AGREEMENT


                              PLEDGE SUPPLEMENT

     This Pledge Supplement, dated ________________, [1999][200_] is delivered pursuant to the Security Agreement, dated June 1, 1999 between ____________________, ("GRANTOR"), the other Grantors named therein, and First Union National Bank, as Secured Party (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

     Grantor hereby agrees that the [Pledged Shares] [instruments evidencing Pledged Debt] listed on the schedule attached hereto shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Securities Collateral and shall secure all Secured Obligations.

     IN WITNESS WHEREOF, Grantor has caused this Amendment to be duly executed and delivered by its duly authorized officer as of __________, [1999] [200_].

                                      [GRANTOR]




                                      By:     _______________________
                                              Name:
                                              Title:


                                    EXH I-1

                                                                 EXHIBIT II TO
                                                            SECURITY AGREEMENT


                              IP SUPPLEMENT

     This IP SUPPLEMENT, dated __________________, [1999][200_] is delivered pursuant to and supplements (i) the Security Agreement, dated as of June 1, 1999 (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"), among Loewen Group International, Inc.,
[Insert Name of Grantor], the other Grantors named therein, and First Union National Bank, as Secured Party, and (ii) the [Grant of Trademark Security Interest] [Grant of Patent Security Interest] [Grant of Copyright Security Interest] dated as of ____________, [1999][200_] (the "GRANT") executed by Grantor. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Grant.

     [Grantor] grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] listed on Schedule A attached hereto. All such [Trademark Collateral] [Patent Collateral]
[Copyright Collateral] shall be deemed to be part of the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] and shall be hereafter subject to each of the terms and conditions of the Security Agreement and the Grant.

     IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of ___________, [1999][200_].


                                      [GRANTOR]




                                      By:     _______________________
                                              Name:
                                              Title:


                                    EXH II-1

                                                                EXHIBIT III TO
                                                            SECURITY AGREEMENT


                              [FORM OF COUNTERPART]

     COUNTERPART (this "COUNTERPART"), dated __________________, [1999][200_], is delivered pursuant to Section 22 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of June 1, 1999 (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Loewen Group International, Inc., the other Grantors named therein, and First Union National Bank, as Secured Party. The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with Section 22 thereof and agrees to be bound by all of the terms of the Security Agreement. Without limiting the generality of the foregoing, the undersigned hereby:

          (i) authorizes the Secured Party to add the information set forth on the Schedules to this Agreement to the correlative Schedules attached to the Security Agreement(1);

         (ii) agrees that all Collateral of the undersigned, including the items of property described on the Schedules hereto, shall become part of the Collateral and shall secure all Secured Obligations; and

        (iii) makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned as of the date hereof.


                                      [NAME OF ADDITIONAL GRANTOR]




                                      By:     _______________________
                                              Name:
                                              Title:






________________
(1) The Schedules to the Counterpart should include copies of all Schedules that identify collateral to be granted by the Additional Grantor.



                                    EXH III-1

                                                                     EXHIBIT M

                               [FORM OF MORTGAGE]

               MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                    AND LEASES AND FIXTURE FILING ([STATE])


                                  BY AND FROM


                              [NAME], "MORTGAGOR"


                                      TO


                           FIRST UNION NATIONAL BANK,
              IN ITS CAPACITY AS ADMINISTRATIVE AGENT, "MORTGAGEE"


                          DATED AS OF_________________


       THE MAXIMUM PRINCIPAL INDEBTEDNESS WHICH IS SECURED BY OR WHICH BY
         ANY CONTINGENCY MAY BE SECURED BY THIS MORTGAGE IS [DOLLARS](2)


                        LOCATION:

                        MUNICIPALITY:
                        COUNTY:
                        STATE:


            THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                               DESCRIBED HEREIN


                      PREPARED BY, RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                              O'MELVENY & MYERS LLP
                              153 EAST 53RD STREET
                               FIFTY-FOURTH FLOOR
                          NEW YORK, NEW YORK 10022-4611
                         ATTENTION: MARISA DI MEGLIO, ESQ.
                                FILE #514,765-001

-------------------
(2)Insert the foregoing only if the Mortgage is capped at a principal amount lower than the aggregate facility amount.

              MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                   AND LEASES AND FIXTURE FILING ([STATE])

          THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING ([STATE]) (this "MORTGAGE") is dated as of ______________ by and from [MORTGAGOR], a ______________, ______________ ("MORTGAGOR"),
whose address is ______________ to FIRST UNION, as administrative agent (in such capacity, "AGENT") for the lenders party to the Credit Agreement (defined below) (such lenders, together with their respective successors and assigns, collectively, the "LENDERS"), having an address at One First Union Center, 301 South College Street, Charlotte, North Carolina, 28288 (Agent, together with its successors and assigns, "MORTGAGEE").

ANY PROVISION TO THE CONTRARY NOTWITHSTANDING, THE MAXIMUM PRINCIPAL INDEBTEDNESS WHICH IS SECURED BY OR WHICH BY ANY CONTINGENCY MAY BE SECURED BY THIS MORTGAGE IS [DOLLARS] (THE "SECURED AMOUNT").(3)

                                   ARTICLE 1

                                  DEFINITIONS

          1.1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Debtor-In-Possession Credit Agreement, dated as of June 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") by and among LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation, as debtor and debtor-in-possession, EACH OF COMPANY'S SUBSIDIARIES LISTED ON THE SIGNATURE PAGES THEREOF, THE LOEWEN GROUP INC., a corporation organized under the laws of the Province of British Columbia, Canada, as a Guarantor, THE LENDERS NAMED THEREIN, as the initial Lenders, and FIRST UNION NATIONAL BANK, as the L/C Issuer and as the Administrative Agent for the Lenders. As used herein, the following terms shall have the following meanings:

          (a) "INDEBTEDNESS": (1) All indebtedness of Mortgagor to Mortgagee and the Lenders, including, without limitation, the sum of all(4) (a) principal, interest and other amounts evidenced or secured by the Loan Documents, and (b) principal, interest and other amounts which may hereafter be loaned by Mortgagee or any of the Lenders under or in connection with the Credit Agreement or any of the other Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor(5) to Mortgagee or any of the Lenders under documents which recite that they are intended to be secured by this Mortgage. The Credit Agreement contains a revolving credit facility which permits Mortgagor(6)

-------------------
(3)Insert the foregoing only if the Mortgage is capped at a principal amount lower than the aggregate facility amount.
(4)If the Mortgagor is a Guarantor under the Credit Agreement, substitute the foregoing phrase with "(1) All indebtedness of Borrower to Mortgagee the full and prompt payment of which has been guaranteed by Mortgagor, including, without limitation, the sum of all".
(5)If the Mortgagor is a Guarantor under the Credit Agreement, insert "or Borrower".
(6)If the Mortgagor is a Guarantor under the Credit Agreement, replace "Mortgagor" with "Borrower".

to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. This Mortgage secures all advances and re-advances under the revolving credit feature of the Credit Agreement".(7)

          (b) "MORTGAGED PROPERTY": All of Mortgagor's interest in (1) the fee interest(8) in the real property described in EXHIBIT A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the "LAND"), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"; the Land and Improvements are collectively referred to as the "PREMISES"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and all of Mortgagor's rights, if any, in water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "FIXTURES"), (4) all right, title and interest of Mortgagor, if any, in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises
(the "PERSONALTY"), (5) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the "DEPOSIT ACCOUNTS"), (6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "LEASES"), (7) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "RENTS"), (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "PROPERTY AGREEMENTS"), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all property tax refunds (the "TAX REFUNDS") received in connection with the Premises, (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "PROCEEDS"), (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the "INSURANCE"), and (13) all of Mortgagor's right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the "CONDEMNATION AWARDS"). As used in this Mortgage, the term "Mortgaged

-------------------
(7)If the Mortgage is capped at a principal amount lower than the aggregate facility amount, replace the foregoing sentence with the following: "Subject to the provisions of Section 2.2 hereof, this Mortgage secures all advances and re-advances under the revolving credit feature of the Credit Agreement."
(8)If the Mortgage is a leasehold mortgage, replace "fee interest" with "leasehold interest".

Property" shall mean all or, where the context permit or requires, any portion of the above or any interest therein.

          (c) "OBLIGATIONS": All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness)(9) under the Credit Agreement and the other Loan Documents.

          (d) (10)"SUBJECT LEASE" That certain [TITLE OF LEASE] dated [DATE], pursuant to which Mortgagor leases all or a portion of the Land from [LESSOR], a memorandum of which was recorded with the County Clerk of [COUNTY], in [BOOK/LIBOR/REEL] [BOOK/LIBOR/REEL NO.], Page [PAGE].

          (e) "UCC": The Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                  ARTICLE II

                                   GRANT(11)

          2.1. GRANT. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

          2.2 (12)TREATMENT OF BORROWINGS AND REPAYMENTS. Pursuant to the Credit Agreement, the amount of the Indebtedness may increase and decrease from time to time as the Lenders advance, Mortgagor(13) repays, and the Lenders readvance sums on account of the Loans, all as more fully described in the Credit Agreement. For purposes of this Mortgage, so long as the balance of the Indebtedness equals or exceeds the Secured Amount, the amount of the Indebtedness secured by this Mortgage shall at all times equal only the Secured Amount. Such Secured Amount represents only a portion of the first sums advanced by the Lenders with respect to the Loans.

          2.3 (14)REDUCTION OF SECURED AMOUNT. The Secured Amount shall be reduced only by the last and final sums that Mortgagor(15) repays with respect to the Indebtedness and shall

-------------------
(9)If the Mortgagor is a Guarantor under the Credit Agreement, delete the foregoing parenthetical from the definition of "Obligations".
(10)Insert the definition of "Subject Lease" only if the Mortgage is a leasehold mortgage.
(11)If the Mortgage is capped at a principal amount lower than the aggregate facility amount, insert the following: "REVOLVING LOAN".
(12)Insert this Section 2.2 only if the Mortgage is capped at a principal amount lower than the aggregate facility amount.
(13)If the Mortgagor is a Guarantor under the Credit Agreement, replace "Mortgagor" with "Borrower".
(14)Insert this Section 2.3 only if the Mortgage is capped at a principal amount lower than the aggregate facility amount.

not be reduced by any intervening repayments of the Indebtedness. So long as the balance of the Indebtedness exceeds the Secured Amount, any payments and repayments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the State of [STATE].

                                  ARTICLE III

                  WARRANTIES, REPRESENTATIONS AND COVENANTS

     Mortgagor warrants, represents and covenants to Mortgagee as follows:

          3.1. TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the permitted encumbrances shown on SCHEDULE I attached hereto (the "PERMITTED ENCUMBRANCES"). This Mortgage creates a valid, enforceable [first priority] lien and security interests against the Mortgaged Property.

          3.2. FIRST LIEN STATUS. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

          3.3. PAYMENT AND PERFORMANCE. Mortgagor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.

          3.4. REPLACEMENT OF FIXTURES AND PERSONALTY. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except the Permitted Encumbrances and except as may be permitted under the Credit Agreement or first approved in writing in Mortgagee.

          3.5. INSPECTION. Mortgagor shall permit Mortgagee and the Lenders, and their respective agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct, upon notice to and in consultation with Mortgagor, such environmental and engineering studies as Mortgagee or the Lenders may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

-------------------
(15)If the Mortgagor is a Guarantor under the Credit Agreement, replace "Mortgagor" with "Borrower".

     3.6. OTHER COVENANTS. All of the covenants(16) in the Credit Agreement are incorporated herein by reference and, together with covenants in this ARTICLE 3, shall be covenants running with the land.

     3.7. CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

     (a) CONDEMNATION AWARDS. Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement.

     (b) INSURANCE PROCEEDS. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, subject to the terms of the Credit Agreement.

                                 ARTICLE IV

                       LEASEHOLD MORTGAGE PROVISIONS(17)

     4.1. REPRESENTATIONS; WARRANTIES; COVENANTS. Mortgagor hereby represents, warrants and covenants, with respect to the Subject Lease, that:

     (a)  (1) Such Subject Lease is unmodified and in full force and effect,
(2) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (3) Mortgagor enjoys the quiet and peaceful possession of the property demised thereby, (4) to the best of its knowledge, Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (5) to the best of Mortgagor's knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

     (b) Mortgagor shall promptly pay, when due and payable, the rent and other charges payable pursuant to such Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under such Subject Lease;

     (c) Mortgagor shall notify Mortgagee in writing of any default notice received by Mortgagor wherein the lessor alleges the Mortgagor is in default in the performance or observance of any terms, covenants or conditions on the part of Mortgagor to be performed or observed under such Subject Lease within three (3) days after Mortgagor receives such notice or otherwise becomes aware of such default;

--------------------
(16)If the Mortgagor is a Guarantor under the Credit Agreement, insert the following "of Borrower (and, if a party thereto, Mortgagor)".
(17)Insert this Article 4 only if the Mortgage is a leasehold mortgage.

     (d) Mortgagor shall, immediately upon receipt thereof, deliver a copy of each notice given to Mortgagor by the lessor pursuant to such Subject Lease and promptly notify Mortgagee in writing of any default by the lessor in the performance or observance of any of the items, covenants or conditions on the part of the lessor to be performed or observed thereunder;

     (e) Unless required under the terms of such Subject Lease, Mortgagor shall not, without the prior written consent of Mortgagee (which may be granted or withheld in Mortgagee's sole and absolute discretion) terminate, modify or surrender such Subject Lease, and any such attempted termination, modification or surrender without Mortgagee's written consent shall be void; and

     (f) Mortgagor shall, within twenty (20) days after written request from Mortgagee, use its commercially reasonable efforts to obtain from the lessor and deliver to Mortgagee a certificate setting forth the name of the tenant thereunder and stating that such Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereon has been served on Mortgagor, stating that the lessor knows of no default or event which with notice or lapse of time (or both) would become a default is existing under the Subject Lease, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be reasonably requested by Mortgagee.

     4.2. NO MERGER. So long as any of the Indebtedness or the Obligations remain unpaid or unperformed and to the extent permitted by applicable law, the fee title to and the leasehold estate in the premises subject to each Subject Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Mortgagor, or in a third party, by purchase or otherwise. If Mortgagor acquires the fee title or any other estate, title or interest in the property demised by the Subject Lease, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein to the extent permitted by applicable law. Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the lien of this Mortgage on the acquired estate, title or interest. Furthermore, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute and deliver, following an Default, all such instruments and documents in the name and on behalf of Mortgagor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

     4.3. MORTGAGEE AS LESSEE. If the Subject Lease shall be terminated prior to the natural expiration of its term due to default by Mortgagor or any tenant thereunder, and if, pursuant to the provisions of such Subject Lease, Mortgagee or its designee shall acquire from the lessor a new lease of the premises subject to the Subject Lease, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

     4.4. NO ASSIGNMENT. Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of any Subject Lease within the meaning of any provision thereof prohibiting its assignment and Mortgagee shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. Mortgagee shall be liable for the obligations of the tenant arising out of any Subject Lease for only that period of time for which Mortgagee is in possession of the premises demised thereunder or has acquired, by foreclosure or otherwise, and is holding all of Mortgagor's right, title and interest therein.

                                  ARTICLE V

                           DEFAULT AND FORECLOSURE

     5.1. REMEDIES. If a Default exists, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

     (a) ACCELERATION. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

     (b) ENTRY ON MORTGAGED PROPERTY. To the extent permitted by applicable law, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after a Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

     (c) OPERATION OF MORTGAGED PROPERTY. To the extent permitted by applicable law, hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alternations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of SECTION 5.7.

     (d) FORECLOSURE AND SALE. Institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that five (5) days' prior written notice shall be deemed or commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Lenders may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action and if permitted by applicable law, appraisement of the Mortgaged Property is waived.

     (e) RECEIVER. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of
SECTION 5.7.

     (f) OTHER. (1) Upon the occurrence and during the continuance of any Default, Mortgagee may, at its election, exercise all rights and remedies of Mortgagee set forth in any of the Loan Documents, in addition to all rights and remedies available at law or in equity, PROVIDED that, any other provision of this Mortgage or any other Loan Document to the contrary notwithstanding, with respect to the foregoing, Mortgagee shall give Credit Parties, and counsel to any official committees in respect of the Chapter 11 Cases and the office of the United States Trustee five Business Days prior written notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its rights and remedies with respect to the Mortgaged Property and file a copy of such notice with the clerk of the U.S. Court. Neither Mortgagee nor Lenders shall have any obligation of any kind to make a motion or application to the U.S. Court to exercise their rights and remedies set forth or referred to in this Mortgage or in the other Loan Documents. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative. (2) Mortgagor waives, (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties or other property at any time held by Mortgagee or Lenders on which Mortgagor may in any way be liable and hereby ratifies and confirms whatever Mortgagee and Lenders may lawfully do in this regard, (ii) subject to the notice provisions of subsection (1) above, all rights to notice and hearing prior to Mortgagee's taking possession or control of, or to Mortgagee or Lenders attachment or levy upon, the Mortgaged Property, or any bond or security which might be required by any court prior to allowing Mortgagee or Lenders to exercise any of their remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Mortgagor acknowledges it has been advised by counsel of its choice with respect to the effect of the foregoing waivers and this Mortgage, the other Loan Documents and the transactions evidenced by this Mortgage and the other Loan Documents.

     5.2. SEPARATE SALES. To the extent permitted by applicable law, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Default shall not be exhausted by any one or more sales.

     5.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Mortgagee and the Lenders shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights
(a) shall be cumulated and concurrent, (b) to the extent permitted by applicable law, may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgage or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Default.

     5.4. RELEASE OF AND RESORT TO COLLATERAL. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

     5.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Default or of Mortgagee's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and
(c) any right to a marshalling of assets or a sale in inverse order of alienation.

     5.6. DISCONTINUANCE OF PROCEEDINGS. If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders shall have the unqualified right to do so and, in such an event, Mortgagor, Mortgagee and the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Default.

     5.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

     (a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

          (b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

          (c) the balance, if any, to the payment to or upon the order of the Mortgagor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

           5.8. OCCUPANCY AFTER FORECLOSURE. Any sale of the Mortgaged Property or any part thereof with SECTION 5.1(d) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or, to the extent permitted by applicable law, without process of law.

           5.9.  ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

           (a) If any Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this SECTION 5.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

           (b) Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

          5.10. NO MORTGAGEE IN POSSESSION. Neither the enforcement of any of the remedies under this ARTICLE 5, the assignment of the Rents and Leases under ARTICLE 6, the security interests under ARTICLE 7, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.


                                 ARTICLE VI

                      ASSIGNMENT OF RENTS AND LEASES

          6.1. ASSIGNMENT. In furtherance of and in addition to the assignment made by Mortgagor in SECTION 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Default shall have occurred and be continuing. Upon the occurrence and during the continuance of a Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

          6.2. PERFECTION UPON RECORDATION. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

          6.3. NO MERGER OF ESTATES. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, and to the extent permitted by applicable law, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.


                                  ARTICLE VII

                               SECURITY AGREEMENT

          7.1. SECURITY INTEREST. This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

          7.2. FINANCING STATEMENTS. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is in the State of [STATE] at the address set forth in the first paragraph of this Mortgage.

          7.3. FIXTURE FILING. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

                                ARTICLE VIII


                          [INTENTIONALLY OMITTED]

                                 ARTICLE IX

                                MISCELLANEOUS

          9.1. NOTICES. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 14.1 of the Credit Agreement.

          9.2. COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

          9.3. ATTORNEY-IN-FACT. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, and (d) while any Default exists, to perform any obligation of

Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this SECTION 9.3.

          9.4. SUCCESSORS AND ASSIGNS. This Mortgage shall be binding upon and inure to the benefit of Mortgagee, the Lenders, and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

          9.5. NO WAIVER. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee or the Lenders shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

          9.6. CREDIT AGREEMENT. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

          9.7. RELEASE OR RECONVEYANCE. Upon payment in full of the Indebtedness and performance in full of the Obligations, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage and if required under applicable law, reconvey the Mortgaged Property to Mortgagor.

          9.8. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or the Lenders.

          9.9. APPLICABLE LAW. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

         9.10. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

         9.11. ENTIRE AGREEMENT. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

          9.12.  MORTGAGEE AS AGENT; SUCCESSOR AGENTS.

          (a) Agent has been appointed to act as Agent hereunder by the Lenders. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Agent and the Lenders (collectivley, as amended, supplemented or otherwise modified or replaced from time to time, the "AGENCY DOCUMENTS") and this Mortgage. Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Lenders therefor.

          (b) Mortgagee shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Mortgage. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Mortgage. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Mortgagee under this Mortgage, and the retiring Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions (including, without limitation, recording a notice of such assignment in the County Clerk's office of _______________ County, _____________), as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring Agent shall be discharged from its duties and obligations under this Mortgage. After any retiring Agent's resignation hereunder as Agent, the provisions of this Mortgage and the Agency Documents shall insure to its benefits as to any actions taken or omitted to be taken by it under this Mortgage while it was the Agent hereunder.


                               ARTICLE X

                          LOCAL LAW PROVISIONS

                               [TO COME]


          [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:                            [NAME OF MORTGAGOR], a

                                      _______________________________________

                                      _______________________________________


                                      By:
                                      _______________________________________
                                           Name:
                                           Title:

STATE OF NEW YORK            )
                             ) SS.:
COUNTY OF __________________ )

ON THE _____ DAY OF ______________ IN THE YEAR ____ BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED _________________________, PERSONALLY KNOWN TO ME OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUALS(S) WHOSE NAME(S) IS
(ARE) SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR CAPACITY(IES), AND THAT BY HIS/HER/THEIR SIGNATURE(S) ON THE INSTRUMENT, THE INDIVIDUAL(S), OR THE PERSON UPON BEHALF OF WHICH THE INDIVIDUAL(S) ACTED, EXECUTED THE INSTRUMENT.

          ____________________________________________
          (SIGNATURE AND OFFICE OF INDIVIDUAL TAKING
          ACKNOWLEDGEMENT)

                              EXHIBIT A

Legal Description of premises located at [ADDRESS]:

                                SCHEDULE I

                          Permitted Encumbrances


                                      I-1